As filed with the U.S. Securities and Exchange Commission on November 4, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CAR CHARGING GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	3612	03-0608147
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1691 Michigan Avenue
Suite 601
Miami Beach, Florida 33139

(305) 521-0200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Calise

Chief Executive Officer

1691 Michigan Avenue
Suite 601
Miami Beach, Florida 33139

(305) 521-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky Steven A. Lipstein Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	Robert G. O’Connor John Randall Lewis Wilson Sonsini Goodrich & Rosati, P.C. One Market Plaza Spear Tower, Suite 3300 San Francisco, CA 94105 (415) 947-2000	Barry I. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-Accelerated Filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.001 per share(2)(3)	$20,000,000	$2,318
Warrants to Purchase Common Stock(3)(4)	—	—
Representatives’ Warrant to Purchase Common Stock(4)	N/A	—
Shares of Common Stock issuable upon exercise of the Warrants(2)(3)(5)	$20,000,000	$2,318
Shares of Common Stock issuable upon exercise of Representatives’ Warrant(2)(6)	$1,250,000	$145
Total	$41,250,000	$4,781

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the Warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	There will be issued a warrant to purchase one share of common stock for every one share offered. The warrants are exercisable at a per share price of 125% of the common stock public offering price.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125.0% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is $1,250,000 which is equal to 125% of $1,000,000 (5% of $20,000,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS   SUBJECT TO COMPLETION DATED NOVEMBER 4, 2016

Shares of Common Stock

Warrants to Purchase up to                 Shares of Common Stock

Car Charging Group, Inc.

This is a firm commitment public offering of shares of                 common stock, $0.001 par value per share, and warrants to purchase                  shares of common stock, of Car Charging Group, Inc. We anticipate that the public offering price of our shares of common stock will be between $                  and $                  per share and $0.01 per warrant. The warrants are exercisable immediately, have an exercise price of $                  per share and expire five years from the date of issuance.

Our common stock is presently quoted on the OTC Pink Current Information Marketplace under the symbol “CCGI”. We intend to apply to have our common stock and warrants listed on The NASDAQ Capital Market under the symbols “CCGI” and “CCGIW,” respectively. No assurance can be given that our application will be approved. On November 3, 2016, the last reported sale price for our common stock on the OTC Pink Current Information Marketplace was $0.29 per share. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page [9] of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Combined Per Share and Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Joseph Gunnar & Co., LLC, the representative of the underwriters. See “Underwriting” for a description of compensation payable to the Underwriters.

(2)	Assumes no exercise of the over-allotment option we have granted to the Underwriters as described below.

We have granted a 45-day option to the representative of the underwriters to purchase up to an aggregate of                additional shares of our common stock and/or warrants to purchase               shares of our common stock, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants to purchasers in the offering on or about           , 2016.

Joseph Gunnar & Co.

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CARCHARGING

MONTANA
NORTH DAKOTA
SOUTH DAKOTA
WYOMING
NEBRASKA
IOWA
IDAHO
NEVADA
UTAH
COLORADO
KANSAS
OKLAHOMA
Ottawa
Montreal
Toronto
MAINE
Houston
HAWAII

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You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Through and including            , 2016 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

The mark “Blink” is our registered trademark in the U.S., Australia, China, Hong Kong, Indonesia, Japan, South Korea, Malaysia, Mexico, New Zealand, Philippines, South Africa, Singapore, Switzerland, Taiwan, and is a trademark registered under the Madrid Protocol and pursuant to the Community Trade Mark (“CTM”) in certain European countries. The mark “HQ” is our registered trademark in the U.S. We also use certain trademarks, trade names, and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities. You should read this prospectus carefully, especially the risks and other information set forth under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company” or “our Company” and “CarCharging” refer to Car Charging Group, Inc., a Nevada corporation, and its subsidiaries.

Overview

We are a leading owner, operator, and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. We offer both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types.

Our principal line of products and services is our Blink EV charging network (the “Blink Network”) and EV charging equipment (also known as electric vehicle supply equipment) and EV related services. Our Blink Network is proprietary cloud-based software that operates, maintains, and tracks all of the Blink EV charging stations and the associated charging data. The Blink Network provides property owners, managers, and parking companies, who we refer to as our “Property Partners”, with cloud-based services that enable the remote monitoring and management of EV charging stations, payment processing, and provides EV drivers with vital station information including station location, availability, and applicable fees.

We offer our Property Partners a flexible range of business models for EV charging equipment and services. In our comprehensive and turnkey business model, we own and operate the EV charging equipment, manage the installation, maintenance, and related services; and share a portion of the EV charging revenue with the property owner. Alternatively, Property Partners may share in the equipment and installation expenses, with CarCharging operating and managing the EV charging stations and providing connectivity to the Blink Network. For Property Partners interested in purchasing and owning EV charging stations that they manage, we can also provide EV charging hardware, site recommendations, connectivity to the Blink Network, and service and maintenance services.

We have strategic relationships with hundreds of Property Partners that include well-recognized companies, large municipalities, and local businesses. The types of properties include airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condo, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations. Some examples are Caltrans, City of Azusa, City of Chula Vista, City of Springfield, City of Tucson, Cracker Barrel, Federal Realty, Fred Meyer Stores, Inc., Fry’s Food & Drug, Inc., IKEA, JBG Associates, LLC, Kroger Company and Ralphs Grocery Company. We continue to establish contracts with Property Partners that previously had contracts with ECOtality, Inc. (“ECOtality”), the former owner of the Blink related assets, which we acquired in October 2013.

As of November 1, 2016, we have approximately 13,244 charging stations deployed of which 5,150 are Level 2 public charging units, 165 DC Fast Charging EV chargers and 2,589 residential charging units in service on the Blink Network. Additionally, we currently have approximately 363 Level 2 charging units on other networks and there are also approximately an additional 4,977 non-networked, residential Blink EV charging stations. The non-networked, residential Blink EV charging stations are all partner owned. Level 2 EV chargers are ideal for commercial and residential use, and has the standard J1772 connector, which is compatible with all major auto manufacturer electric vehicle models. Our DC Fast Charging equipment (“DCFC”) currently has the CHAdeMo connector, which is compatible with Nissan, Kia, and Tesla electric vehicle models (additional models may be potentially available in the future), and typically provides a full-charge in less than 30 minutes.

Competitive Advantages/Operational Strengths

Early Mover Advantage: We continue to leverage our large and defendable first mover advantage and the digital customer experience we have created for both drivers and Property Partners. We believe that there are approximately 88,000 drivers registered with Blink that appreciate the value of using charging sessions on a leading, established, and robust network experience. We have thousands of Blink chargers deployed across the United States and the tendency, among users, is to stay within one consistent network for expansion on any given property.

Long-Term Contracts with Property Owners: We have strategic and often long term agreements with location exclusivity for Property Partners across numerous transit/destination locations, including airports, car dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condo, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations. We have hundreds of Property Partners that include well-recognized companies, large municipalities, and local businesses. Some examples are Caltrans, Carl’s Jr., City of Azusa, City of Chula Vista, City of Springfield, City of Tucson, Cracker Barrel, Federal Realty, Fred Meyer Stores, Inc., Fry’s Food & Drug, Inc., Garage Management Company, Icon Parking, IKEA, iPark, JBG Associates, Kohls, Kroger Company, LAZ Parking, Macy’s, McDonald’s, and Ralphs Grocery Company, Sears, Simon Properties, and SP+ Parking. We continue to establish new contracts with Property Partners that previously secured our services independently, or had contracts with ECOtality, an electric vehicle service provider and the former owner of the Blink related assets.

Flexible Business Model: We are able to offer and sell both EV charging equipment as well as access to our robust, cloud-based EV charging software, which we refer to as the Blink Network. We believe that we have an advantage in our ability to provide by offering various business models to Property Partners and leverage along with our technology to meet the needs of both Property Partners and EV drivers, we have an advantage compared to our competitors. Our Property Partner business model options include:

1.	CarCharging Owns: We provide and install EV charging equipment, which we own and maintain. The Property Partner pays for connectivity to our Blink Network and payment transaction fees, and receives a portion of the revenues generated from the stations.

2.	Host Owned: The Property Partner purchases our EV charging equipment and pays for connectivity to our Blink Network as well as payment transaction fees and optional service fees.

3.	Hybrid: This option combines features from the aforementioned business models.

Ownership and Control of EV Charging Stations and Services: We own a large percentage of our stations, which is a significant differentiation between us and some of our primary competitors. This ownership model allows us to control the settings and pricing for our EV charging services, service the equipment as necessary, and have greater brand management and price uniformity.

Experience with Products and Services of Other EV Charging Service Providers. From inception in 2009 and via acquisitions of other EV charging service providers (Beam Charging, 350Green, EV Pass, and Blink), we have had the experience of owning and operating EV charging equipment provided by other EV charging service providers, including General Electric, ChargePoint, and SemaConnect. This experience has provided us with the working knowledge of the benefits and drawbacks of other equipment manufacturers and their applicable EV charging networks.

Our Risks and Challenges

An investment in our securities involves a high degree of risk including risks related to the following:

●	Our Revenue Growth Depends on Consumers’ Willingness to Adopt EVS;

●	We Need Additional Capital to Fund Our Growing Operations and Cannot Assure You That We Will Be Able to Obtain Sufficient Capital on Reasonable Terms or at All, and We May Be Faced to Limit the Scope of Our Operations;

●	The Report of Our Independent Registered Public Accounting Firm Contains an Explanatory Paragraph That Expresses Substantial Doubt About Our Ability to Continue as a Going Concern;

●	We Have a History of Significant Losses, and If We Do Not Achieve and Sustain Profitability, Our Financial Condition Could Suffer;

●	We May Not Have The Liquidity to Support Our Future Operations and Capital Requirements;

●	The Unavailability, Reduction or Elimination of Government Incentives Could Have a Material Adverse Effect on Our Business, Financial Condition, Operating Results and Prospects; and

●	If We Are Unable to Keep up with Advances in Electric Vehicle Technology, We May Suffer a Decline in Our Competitive Position.

Recent Developments

We entered into a Securities Purchase Agreement dated October 7, 2016 (the “Purchase Agreement”) with JMJ Financial, a Nevada sole proprietorship (“JMJ,” and together with our Company, the “Parties”). In accordance with its terms, the Purchase Agreement became effective upon (i) execution by the Parties of the Purchase Agreement, a note, and a warrant, and (ii) delivery of an initial advance pursuant to the note of $500,000, which occurred on October 13, 2016. The note and warrant were issued on October 13, 2016. Pursuant to the Purchase Agreement, JMJ purchased from our Company (i) a Promissory Note in the aggregate principal amount of up to $3,725,000 due and payable on the earlier of February 15, 2017 or if the Listing Approval End Date (as defined in the note) is February 28, 2017, March 31, 2017, or the third business day after the closing of the Public Offering (as defined in the Purchase Agreement), and (ii) a Common Stock Purchase Warrant to purchase 714,285 shares of our common stock at an exercise price per share equal to the lesser of (i) 80% of the per share price in the contemplated Public Offering, (ii) $0.70 per share, (iii) 80% of the unit price in the Public Offering (if applicable), (iv) the exercise price of any warrants issued in the Public Offering, or (v) the lowest conversion price, exercise price, or exchange price, of any security issued by us that is outstanding on October 13, 2016. The aggregate exercise price is $500,000. Pursuant to the terms of the note, JMJ has agreed that it will not convert the note into more than 9.99% of our outstanding shares. JMJ currently does not own any shares of our common stock. The initial amount borrowed under the note was $500,000, with the remaining amounts permitted to be borrowed under the note being subject to us achieving certain milestones. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Private Placements.”

We are subject to a number of additional risks which you should be aware of before you buy our securities in this offering. These risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

Listing on The Nasdaq Capital Market

We intend to apply to list our common stock and warrants on The Nasdaq Capital Market (“NASDAQ”) under the symbols “CCGI” and “CCGIW.” If our listing application is approved, we expect to list our common stock and warrants on NASDAQ upon consummation of this offering and our common stock will cease to be traded on the OTC Pink Current Information Marketplace. No assurance can be given that our listing application will be approved. This offering will occur only if NASDAQ approves the listing of our common stock and warrants on NASDAQ. If NASDAQ does not approve the listing of our common stock and warrants, we will not proceed with this offering.

Going Concern Considerations

As reflected in our consolidated financial statements for the year ended December 31, 2015, we had had a cash balance, a working capital deficiency and an accumulated deficit of $189,231, $14,437,434, and $73,372,655, respectively. During the years ended December 31, 2015 and 2014, we incurred net losses of $8,244,924 and $23,229,319, respectively. These factors raise substantial doubt about our ability to continue as a going concern, as expressed in the notes to our consolidated financial statements. Historically, we have been able to raise funds to support our business operations.

While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds through the completion of this offering, there can be no assurance that we will be able to generate sufficient revenues or complete this offering, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete this offering or raise anticipated proceeds, we may not be able to continue operations and as such our independent auditor’s report will continue to contain an uncertainty paragraph related to our ability to continue as a going concern.

Corporate Information

Car Charging Group, Inc., a Nevada corporation, is the parent company of Car Charging, Inc., a Delaware corporation, which serves as the main operating company and is, in turn, the parent company of several distinct wholly-owned subsidiary operating companies including, but not limited to, eCharging Stations LLC, Blink, Beam Charging LLC and EV Pass LLC. Car Charging Group, Inc. was formed in the State of Nevada on October 3, 2006, under our prior name, New Image Concepts, Inc. New Image Concepts, Inc. changed its name to Car Charging Group, Inc., on December 8, 2008. Car Charging, Inc. was incorporated in Delaware on September 8, 2009. We purchased the assets referred to as the Blink Network from ECOtality, Inc. on October 16, 2013. From April 22, 2013 to April 16, 2014, 350 Green LLC (“350 Green”) was a wholly-owned subsidiary of the Company in which the Company had full control and was consolidated. Beginning on April 17, 2014, when 350 Green’s assets and liabilities were transferred to a trust mortgage, 350 Green became a Variable Interest Entity. We determined that we are the primary beneficiary of 350 Green, and as such, 350 Green’s assets, liabilities and results of operations are included in our consolidated financial statements.

We maintain our principal offices at 1691 Michigan Avenue, Suite 601, Miami Beach, Florida, 33139. Our telephone number is (305) 521-0200. Our Silicon Valley office houses our Chief Executive Officer (“CEO”). Our website is www.CarCharging.com and we can be contacted by email at info@CarCharging.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

THE OFFERING

Securities offered by us:	shares of our common stock and warrants to purchase shares of our common stock. Each warrant will have an exercise price of $ per share [125% of the public offering price of the common stock], is exercisable immediately and will expire five years from the date of issuance.

Common stock outstanding before the offering as of November 1, 2016:	80,476,508 shares

Common stock to be outstanding after the offering:	shares

Option to purchase additional shares:	We have granted the underwriters a 45-day option to purchase up to additional shares of our common stock at a public offering price of $ per share and/or warrants to purchase shares of our common stock at a public offering price of $0.01 per warrant, solely to cover over-allotments, if any.

Use of proceeds:	We intend to use the net proceeds of this offering to expand our product offerings, deployment of charging stations, hiring of senior-level staff, and for general working capital purposes. See “Use of Proceeds.”

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page [10] before deciding to invest in our securities.

Trading Symbol:	Our common stock is presently quoted on the OTC Pink Current Information Marketplace under the symbol “CCGI”. We intend to apply to have our common stock and warrants listed on The NASDAQ Capital Market under the symbols “CCGI” and “CCGIW,” respectively.

Lock-up:	We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, in the case of our directors and officers, and 90 days after the date of this prospectus, in the case of our principal stockholders. See “Underwriting” section on page 98.

NASDAQ listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take necessary steps to meet NASDAQ listing requirements, including but not limited to a reverse split of our common stock.

The common stock to be outstanding after this offering is based on 80,476,508 shares outstanding as of November 1, 2016, and excludes the following as of such date:

●	[ ] shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $[ ];

●	shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering;

●	shares issuable upon exercise of outstanding warrants sold in this offering; and

●	a reverse stock split to be effective prior to the closing of this offering.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option to purchase additional shares.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2015 and 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six months ended June 30, 2016 and 2015 and the consolidated balance sheets data as of June 30, 2016 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six months ended June 30, 2016 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2016 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

SUMMARY STATEMENTS OF OPERATIONS DATA

	For The Six Months Ended June 30,		For The Fiscal Years Ended December 31*,
	(unaudited) 2016	(unaudited) 2015	2015	2014
		(revised)
Revenues:
Total Revenues	1,756,752	2,234,412	3,957,795	2,791,644
Total Cost of Revenues	1,604,740	1,721,105	2,861,738	5,634,379
Gross Profit (Loss)	152,012	513,307	1,096,057	(2,842,735)
Operating Expenses:
Compensation	2,652,787	4,855,564	8,200,246	8,246,442
Other operating expenses	714,373	822,151	1,662,748	735,259
General and administrative expenses	637,717	1,525,492	2,552,857	2,811,093
Inducement expense	-	-	-	321,877
Impairments and loss of title of assets	-	-	-	9,531,612
Total Operating Expenses	4,004,877	7,203,207	12,415,851	21,646,283
Total Other (Expense) Income	(2,893,903)	1,769,068	3,074,870	1,259,699
Net Loss	(6,746,768)	(4,920,832)	(8,244,924)	(23,229,319)
Net Loss Attributable to Common Stockholders	$(7,430,468)	$(5,402,226)	(9,584,624)	(22,718,817)
Net Loss Per Share
Basic and Diluted	$(0.09)	$(0.07)	(0.12)	(0.29)
Weighted Average Number of Common Shares Outstanding
Basic and Diluted	79,986,345	78,489,861	79,029,180	77,675,650

* derived from audited consolidated financial statements. The following table presents consolidated balance sheets data as of June 30, 2016 on:

●	an actual basis;

●	a pro forma basis, giving effect to the sale by us of a Promissory Note and a Common Stock Purchase Warrant to JMJ.

●	a pro forma basis, giving effect to the sale by us of shares of common stock in this offering at an assumed public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma(1)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$183,767	$
Working capital (deficit)	(19,508,293)
Total assets	2,436,774
Total liabilities	20,686,430
Total stockholders’ equity (deficit)	(19,074,656)

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our cash and cash equivalents, working capital (deficit), total assets and total stockholders’ equity (deficit) by approximately $________, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties described below, as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Relating to Our Business

Our Revenue Growth Depends on Consumers’ Willingness to Adopt Electric Vehicles.

Our growth is highly dependent upon the adoption by consumers of electric vehicles (“EV”), and we are subject to a risk of any reduced demand for EVs. If the market for EVs does not gain broad market acceptance or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of alternative fuel vehicles, and specifically EVs, include:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

●	the limited range over which EVs may be driven on a single battery charge and concerns about running out of power while in use;

●	improvements in the fuel economy of the internal combustion engine;

●	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	consumers’ perceptions of the dependency of the U.S. on oil from unstable or hostile countries and the impact of international conflicts;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of nonpolluting vehicles.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of EVs, which would materially adversely affect our business, operating results, financial condition and prospects.

We Need Additional Capital to Fund Our Growing Operations and Cannot Assure You That We Will Be Able to Obtain Sufficient Capital on Reasonable Terms or at All, and We May Be Faced to Limit the Scope of Our Operations.

We need additional capital to fund our growing operations and if adequate additional financing is not available on reasonable terms or available at all, we may not be able to undertake expansion or continue our marketing efforts and we would have to modify our business plans accordingly. The extent of our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products and/or services by our competition; (iii) the level of our investment in research and development; (iv) the amount of our capital expenditures, including acquisitions; and (v) our growth. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

The Report of Our Independent Registered Public Accounting Firm Contains an Explanatory Paragraph That Expresses Substantial Doubt About Our Ability to Continue as a Going Concern.

The report of our independent registered public accounting firm with respect to our financial statements as of December 31, 2015 and for the year then ended indicates that our financial statements have been prepared assuming that we will continue as a going concern. The report states that, since we have incurred net losses since inception and we need to raise additional funds to meet our obligations and sustain our operations, there is substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters are described in Note 2 to our audited financial statements as of December 31, 2015 and 2014 and for the years then ended. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We Have a History of Significant Losses, and If We Do Not Achieve and Sustain Profitability, Our Financial Condition Could Suffer.

We have experienced significant net losses, and we expect to continue to incur losses for the foreseeable future. We incurred net losses of $8.2 million and $23.2 million the years ended December 31, 2015 and 2014, respectively, and as of December 31, 2015 our accumulated deficit was $73.4 million. Our prior losses, combined with expected future losses, have had and will continue to have, for the foreseeable future, an adverse effect on our stockholders’ equity and working capital. If our revenue grows more slowly than we anticipate, or if our operating expenses are higher than we expect, we may not be able to achieve profitability and our financial condition could suffer. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved in addition to the proceeds from this offering, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all.

If the proceeds from this offering are insufficient for us to continue as a going concern, it could make it more difficult for us to raise additional capital, should it be needed, or cause our customers, suppliers and other business partners to lose confidence in us thereby resulting in a reduction of revenue, loss of supply resources and other effects that would be significantly harmful to our business. If adequate funds are not available when needed, our liquidity, financial condition and operating results would be materially and adversely affected, and we may not be able to operate our business without significant changes in our operations or at all.

We May Not Have The Liquidity to Support Our Future Operations and Capital Requirements.

Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, in addition to the proceeds from this offering, we may need to borrow additional funds or sell debt or equity securities, or some combination thereof, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all. If adequate funds are not available when needed, our financial condition and operating results would be materially and adversely affected and we may not be able to operate our business without significant changes in our operations, or at all.

We Are Applying For Listing of Our Common Stock And Warrants on NASDAQ. We Can Provide No Assurance That Our Common Stock And Warrants Qualify to Be Listed, And if Listed, That Our Securities Will Continue to Meet The NASDAQ Listing Requirements. If We Fail to Comply With The Continuing Listing Standards of NASDAQ, Our Securities Could Be Delisted.

We expect that our securities will be eligible to be listed on NASDAQ subject to our ability to satisfy the initial listing requirements. Our ability to have our securities become listed on NASDAQ will require us to, among other items, improve our balance sheet, which we may be unable to accomplish. As of June 30, 2016, we had accumulated stockholders’ deficiency of approximately $19 million, and our stockholders’ deficiency may increase as a result of additional net losses in subsequent quarterly periods.

We can provide no assurance that our listing application will be approved, and that an active trading market for our common stock will develop and continue. If, after listing, we fail to satisfy the continued listing requirements of NASDAQ, such as the corporate governance requirements, stockholder equity requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase common stock underlying the units when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

To meet the requirements of NASDAQ, we may be required to restructure certain of our equity securities or satisfy certain liabilities through the issuance of additional equity securities. Our ability to restructure certain of our equity securities may require us to enter into new agreements with the applicable security holders, which we may be unable to do on favorable terms or at all. Any such agreement may result in the issuance of new securities or the modification of the rights of existing securities in a manner that may be dilutive to our common stock holders. In addition, NASDAQ has certain requirements that are beyond our control, such as financial requirements that are based on the trading price of our stock. If we are unable to meet the minimum financial eligibility of NASDAQ, we may be unable to list our stock, and we may be unsuccessful in completing this offering. Moreover, it would prevent us from increasing liquidity in our shares of common stock and make it more difficult for us to raise capital on favorable terms, or at all.

The Unavailability, Reduction or Elimination of Government Incentives Could Have a Material Adverse Effect on Our Business, Financial Condition, Operating Results and Prospects.

As of December 31, 2015, government grants accounted for 29.5% of our revenues. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in diminished revenues from government sources and diminished demand for our products. This could materially and adversely affect our business, prospects, financial condition and operating results.

Our growth depends in part on the availability and amounts of government subsidies for EV charging equipment. In the event such subsidies discontinue, our business outlook and financial conditions could be negatively impacted.

If We Are Unable to Keep Up With Advances in EV Technology, We May Suffer a Decline in Our Competitive Position.

The EV industry is characterized by rapid technological change. If we are unable to keep up with changes in EV technology, our competitive position may deteriorate which would materially and adversely affect our business, prospects, operating results and financial condition. As technologies change, we plan to upgrade or adapt our EV charging stations and Blink Network software in order to continue to provide EV charging services with the latest technology. However, due to our limited cash resources, our efforts to do so may be limited. For example, the EV charging network that we acquired from ECOtality was originally funded, in part, by the U.S. Department of Energy (“DOE”), which funding is no longer available to us. As a result, we may be unable to grow, maintain and enhance the network of charging stations that we acquired from ECOtality at the same rate and scale as ECOtality did prior to the acquisition or at levels comparable our current competitors. Any failure of our charging stations to compete effectively with other manufacturers’ charging stations will harm our business, operating results and prospects.

We Need to Manage Growth in Operations to Realize Our Growth Potential and Achieve Our Expected Revenues, and Our Failure to Manage Growth Will Cause a Disruption of Our Operations Resulting in the Failure to Generate Revenue and an Impairment of Our Long-Lived Assets.

In order to take advantage of the growth that we anticipate in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above-mentioned targets, the general strategies of our Company are to maintain and search for hard-working employees who have innovative initiatives, as well as to keep a close eye on expansion opportunities through merger and/or acquisition.

If Our Estimates or Judgments Relating to Our Critical Accounting Policies Prove to Be Incorrect, Our Financial Condition And Results of Operations Could Be Adversely Affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus and in our consolidated financial statements included herein. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, allowance for doubtful accounts, inventory reserves, impairment of goodwill, indefinite-lived and long-lived assets, pension and other post-retirement benefits, product warranty, valuation allowances for deferred tax assets, valuation of common stock warrants, and share-based compensation. Our financial condition and results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the price of our common stock.

We Face Risks Arising From Acquisitions.

In 2012 and 2013, we acquired certain assets from 350 Green and Beam Charging. We may pursue similar strategic transactions in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition or multiple acquisitions within a short period of time. In addition, in connection with the acquisition of 50% of the interests of the ECOtality Estate in April 2015, we issued certain shares of Series B Preferred Stock, which we believe constitute an exempt issuance as intended under agreements with certain of our investors as such shares (i) were issued to effectuate the strategic acquisition of ECOtality, and (ii) permit us, in our sole control, to settle these shares for cash at stated optional redemption dates, as opposed to a variable number of shares. However, there can be no assurance that our investors agree with our interpretation of our investment documents and won’t pursue any of the potential remedies that may be available to them.

We Have Limited Insurance Coverage, and Any Claims Beyond Our Insurance Coverage May Result in Our Incurring Substantial Costs and a Diversion of Resources.

We hold employer’s liability insurance generally covering death or work-related injury of employees. We hold public liability insurance covering certain incidents involving third parties that occur on or in the premises of our Company. We hold directors and officers liability insurance. We do not maintain key-man life insurance on any of our senior management or key personnel, or business interruption insurance. Our insurance coverage may be insufficient to cover any claim for product liability, damage to our fixed assets or employee injuries. Any liability or damage to, or caused by, our facilities or our personnel beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

Our Future Success Depends, in Part, on the Performance and Continued Service of Our Officers.

We presently depend to a great extent upon the experience, abilities and continued services of our management team, which consists of Michael Calise (our CEO), Michael D. Farkas (our Executive Chairman), Andy Kinard (our President) and Ira Feintuch (our Chief Operating Officer). The loss of services of Mr. Calise, Mr. Farkas, Mr. Kinard or Mr. Feintuch could have a material adverse effect on our business, financial condition or results of operation. Failure to maintain our management team could prove disruptive to our daily operations, require a disproportionate amount of resources and management attention and could have a material adverse effect on our business, financial condition and results of operations.

Our Future Success Depends, in Part, on Our Ability to Attract and Retain Highly Qualified Personnel.

Our future success also depends upon our ability to attract and retain highly qualified personnel. We are in the process of building our management team. Among other positions, we need to hire a Chief Financial Officer with public company experience. Mr. Calise currently acts as our interim Chief Financial Officer. Although we intend to hire a Chief Financial Officer soon, there is no assurance that we will have sufficient financial resources to do so. Our accounting controls may continue to be deficient unless we obtain the services of an experienced Chief Financial Officer who can help us address material weaknesses. In addition, expansion of our business and the management and operation of our Company will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. As our industry continues to evolve, competition for skilled personnel with the requisite experience will be significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

We Are in an Intensely Competitive Industry and There Can Be No Assurance That We Will Be Able to Compete with Our Competitors Who May Have Greater Resources.

We face strong competition from competitors in the EV charging services industry, including competitors who could duplicate our model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than us. In addition, there are very few barriers to entry into the market for our services. There can be no assurance, therefore, that any of our current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to our services. Therefore, an investment in our Company is very risky and speculative due to the competitive environment in which we may operate.

Our competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence and price. Furthermore, many of our competitors may be able to utilize substantially greater resources and economies of scale to develop competing products and technologies, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. In the event that the market for EV charging stations expands, we expect that competition will intensify as additional competitors enter the market and current competitors expand their product lines. In order to secure contracts successfully when competing with larger, well-financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

We Have Experienced Significant Customer Concentration in Recent Periods, And Our Revenue Levels Could Be Adversely Affected if Any Significant Customer Fails To Purchase Products From Us At Anticipated Levels.

We are subject to customer concentration risk as a result of our reliance on a relatively small number of customers for a significant portion of our revenues. The relative magnitude and the mix of revenue from our largest customers have varied significantly quarter to quarter. During the nine months ended September 30, 2016, certain customers have accounted for significant revenues, varying by period, to our Company. The loss of these customers could have a material adverse effect on our business.

We May Have Certain Liabilities Associated with the Assets of 350 Green.

The status of the assets of 350 Green, a former wholly-owned subsidiary, are uncertain and not within our control. We transferred the assets of 350 Green to a trust mortgage and 350 Green became a Variable Interest Entity (a “VIE”). We are in the process of periodically reevaluating the nature of our interests in 350 Green, including whether or not we have achieved full isolation of the assets and membership interests of 350 Green, ensuring that we could not be required to provide direct or indirect financial support to our former subsidiary or its creditors. If we are required to provide financial support to our former subsidiary or its creditors, it would adversely impact our working capital.

If a Third Party Asserts That We Are Infringing Its Intellectual Property, Whether Successful or Not, It Could Subject Us to Costly and Time-Consuming Litigation or Expensive Licenses, and Our Business May Be Harmed.

The EV and EV charging industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets. As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand any third-party claims or rights against their use. Additionally, although we have acquired from other companies proprietary technology covered by patents, we cannot be certain that any such patents will not be challenged, invalidated or circumvented. Intellectual property infringement claims against us could harm our relationships with our customers, may deter future customers from subscribing to our services or could expose us to litigation with respect to these claims. Even if we are not a party to any litigation between a customer and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend our intellectual property in any subsequent litigation in which we are a named party. Any of these results could harm our brand and operating results.

Any intellectual property rights claim against us or our customers, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our services to our customers and may require that we procure or develop substitute services that do not infringe.

With respect to any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms, may significantly increase our operating expenses or require us to restrict our business activities in one or more respects. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense.

The Success of Our Business Depends in Large Part on Our Ability to Protect and Enforce Our Intellectual Property Rights.

We rely on a combination of patent, copyright, service mark, trademark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We cannot assure you that any patents will issue with respect to our currently pending patent applications, in a manner that gives us the protection that we seek, if at all, or that any future patents issued to us will not be challenged, invalidated or circumvented. Our currently issued patents and any patents that may issue in the future with respect to pending or future patent applications may not provide sufficiently broad protection or they may not prove to be enforceable in actions against alleged infringers. Also, we cannot assure you that any future service mark registrations will be issued with respect to pending or future applications or that any registered service marks will be enforceable or provide adequate protection of our proprietary rights.

We endeavor to enter into agreements with our employees and contractors and agreements with parties with whom we do business in order to limit access to and disclosure of our proprietary information. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to ours or infringe our intellectual property. The enforcement of our intellectual property rights also depends on our legal actions against these infringers being successful, but we cannot be sure these actions will be successful, even when our rights have been infringed.

Furthermore, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in EV-related industries are uncertain and still evolving.

Changes to Federal, State or International Laws or Regulations Applicable To Our Company Could Adversely Affect Our Business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect government incentives promoting fuel efficiency and alternate forms of energy, electric vehicles and others. These laws and regulations, and the interpretation or application of these laws and regulations, could change. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in diminished revenues from government sources and diminished demand for our products. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

There are many federal, state and international laws that may affect our business, including measures to regulate charging systems, electric vehicles, and others. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business we intend to enter and/or harm our customers, and thereby adversely affect our business, financial condition and results of operations.

Our Ability to Use Our Net Operating Loss Carryforwards May Be Limited.

For the year ended December 31, 2015, we had net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes of approximately $53.3 million. We generally are able to carry NOLs forward to reduce taxable income in future years. These NOLs may be offset against future taxable income through 2034, if not utilized before that time. However, our ability to utilize the NOLs is subject to the rules of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”). Section 382 generally restricts the use of NOLs after an “ownership change.” An ownership change occurs if, among other things, the stockholders (or specified groups of stockholders) who own, have owned or are treated as owning, directly or indirectly, five percent or more of our common stock increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income that we may offset with NOLs. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOLs.

The rules of Section 382 are complex and subject to varying interpretations. Because of our numerous capital raises, uncertainty exists as to whether we may have undergone an ownership change in the past or will undergo one as a result of the various transactions discussed herein or other future transactions. Accordingly, no assurance can be given that our NOLs will be fully available or utilizable.

Risks Associated with Our Common Stock

If We Fail to Establish and Maintain an Effective System of Internal Control, We May Not Be Able to Report Our Financial Results Accurately or Prevent Fraud. Any Inability to Report and File Our Financial Results Accurately and Timely Could Harm Our Reputation and Adversely Impact the Trading Price of Our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have also experienced complications reporting as a result of material weaknesses and have at times been delinquent in our reporting obligations. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the most recent period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that as of December 31, 2015 and June 30, 2016 our internal controls over financial reporting (“ICFR”) were not effective at the reasonable assurance level:

1.	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us for the year ended December 31, 2015 and that will end on December 31, 2016. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures during our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted represented a material weakness.

2.	We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted represented a material weakness.

3.	We do not have personnel with sufficient experience with U.S. GAAP to address complex transactions.

4.	We have inadequate controls to ensure that information necessary to properly record transactions is adequately communicated on a timely basis from non-financial personnel to those responsible for financial reporting. Management evaluated the impact of the lack of timely communication between non–financial and financial personnel on our assessment of our reporting controls and procedures and has concluded that the control deficiency represented a material weakness.

5.	We have determined that oversight over our external financial reporting and internal control over our financial reporting by our audit committee is ineffective. The audit committee has not provided adequate review of our SEC filings and consolidated financial statements and has not provided adequate supervision and review of our accounting personnel or oversight of the independent registered accounting firm’s audit of our consolidated financial statement.

We have taken steps to remediate some of the weaknesses described above, including by engaging third party financial consultants with expertise in accounting for complex transactions and SEC reporting. We intend to continue to address these weaknesses as resources permit.

Our Common Stock Is Currently Quoted Only on the OTC Pink Current Information Marketplace (“OTC Pink”), Which May Have an Unfavorable Impact on Our Stock Price and Liquidity.

Our common stock is quoted on the OTC Pink. The OTC Pink is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to desire to sell them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Shares of Our Common Stock Which May Be Issued Upon Conversion of Indebtedness by JMJ May Dilute The Ownership Interests of Our Stockholders.

On October 7, 2016, we executed a convertible promissory note in favor of JMJ in the amount up to $3,725,000 bearing interest on the unpaid balance at the rate of six percent. The initial amount borrowed under the note was $500,000, with the remaining amounts permitted to be borrowed under the note being subject to us achieving certain milestones. The notes are convertible into shares of our common stock based on the lesser of a per share price of $0.70 or 60% of the lowest trade prices in the 25 trading days prior to the date of conversion. If JMJ elects to convert the principal balance of its convertible note into shares of our common stock under the terms of the note, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, JMJ has agreed that it will not convert the note into more than 9.99% of our outstanding shares. JMJ currently does not own any shares of our common stock.

We have also issued a warrant to JMJ to purchase 714,285 shares of our common stock at an exercise price equal to the lesser of: (i) 80% of the per share price of the common stock in our contemplated public offering, (ii) $0.70 per share, (iii) 80% of the unit price in a public offering (if applicable), (iv) the exercise price of any warrants issued in such public offering, or (v) the lowest conversion price, exercise price, or exchange price, of any security issued by us that is outstanding on October 13, 2016. The aggregate exercise price is $500,000.

The conversion of the foregoing notes and warrant issued to JMJ, in addition to any other outstanding options, warrants, convertible notes, as well as potential future transactions, would result in dilution, possibly substantial, to present and prospective holders of our common stock.

Our Shares of Common Stock Are Very Thinly Traded, and the Price May Not Reflect Our Value and There Can Be No Assurance That There Will Be an Active Market for Our Shares of Common Stock Either Now or in the Future.

Our shares of common stock are very thinly traded, and the price, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to increase awareness of our Company with investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for loans.

We Have a Significant Number of Shares of Our Common Stock Issuable Upon Conversion of Certain Outstanding Debt Obligations and Convertible Preferred Stock, and The Issuance of Such Shares Upon Conversion Will Have a Dilutive Impact On Our Stockholders.

As of November 1, 2016, there were 21,772,429 shares of our common stock issuable upon conversion of our Series C Preferred Stock. In addition, as of November 1, 2016, we had outstanding stock options and warrants to purchase a total of 70,322,366 shares of our common stock (57,844,056 warrants and 12,478,310 options). We also had outstanding convertible debt convertible into 805,059 shares of our common stock. Concurrently with the consummation of this offering, certain amounts of the issued and outstanding shares of our preferred stock may be converted into an amount equal to up to 106,706,791 shares of our common stock as of November 1, 2016. The issuance of such shares will have a dilutive impact on our stockholders. For a more complete description concerning the dilution you will incur if you purchase common stock in this offering, see “Dilution.”.

Future Issuance of Our Common Stock, Preferred Stock, Options and Warrants Could Dilute the Interests of Existing Stockholders.

We may issue additional shares of our common stock, preferred stock, options and warrants in the future. The issuance of a substantial amount of common stock, options and warrants could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock or preferred stock in the public market, or the exercise of a substantial number of warrants and options either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse effect on the market price of our common stock.

We Have Established Preferred Stock Which Can Be Designated By The Board and Have Established Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, Which Give The Holders Thereof a Liquidation Preference and The Ability to Convert Such Shares Into Our Common Stock.

We have 40,000,000 shares of preferred stock authorized, which includes 20,000,000 shares of designated Series A Preferred Stock of which 11,000,000 shares are issued and outstanding, 10,000 designated shares of Series B Preferred Stock, of which 8,250 shares are issued and outstanding and 250,000 designated shares of Series C Preferred Stock, of which 152,407 shares are issued and outstanding. The Series A Preferred Stock does not have a liquidation preference so long as any shares of Series C Preferred Stock is outstanding. The Series B Preferred Stock has a liquidation preference of $100 per share. The Series C Preferred Stock has a liquidation preference of $100 per share, which is pari passu to the liquidation preference of the Series B Preferred Stock and payable prior to the liquidation preference on the Series A Preferred Stock. As a result, if we were to dissolve, liquidate or sell our assets, the holders of our Series A Preferred Stock would not have the right to receive any proceeds from any such transaction, holders of our Series B Preferred Stock would have the right to receive up to approximately $825,000 from any such transaction, and the holders of our Series C Preferred Stock would have the right to receive up to $15,240,700 from any such transaction, but before any amount is paid to the holders of our common stock. The payment of the liquidation preferences could result in common stockholders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily.

Additionally, the existence of the liquidation preferences may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings in the future, or prevent or delay a change of control. Furthermore, the conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into common stock may cause substantial dilution to our common stockholders. Because our Board is entitled to designate the powers and preferences of the preferred stock without a vote of our stockholders, subject to NASDAQ rules and regulations, our stockholders will have no control over what designations and preferences our future preferred stock, if any, will have. In addition, we may be required to redeem any non-converted shares of Series C Preferred Stock at the rate of $100 per share, plus accrued dividends; and (b) Series B Preferred Stock at the rate of $100 per share, which funds we may not have, or which may not be available on favorable terms, if at all.

We Have Outstanding Shares of Preferred Stock With Rights And Preferences Superior to Those of Our Common Stock.

The issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock grant the holders of our preferred stock certain anti-dilution, voting, dividend and liquidation rights that are superior to those held by the holders of our common stock. In March 2016, we issued Series C Preferred Stock, which grants the holders of the Series C Preferred Stock anti-dilution, voting, dividend, redemption, liquidation and other contractual rights that are superior to those held by the holders of our common stock. The rights, preferences and privileges of the holders of the Series C Preferred Stock are contained in the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on December 23, 2014 (the “Series C Certificate of Designation”).

The issuance of shares of common stock in the future, issuances or deemed issuances of additional shares of common stock for a price below the applicable preferred stock conversion price will have the effect of diluting current stockholders. The rights of our preferred stockholders may increase our net losses, dilute our common stockholders, and allow such preferred stockholders to have approval rights and therefore to exert influence over certain corporate actions. For example, the holders of our Series C Preferred Stock are entitled to certain dividend, liquidation preference, and anti-dilution rights that are described in the Series C Certificate of Designation and the related securities purchase agreement dated as of March 11, 2016, as filed with the SEC. In addition, the holders of our Series C Preferred Stock have certain redemption rights that may be exercised after December 2016 and, if such rights are exercised, could adversely affect our business and could require us to consider a range of strategic alternatives, including refinancing their securities or effecting a sale of our Company or its assets. We cannot assure you that the rights associated with the Series C Preferred Stock or our other series of preferred stock will not adversely affect the holders of our common stock.

We Are Required To Register Under the Securities Act the Resale of Shares of Our Common Stock by a Number of Our Security Holders. Our Failure to Comply With Our Contractual Obligations and Timely Register the Resale of Any Shares of Our Common Stock Has Resulted in, and Will Result in, Among Other Things, the Payment of Liquidated Damages, And Could Have a Material Adverse Effect on Our Ability to Raise Additional Funds Through Private Placements in The Future And Have a Material Adverse Effect on Our Business.

We have entered into various agreements with purchasers of our securities from time to time which require us to register under the Securities Act of 1933, as amended (the “Securities Act”) the resale of shares of our common stock that we have issued or will be required to issue to such purchasers. We have failed to perform our obligations under these agreements and have accrued registration rights penalties in an aggregate amount equal to $1,072,937, inclusive of accrued interest. The payment of these penalties will adversely impact our working capital.

Our failure to comply with our contractual obligations and timely register the resale of any shares of our common stock for any reason, including as a result of any unexpected delay in the completion of any offering, may result in additional breaches of the agreements with certain security holders and in the payment of liquidated damages as required under the terms of our agreements with certain security holders. Any additional issuances of securities to these purchasers will have a dilutive effect on our stockholders, including purchasers in this offering. In addition, our failure to timely register the resale of any shares of our common stock may result in reputational harm for our Company and could have a material adverse effect on our ability to raise additional funds through private placements in the future, which may have a material adverse effect on our business.

We Do Not Intend to Pay Dividends for the Foreseeable Future, and You Must Rely on Increases in the Market Prices of Our Common Stock for Returns on Your Investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors (the “Board”) and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the Board deems relevant.

Our Executive Officers and Directors Possess Controlling Voting Power With Respect to Our Common Stock, Which Will Limit Your Influence on Corporate Matters.

Our directors and executive officers collectively beneficially own approximately 37% of our voting stock as of November 1, 2016. As a result, our insiders have the ability to effectively control our management and affairs through the election and removal of our Board and all other matters requiring stockholder approval, including any future merger, consolidation or sale of all or substantially all of our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders. Furthermore, this concentrated control will limit the practical effect of your influence over our business and affairs, through any stockholder vote or otherwise. Any of these effects could depress the price of our common stock.

Our Executive Chairman Mr. Farkas and His Affiliates Collectively Own Approximately 32% of Our Common Stock And May Be Able To Influence The Outcome of Stockholder Votes. Mr. Farkas’ Interests May Differ From Other Stockholders.

As of November 1, 2016, our Executive Chairman and director Mr. Farkas and his affiliates beneficially own 43,311,945 shares of our common stock representing approximately 32% of our outstanding shares of common stock on an as-converted basis. See “Security Ownership of Certain Beneficial Owners and Management” for more information on the beneficial ownership of our common stock. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Farkas may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Farkas may have interests that are different from yours. For example, Mr. Farkas may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Farkas could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

In addition, we have a significant amount of indebtedness in the form of various agreements in favor of an entity affiliated with Mr. Farkas, The Farkas Group, Inc., including certain convertible notes which have matured and are past due. We have not satisfied this debt and are in negotiations with Mr. Farkas to extend the maturity dates of such notes. If we are unable to do so on favorable terms, or at all, Mr. Farkas could seek to enforce the notes against us, which could have an adverse effect on our business and reduce the market price of our common stock.

Our Articles of Incorporation Grants Our Board The Power to Issue Additional Shares of Common And Preferred Stock And to Designate Other Classes of Preferred Stock, All Without Stockholder Approval.

Our authorized capital consists of 540,000,000 shares of capital stock of which 40,000,000 shares are designated as preferred stock. Our Board, without any action by our stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Nevada law.

The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of our common shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.

Certain Provisions of Our Corporate Governing Documents And Nevada Law Could Discourage, Delay, or Prevent A Merger or Acquisition at a Premium Price.

Certain provisions of our organizational documents and Nevada law could discourage potential acquisition proposals, delay or prevent a change in control of our Company, or limit the price that investors may be willing to pay in the future for shares of our common stock. For example, our articles of incorporation and bylaws permit us to issue, without any further vote or action by the stockholders, up to 40,000,000 shares of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualifications, limitations, or restrictions of the shares of the series.

Risks Related to the Offering

Investors in This Offering Will Experience Immediate and Substantial Dilution in Net Tangible Book Value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $                 per share, based on the assumed public offering price of $                  per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

In the Event That Our Common Stock and Warrants Are Listed on the NASDAQ Our Stock Price Could Fall and We Could Be Delisted in Which Case Broker-Dealers May Be Discouraged from Effecting Transactions in Shares of Our Common Stock Because They May Be Considered Penny Stocks and Thus Be Subject to the Penny Stock Rules.

The Securities and Exchange Commission (the “SEC”) has adopted a number of rules to regulate “penny stocks” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Speculative Nature of Warrants.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of ___ per share (___% of the public offering price of our common stock in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

We May Need Additional Capital, and the Sale of Additional Shares or Equity or Debt Securities Could Result in Additional Dilution to Our Stockholders.

We believe that our existing cash, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least the next two years. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

We Have Broad Discretion in the Use of the Net Proceeds from This Offering and May Not Use Them Effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Sales of a Substantial Number of Shares of Our Common Stock Following This Offering May Adversely Affect the Market Price of Our Common Stock and the Issuance of Additional Shares Will Dilute All Other Stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $         per share, our existing stockholders will own approximately     % of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed offering price of $         per share there will be          shares of our common stock outstanding. In addition, our articles of incorporation, as amended, permits the issuance of up to approximately          additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Joseph Gunnar & Co., LLC, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of us and our directors and officers and 90 days from the date of this offering in the case of our stockholders who beneficially own more than 5% of our common stock, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of our Company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with our principal stockholders pertaining to this offering expire 90 days from the date of this offering unless waived earlier by the representative, up to          of the shares that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our directors and officers pertaining to this offering expire 180 days from the date of this offering unless waived earlier by the managing underwriter, up to          of the shares (net of any shares also restricted by lock-up agreements with our principal stockholders) that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

If Securities or Industry Analysts Do Not Publish Research or Reports About Our Business, or Publish Inaccurate or Unfavorable Research Reports About Our Business, Our Share Price and Trading Volume Could Decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Substantial Future Sales of Shares of Our Common Stock In The Public Market Could Cause Our Stock Price To Fall.

Shares of our common stock that we have issued directly or that have been or may be acquired upon exercise of warrants or the conversion of convertible securities are or may be covered by registration statements which permit the public sale of stock. Other holders of shares of common stock that we have issued, including shares issuable upon exchange or conversion of our common stock, may be entitled to dispose of their shares pursuant to (i) the applicable holding period, volume and other restrictions of Rule 144 or (ii) another exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our common stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our common stock. Our securities are quoted on the OTC Pink and there is not now, nor has there been, any significant market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. If substantial amounts of our common stock become available for resale under Rule 144 once a market has developed for our common stock, or if our common stock becomes listed on NASDAQ and registered under the Securities Act, the then-prevailing market prices for our common stock may be reduced. Any substantial sales of our common stock pursuant to Rule 144 or if we become listed on NASDAQ may have an adverse effect on the market price of our securities.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements present our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Forward-looking statements include, without limitation, statements about our market opportunities, our business and growth strategies, our projected revenue and expense levels, possible future consolidated results of operations, the adequacy of our available cash resources, our financing plans, our competitive position and the effects of competition and the projected growth of the industries in which we operate, as well as the following statements:

●	that sales of EV service equipment globally are expected to grow from approximately 0.425 million units in 2016 to 2.5 million units in 2025;

●	that the EV charger industry as a whole is undercapitalized to deliver the full potential of the expected EV market growth in the near future;

●	that we expect to retain our leadership position with new capital;

●	that we do not anticipate paying any cash dividends on our common stock;

●	that we anticipate continuing to expand our revenues by selling our next generation of EV charging equipment, expanding our sales channels, and implementing EV charging station occupancy fees (fees for remaining connected to the charging station beyond an allotted grace period after charging is completed), subscription plans for our Blink-owned public charging locations, and advertising fees;

●	that we are unique in our ability to provide various business models to Property Partners and leverage our technology to meet the needs of both Property Partners and EV drivers;

●	Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products and services;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	adverse conditions in the industries in which our customers operate;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

Certain of the market data and other statistical information contained in this prospectus are based on information from independent industry organizations and other third-party sources, including industry publications, surveys and forecasts. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the EV industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock and warrants in the offering will be approximately $         million, after deducting the underwriting discounts and commissions and estimated offering expenses, or $         million if the underwriters exercise their over-allotment option in full.

We intend to use the net proceeds of this offering to expand our product offerings, deployment of charging stations, hiring of senior-level staff, and for general working capital purposes.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

●

approximately $         million for the repayment of certain debt and other obligations including (i) $410,000 in convertible notes issued by an entity controlled by Michael D. Farkas, our Executive Chairman that is currently past due. The interest rate is 18%; (ii) up to $3,725,000 owed to JMJ, depending on the number of advances JMJ makes, with no interest rate and a maturity date of February 15, 2017 or if the Listing Approval End Date (as defined in the JMJ note) is February 28, 2017, March 31, 2017, or the third business day after the closing of the Public Offering (as defined in the JMJ Purchase Agreement), and (iii) $50,000 owed to Chase Mortgage, Inc. with a monthly interest rate of 1.5% that is currently past due.

●	approximately $ million for the deployment of charging stations;

●	approximately $ million to expand our product offerings including but not limited to completing the research and development, as well as the launch of our next generation of EV charging equipment;

●	approximately $ million to add additional staff in the areas of finance, sales, and engineering;

●	the remainder for working capital and other general corporate purposes.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next two years, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our common stock is quoted on the OTC Pink under the trading symbol “CCGI”. We intend to apply to the NASDAQ to list our common stock under the symbol “CCGI” and our warrants under the symbol “CCGIW.”

Immediately following the offering, we expect to have one class of common stock, and two (2) classes of preferred stock, Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, outstanding. As of November 1, 2016, there were approximately 310 holders of record of our common stock, and the last reported sale price of our common stock on the OTC Pink was $0.31 per share.

The following table sets forth, for the periods indicated, the high and low bid prices per share for our common stock as reported by the relevant OTC quotation service. These bid prices represent prices quoted by broker-dealers on the relevant OTC quotation service. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Quarter ended	High	Low
September 30, 2016	$0.60	$0.26
June 30, 2016	$0.89	$0.25
March 31, 2016	$0.55	$0.10

December 31, 2015	$0.24	$0.09
September 30, 2015	$0.37	$0.20
June 30, 2015	$0.41	$0.25
March 31, 2015	$0.49	$0.31

December 31, 2014	$0.62	$0.28
September 30, 2014	$0.84	$0.43
June 30, 2014	$1.15	$0.76
March 31, 2014	$1.49	$0.75

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our Board and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our Board may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future. In addition, the payment of cash dividends is prohibited under our current Series C Preferred Stock financing agreements with Eventide Gilead Fund. In addition, under the Series B Certificate of Designation, for so long as any shares of the Series B Preferred Stock remain outstanding, we are restricted from paying cash dividends on any shares of our capital stock.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of June 30, 2016. Such information is set forth on the following basis:

●	on an actual basis.

●	on a pro forma basis, giving effect to the sale by us of a Promissory Note and a Common Stock Purchase Warrant to JMJ.

●	on a pro forma basis, giving effect to the sale by us of shares of common stock in this offering at an assumed public offering price of $ per share after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma
Cash and cash equivalents	$183,767	$
Total indebtedness	20,686,430
Stockholders’ Deficiency:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 11,000,000 and 10,500,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	11,000		—
Series B Convertible Preferred Stock, 10,000 shares designated, 8,250 shares issued and outstanding as of June 30, 2016 and December 31, 2015	825,000
Series C Convertible Preferred Stock, 250,000 shares designated, 150,426 and 120,330 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	150
Common stock, $0.001 par value, 500,000,000 shares authorized, 80,476,508 and 79,620,730 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	80,477		—
Additional paid-in capital	64,964,270
Accumulated deficit	(80,119,423)
Non-controlling interest	(4,011,130)
Total Stockholders’ Deficiency	(19,074,656)

Excludes: (i) 11,000,000, 8,250, and 152,407 shares of Series A, Series B, and Series C Preferred Stock, respectively, issued and outstanding as of November 1, 2016, as if converted into 27,500,000, 2,116,568, and 21,772,429 shares of common stock; (ii) outstanding options to purchase an aggregate of 12,478,310 shares of our common stock, with a weighted-average exercise price of approximately $1.14 per share, under our equity compensation plans; (iii) 55,384,027 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.89 per share as of June 30, 2016; (iv) shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering, and (v) shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $______ assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you pay in this offering, and the pro forma net tangible book value per share of common stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of common stock outstanding. As of June 30, 2016, our actual net tangible deficit value was $18,435,846 and our net tangible book deficit per share was $0.23.

After giving effect to the sale of shares of common stock at the assumed public offering price of $       per share, and after deducting the underwriting discount and commission and estimated offering expenses, our pro forma net tangible book value (deficit) as of June 30, 2016 would have been $      , or $       per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $       per share to existing stockholders and immediate dilution of $       per share to new investors purchasing shares in the offering.

The following table illustrates this per share dilution:

	As of June 30, 2016	Pro Forma(1)
Assumed public offering price per share
Net tangible book deficit value per share as of June 30, 2016	$(0.23)	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to new investors

(1)	Calculated on a pro forma basis, giving effect to the conversion of all our outstanding shares of preferred stock into common stock.

The information above is as of June 30, 2016 and excludes the following:

●            ; and

●

If the underwriter’s overallotment option is exercised, our adjusted pro forma net tangible book value following the offering will be $     per share, and the dilution to new investors in the offering will be $     per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $    , and dilution per share to new investors by approximately $     for an increase of $1.00, or $(    ) for a decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the “Summary Statements of Operations Data” and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus particularly on page [10 ] entitled “Risk Factors”.

Overview

We are a leading owner, operator, and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. We offer both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types.

Our principal line of products and services is our Blink EV charging network (the “Blink Network”) and EV charging equipment (also known as electric vehicle supply equipment) and EV related services. Our Blink Network is proprietary cloud-based software that operates, maintains, and tracks all of the Blink EV charging stations and the associated charging data. The Blink Network provides property owners, managers, and parking companies, who we refer to as our Property Partners, with cloud-based services that enable the remote monitoring and management of EV charging stations, payment processing, and provide EV drivers with vital station information including station location, availability, and applicable fees.

We offer our Property Partners a flexible range of business models for EV charging equipment and services. In our comprehensive and turnkey business model, we own and operate the EV charging equipment, manage the installation, maintenance, and related services, and share a portion of the EV charging revenue with the property owner. Alternatively, Property Partners may share in the equipment and installation expenses, with CarCharging operating and managing the EV charging stations and providing connectivity to the Blink Network. For Property Partners interested in purchasing and owning EV charging stations that they manage, we can also provide EV charging hardware, site recommendations, connectivity to the Blink Network, and service and maintenance services.

As reflected in our consolidated financial statements for the year ended December 31, 2015, we had had a cash balance, a working capital deficiency and an accumulated deficit of $189,231, $14,437,434, and $73,372,655, respectively. During the years ended December 31, 2015 and 2014, we incurred net losses of $8,244,924 and $23,229,319, respectively. These factors raise substantial doubt about our ability to continue as a going concern, as expressed in the notes to our consolidated financial statements. Historically, we have been able to raise funds to support our business operations.

Through April 16, 2014, 350 Green was our wholly-owned subsidiary in which we had full control and the Company was consolidated. Beginning on April 17, 2014, when 350 Green’s assets and liabilities were transferred to a trust mortgage, 350 Green became a Variable Interest Entity (“VIE”). The consolidation guidance relating to accounting for VIEs requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity and perform ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. We determined that our Company is the primary beneficiary of 350 Green, and as such, 350 Green’s assets, liabilities and results of operations are included in our consolidated financial statements.

Consolidated Results of Operations

Three Months Ended June 30, 2016 Compared With Three Months Ended June 30, 2015

Revenues

We have generated charging service revenue of $356,412 related to installed EV charging stations for the three months ended June 30, 2016 as compared to $515,985 for the three months ended June 30, 2015, a decrease of $159,573, or 31%, which was primarily a result of a reduction in revenue from a program sponsored by Nissan North America in which free car charging is provided to purchasers of Nissan LEAFs in certain markets in the United States that commenced in July 2014. As part of the program, drivers that purchase a Nissan Leaf in certain markets within the United States receive two years of free charging. Since July 2015, other participating companies have added charging stations to the program reducing our share of revenue generated in connection with this program. We expect revenues derived from this program during the balance of 2016 to continue to be lower than the revenues we derived from this program in the same periods in 2015. This free car charging program is separate from a joint marketing agreement between the Company and Nissan North America that ended in April 2015.

Grant revenue decreased from $159,794 to $57,385 during the three months ended June 30, 2016, a decrease of $102,409, or 64%. Grants, rebate and incentives, collectively “grant revenue” relating to equipment and the related installation are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives. Our grant revenue during the 2014 and 2015 fiscal years was primarily derived from our agreement with the Bay Area Air Quality Management District (the “BAAQMD”). Our agreement with the BAAQMD ended on December 31, 2015. Our current source of grant revenue is from Pennsylvania Turnpike Commission which is a maximum of $470,000. The ability to secure grant revenues is typically unpredictable and, therefore, uncertain. However, historically, we have secured and depended on incentives and intends to continue to pursue incentives from various governmental jurisdictions. As an example, we recently endorsed the Obama Administration’s announcement of, among other things, programs to release up to $4.5 billion in loan guarantees and invite applications to support the deployment of commercial EV charging facilities, and launch the Fixing America’s Surface Transportation (“FAST”) Act process to identify and develop corridors for zero emission and alternative fuel vehicles, which will include a network of EV fast charging stations.

Equipment sales increased from $185,172 to $360,169 during the three months ended June 30, 2016, an increase of $174,997, or 95%. The increase was primarily due to a higher volume of residential and commercial units sold during the three months ended June 30, 2016.

Other revenue increased from $82,160 to $119,246 during the three months ended June 30, 2016, an increase of $37,086, or 45%. Other revenues are comprised of network and transaction fees earned from our hosts which we initiated during the fourth quarter of 2014, which resulted in an increase in the number of fee generating units on our network during the three months ended June 30, 2016 as compared to the three months ended June 30, 2015.

Cost of Revenues

Cost of revenues primarily consists of depreciation of installed charging stations, amortization of the Blink Network infrastructure, the cost of charging station parts and related services sold, repairs and maintenance, electricity reimbursements to hosts and revenue share payments made to hosts when we are the primary obligor in the revenue share arrangement. Cost of revenues for the three months ended June 30, 2016 were $834,562 as compared to $713,031 for the three months ended June 30, 2015, an increase of $121,531, or 17%. There is a degree of variability in our gross margins related to charging services revenues from period to period primarily due to (i) the mix of revenue share payment arrangements, (ii) electricity reimbursements, and (iii) the estimated repair and maintenance costs associated with those charging stations not currently in operation. Any variability in our gross margins related to equipment sales depends on the mix of products sold.

Operating Expenses

Operating expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Compensation expense decreased by $881,902, or 43%, from $2,070,910 for the three months ended June 30, 2015 to $1,189,008 for the three months ended June 30, 2016. The decrease was primarily attributable to a reduction of approximately $434,000 in non-cash stock-based compensation expense as compared to the 2015 period (which includes a $218,000 reduction of stock-based compensation expense related to share-based payments made to our Chief Operating Officer during the three months ended June 30, 2015 under the terms of his employment agreement) as well as a reduction in payroll and other related expenses of approximately $381,000 due to the departure of certain management and other personnel during the second half of 2015.

Other operating expenses consist primarily of rent, travel and IT expenses. Other operating expenses decreased by $136,011, or 27%, from $505,581 for the three months ended June 30, 2015 to $369,570 for the three months ended June 30, 2016. The decrease was primarily attributable to decreased IT expenses and call center expenses as we inaugurated our own internal call center in Phoenix, Arizona during 2016 as compared to the prior period.

General and administrative expenses decreased by $444,599, or 55%, from $813,412 for the three months ended June 30, 2015 to $368,813 for the three months ended June 30, 2016. The decrease was primarily due to reduced legal and consulting fees as compared to the three months ended June 30, 2015, which was primarily attributable to cash constraints and reduced litigation activity during the three months ended June 30, 2016.

Other (Expense) Income

Other income was $1,921,024 for the three months ended June 30, 2015 as compared to other expense of $477,235 for the three months ended June 30, 2016, a decrease of $2,398,259, or 125%. The decrease was primarily attributable to $1,833,896 of income during the three months ended June 30, 2015 which relate to a notification from the U.S. Department of Energy (“DOE”) that it had no further property interest in certain direct current fast chargers, which resulted in the release of our liability to the DOE. In addition, we recorded a loss from the change in the fair value of warrant liabilities of $179,849 during the three months ended June 30, 2016, as compared to a gain of $290,898 during the three months ended June 30, 2015, a decrease of $470,747, primarily as a result of our share price, which increased the value of our warrant liabilities.

Net Loss

Our net loss for the three months ended June 30, 2016 increased by $1,107,177, or 89%, to $2,345,976 as compared to $1,238,799 for the three months ended June 30, 2015. The increase was primarily attributable to an increase in other expense of $2,398,259, partially offset by a decrease in operating expenses of $1,462,512. Our net loss attributable to common stockholders for the three months ended June 30, 2016 increased by $1,246,820, or 85%, from $1,464,456 to $2,711,276 for the aforementioned reasons and due to an increase in the dividend attributable to Series C Convertible Preferred stockholders of $152,900.

Six Months Ended June 30, 2016 Compared With Six Months Ended June 30, 2015

Revenues

We have generated charging service revenue of $740,882 related to installed EV charging stations for the six months ended June 30, 2016 as compared to $905,770 for the six months ended June 30, 2015, a decrease of $164,888, or 18%, which is primarily a result of a reduction in revenue from a program sponsored by Nissan North America in which free car charging is provided to purchasers of Nissan LEAFs in certain markets in the United States that commenced in July 2014. As part of the program, drivers that purchase a Nissan Leaf in certain markets within the United States receive two years of free charging. Since July 2015, other participating companies have added charging stations to the program reducing our share of revenue generated in connection with this program. We expect revenues derived from this program during the balance of 2016 to continue to be lower than the revenues we derived from this program in the same periods in 2015. This free car charging program is separate from a joint marketing agreement between the Company and Nissan North America that ended in April 2015.

Grant revenue decreased from $805,979 to $157,165 during the six months ended June 30, 2016, a decrease of $648,814, or 81%. Grants, rebate and incentives, collectively “grant revenue” relating to equipment and the related installation are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives. Our grant revenue during the 2014 and 2015 fiscal years was primarily derived from our agreement with the BAAQMD. Our agreement with the BAAQMD ended on December 31, 2015. Our current source of grant revenue is from Pennsylvania Turnpike Commission. The ability to secure grant revenues is typically unpredictable and, therefore, uncertain. However, historically, we have secured and depended on incentives and intends to continue to pursue incentives from various governmental jurisdictions. As an example, we recently endorsed the Obama Administration’s announcement of, among other things, programs to release up to $4.5 billion in loan guarantees and invite applications to support the deployment of commercial EV charging facilities, and launch the FAST Act process to identify and develop corridors for zero emission and alternative fuel vehicles, which will include a network of EV fast charging stations.

Equipment sales increased from $405,979 to $650,374 during the six months ended June 30, 2016, an increase of $244,395, or 60%. The increase was primarily due to a higher volume of residential and commercial units sold during the six months ended June 30, 2016.

Other revenue increased from $116,684 to $208,331 during the six months ended June 30, 2016, an increase of $91,647, or 79%. Other revenues are comprised of network and transaction fees earned from our hosts which we initiated during the fourth quarter of 2014, which resulted in an increase in the number of fee generating units on our network during the six months ended June 30, 2016 as compared to the six months ended June 30, 2015.

Cost of Revenues

Cost of revenues primarily consists of depreciation of installed charging stations, amortization of the Blink Network infrastructure, the cost of charging station parts and related services sold, repairs and maintenance, electricity reimbursements to hosts and revenue share payments made to hosts when we are the primary obligor in the revenue share arrangement. Cost of revenues for the six months ended June 30, 2016 were $1,604,740 as compared to $1,721,105 for the six months ended June 30, 2015, a decrease of $116,365, or 7%, primarily due to a reduction in network fees due to a renegotiated contract with Sprint.

Operating Expenses

Operating expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Compensation expense decreased by $2,202,777, or 45%, from $4,855,564 for the six months ended June 30, 2015 to $2,652,787 for the six months ended June 30, 2016. The decrease was primarily attributable to share-based payments with a fair value of approximately $1,100,000 made to our Chief Operating Officer during the six months ended June 30, 2015 under the terms of an employment agreement, as well as reduced payroll expenses of approximately $704,000 due to the departure of certain management and other personnel during the second half of 2015.

Other operating expenses consist primarily of rent, travel and IT expenses. Other operating expenses decreased by $107,778, or 13%, from $822,151 for the six months ended June 30, 2015 to $714,373 for the six months ended June 30, 2016. The decrease was primarily attributable to decreased call center expenses as we inaugurated our own internal call center in Phoenix, Arizona during 2016 and reduced travel expenses as compared to the prior period.

General and administrative expenses decreased by $887,775, or 58%, from $1,525,492 for the six months ended June 30, 2015 to $637,717 for the six months ended June 30, 2016. The decrease was primarily due to reduced legal and consulting fees as compared to the six months ended June 30, 2015, which was primarily attributable to cash constraints and reduced litigation activity during the six months ended June 30, 2016.

Other (Expense) Income

Other income was $1,769,068 for the six months ended June 30, 2015 as compared to other expense of $2,893,903 for the six months ended June 30, 2016, a decrease of $4,662,971, or 264%. The decrease was primarily attributable to a loss from the change in the fair value of warrant liabilities of $2,194,257 during the six months ended June 30, 2016, as compared to a gain of $888,907 during the six months ended June 30, 2015, a decrease of $3,083,164, primarily as a result of the increase in our share price, which increased the value of our warrant liabilities. In addition, there was $1,833,896 of income during the six months ended June 30, 2015 which relate to a notification from the DOE that it had no further property interest in certain direct current fast chargers, which resulted in the release of our liability to the DOE.

Net Loss

Our net loss for the six months ended June 30, 2016 increased by $1,825,936, or 35%, to $6,746,768 as compared to $4,920,832 for the six months ended June 30, 2015. The increase was primarily attributable to an increase in other expense of $4,662,971, partially offset by a decrease in operating expenses of $3,198,330. Our net loss attributable to common stockholders for the three months ended June 30, 2016 increased by $2,028,242, or 38%, from $5,402,226 to $7,430,468 for the aforementioned reasons and due to an increase in the dividend attributable to Series C Convertible Preferred stockholders of $269,300.

Comparison of the years ended December 31, 2015 and December 31, 2014

Revenues

We generated charging service revenue of $1,703,013 related to installed EV charging stations for the year ended December 31, 2015 as compared to $1,247,778 for the year ended December 31, 2014, an increase of $455,235, or 36%, which is primarily a result of our participation in a program sponsored by Nissan North America in which free car charging is provided to purchasers of Nissan LEAFs in certain markets in the United States that commenced in July 2014, which resulted in an increase of $441,916 in charging service revenues. This free car charging program is separate from a joint marketing agreement between the Company and Nissan North America that ended in April 2015.

Grant revenue increased from $950,358 to $1,169,149 during the year ended December 31, 2015, an increase of $218,791, or 23%. Grants, rebate and incentives, collectively “grant revenue” related to equipment and related installation (which are included within fixed assets on the consolidated balance sheets), are deferred and amortized in a manner consistent with the depreciation expense of the related assets over their useful lives. Grant revenue for the years ended December 31, 2015 and 2014 was primarily derived from our agreement with the BAAQMD.

Equipment sales increased from $565,057 to $805,143 during the year ended December 31, 2015, an increase of $240,086, or 42%. The increase was primarily due to a higher volume of residential and commercial units sold in 2015.

Other revenue increased from $28,451 to $280,490 during the year ended December 31, 2015, an increase of $252,039, or 886%. Other revenues are comprised of network and transaction fees earned from our hosts which we initiated during the fourth quarter of 2014, which resulted in an increase in the number of fee generating units on our network during 2016.

Cost of Revenues

Cost of revenues primarily consists of depreciation of installed charging stations, amortization of the Blink Network infrastructure, the cost of charging station goods and related services sold, repairs and maintenance, electricity reimbursements and revenue share payments to hosts when we are the primary obligor in the revenue share arrangement. Cost of revenues for the year ended December 31, 2015 were $2,861,738 as compared to $5,634,379 for the year ended December 31, 2014, a decrease of $2,772,641, or 49%, primarily due to a reduction in depreciation and amortization expenses resulting from the impairment of certain fixed assets in 2014. There is a degree of variability in our gross margins related to charging services revenues from period to period primarily due to (i) the mix of revenue share payment arrangements, (ii) electricity reimbursements, and (iii) the estimated repair and maintenance costs associated with those charging stations not currently in operation. Any variability in our gross margins related to equipment sales depends on the mix of products sold.

Operating Expenses

Operating expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Compensation expense decreased by $46,196, or 1%, from $8,246,442 (consisting of approximately $4.7 million of cash compensation and approximately $3.5 million of non-cash compensation) for the year ended December 31, 2014 to $8,200,246 (consisting of approximately $4.3 million of cash compensation and approximately $3.9 million of non-cash compensation) for the year ended December 31, 2015.

Other operating expenses consist primarily of rent, travel and IT expenses. Other operating expenses increased by $927,489, or 126%, from $735,259 for the year ended December 31, 2014 to $1,662,748 for the year ended December 31, 2015. The increase was primarily attributable a one-time gain recognized during 2014 associated with other operating expenses.

General and administrative expenses decreased by $258,236, or 9%, from $2,811,093 for the year ended December 31, 2014 to $2,552,857 for the year ended December 31, 2015. The decrease was primarily due to a reduction in amortization expense of approximately $448,000 resulting from the impairment of certain fixed assets in 2014, a reduction in legal fees of $204,000 as compared to the year ended December 31, 2014, due to reduced litigation activity, partially offset by higher consulting fees in 2015 of approximately $360,000 due to increased external accounting fees.

Impairment of goodwill of $4,901,261 for the year ended December 31, 2014 was initially associated with the acquisition of 350 Green of $3,299,379 and the acquisition of Beam Charging LLC of $1,601,882 as the carrying value of goodwill exceeded the fair value.

An impairment charge of $2,854,442 for the year ended December 31, 2014 related to:

●	the net book value of 304 electric chargers to be removed from a host’s locations of $333,974;

●	the net book value of chargers whose net book value at December 31, 2014 exceeded fair value by $631,011;

●	the net book value of chargers to which title passed to the respective hosts as a result of non-novation of the DOE grant of $1,591,115; and

●	the net book value of deployments in progress acquired in conjunction with 350 Green for which continuance was not deemed feasible of $298,322.

Impairment expense of $536,161 in 2014 associated with the net book value of a government contract that expired.

Impairment expense of $1,200,000 in 2014 associated with our acquisition of the ECOtality estate.

Loss on replacement of malfunctioning EV charging stations was $39,768 during the year ended December 31, 2014.

Inducement expense for the exclusive EV installation rights provided to us was $321,877 during the year ended December 31, 2014, which is related to the issuance of warrants to a host to extend exclusive EV installation rights on its properties to us.

Other (Expense) Income

Other (expense) income increased by $1,815,171, or 144%, from other income of $1,259,699 for the year ended December 31, 2014 to other income of $3,074,870 for the year ended December 31, 2015. The net increase was primarily attributable to:

●	A gain of $1,833,896 in the year ended December 31, 2015 and a gain of 482,611 in the year ended December 31, 2014 which relate to two separate notifications from the DOE that it had no further property interest in certain direct current fast chargers, which resulted in the release of our liability to the DOE; and

●	An inducement expense of $858,118 in the year ended December 31, 2014 for the issuance of warrants to four of our stockholders who agreed to provide financial support to us in the amount of $6,250,000 through 2014 and placement agents for securing such financing; partially offset by:

●	A gain from the change in the fair value of warrant liabilities of $3,262,637 during the year ended December 31, 2015, as compared to $3,868,374 during the year ended December 31, 2014, a decrease of $605,737; and

●	A provision for non-compliance penalty for delinquent regular SEC filings of $(1,722,217) during the year ended December 31, 2015 as compared to $(711,517) during the year ended December 31, 2014.

Net Loss

Our net loss for the year ended December 31, 2015 decreased by $14,984,395, or 65%, to $8,244,924 as compared to $23,229,319 for the year ended December 31, 2014. The decrease was primarily attributable to a decrease in operating expenses of $9,230,432 and increases in gross profit of $3,938,792 and other income of $1,815,171. Our net loss attributable to common stockholders for the year ended December 31, 2015 decreased by $13,134,193, or 58%, from $22,718,817 to $9,584,624 for the aforementioned reasons and due to an increase of dividends attributable to Series C Convertible Preferred stockholders of $929,300.

Liquidity and Capital Resources

Year Ended December 31, 2015

During the year ended December 31, 2015, we financed our activities from proceeds derived from sales of our capital stock. A significant portion of the funds raised from the sale of capital stock have been used to cover working capital needs and personnel, office expenses and various consulting and professional fees.

For the year ended December 31, 2015 and 2014, we used cash of $5,937,237 and $7,036,321, respectively, in operations. Our cash use for the year ended December 31, 2015 was primarily attributable to our net loss of $8,244,924, adjusted for net non-cash expenses in the aggregate amount of $1,587,263, partially offset by $720,424 of net cash provided by changes in the levels of operating assets and liabilities. Our cash use for the year ended December 31, 2014 was primarily attributable to our net loss of $23,229,319, adjusted for net non-cash expenses in the aggregate amount of $15,698,475 partially offset by $494,523 of net cash provided by changes in the levels of operating assets and liabilities.

During the year ended December 31, 2015, cash used in investing activities was $102,264, of which $210,965 was paid to the ECOtality Estate Creditor’s Committee, partially offset by $108,701 of proceeds from the sale of fixed assets. Net cash used in investing activities was $830,113 during the year ended December 31, 2014, of which, $460,798 was used for purchases of electric vehicle charging stations, $137,165 was used for the purchase of an automobile and $162,150 was used for the purchase of network software.

Net cash provided by financing activities for the year ended December 31, 2015 was $4,601,670, of which $4,930,000 was provided in connection with proceeds from the issuance of Series C Convertible Preferred Stock and warrants, partially offset by the repayment of notes payable of $328,330. Cash provided by financing activities for the year ended December 31, 2014 was $1,656,157 of which $1,470,000 was provided in connection with proceeds from the issuance of Series C Convertible Preferred Stock and warrants, $400,000 was provided in connection with proceeds from the issuance of notes and convertible notes payable, partially offset by the repayment of notes payable of $213,843.

Six Months Ended June 30, 2016

During the six months ended June 30, 2016, we primarily financed our activities from proceeds derived from sales of our capital stock. A significant portion of the funds raised from the sale of capital stock have been used to cover working capital needs and personnel, office expenses and various consulting and professional fees.

For the six months ended June 30, 2016 and 2015, we used cash of $1,434,505 and $3,922,444 in operating activities, respectively. Our cash used in operating activities for the six months ended June 30, 2016 was primarily attributable to our net loss of $6,746,768, adjusted for non-cash expenses in the aggregate amount of $4,123,786, partially offset by $1,188,477 of net cash provided by changes in the levels of operating assets and liabilities. Our cash used in operating activities for the six months ended June 30, 2015 was primarily attributable to our net loss of $4,920,832, adjusted for net non-cash expenses in the aggregate amount of $1,274,328, plus $275,940 of net cash used to fund changes in the levels of operating assets and liabilities.

For the six months ended June 30, 2016, cash used in investing activities was $58,669 which was used to purchase charging stations and other fixed assets. During the six months ended June 30, 2015, cash used in investing activities was $253,452, of which $42,487 was used for the purchase of office and computer equipment and $210,965 was paid to the ECOtality Estate Creditor’s Committee.

Cash provided by financing activities for the six months ended June 30, 2016 was $1,487,710, of which, $1,314,620 of net proceeds (gross proceeds of $1,367,120 less issuance costs of $52,500) were from the sale of Series C Convertible Preferred Stock and warrants, and $200,000 was provided in connection with proceeds from the issuance of convertible notes to a related party, partially offset by the repayment of notes payable of $26,910. Cash provided by financing activities for the six months ended June 30, 2015 was $2,828,415, of which $3,000,000 was due to the release of funds from escrow in connection with a prior sale of Series C Convertible Preferred Stock, partially offset by the repayment of notes payable of $171,585.

We expect that through the next 12 months from the date of this filing, we will require external funding to sustain operations and to follow through on the execution of our business plan. There can be no assurance that our plans will materialize and/or that we will be successful in our efforts to obtain the funding to cover working capital shortfalls. Given these conditions, there is substantial doubt about our ability to continue as a going concern and our future is contingent upon our ability to secure the levels of debt or equity capital we need to meet our cash requirements. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrants into established markets, the competitive environment in which we operate and the current capital raising environment.

Since inception, our operations have primarily been funded through proceeds from equity and debt financings. Although management believes that we have access to capital resources, there are currently no commitments in place for new financing at this time, except as described above under the heading Recent Developments, and there is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all.

We intend to raise additional funds during the next twelve months. The additional capital raised would be used to fund our operations. The current level of cash and operating margins is insufficient to cover our existing fixed and variable obligations, so increased revenue performance and the addition of capital through issuances of securities are critical to our success. Should we not be able to raise additional debt or equity capital through a private placement or some other financing source, we would take one or more of the following actions to conserve cash: further reductions in employee headcount, reduction in base salaries to senior executives and employees, and other cost reduction measures. Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional debt or equity capital. There is no guarantee that we will be able to raise such additional funds on acceptable terms, if at all.

Through June 30, 2016, we incurred an accumulated deficit since inception of $80,119,423. As of June 30, 2016, we had a cash balance and working capital deficit of $183,767 and $19,508,293, respectively. During the six months ended June 30, 2016 and 2015, we incurred net losses of $6,746,768 and $4,920,832, respectively. These conditions raise substantial doubt about our ability to continue as a going concern.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should we be unable to continue as a going concern.

Recent Developments

Private Placements

On March 11, 2016, we entered into a securities purchase agreement with a purchaser for gross proceeds of an aggregate of $2,900,040, of which, $650,040 was paid to us at closing and the remaining $2,250,000 is payable to us upon the completion of certain milestones, as specified in the agreement. At closing, 10,834 shares of Series C Convertible Preferred Stock were issued to the purchaser and 2,500 shares of Series C Convertible Preferred Stock were issued upon the completion of certain milestone during the three months ended March 31, 2016.

We entered into the Purchase Agreement dated October 7, 2016 with JMJ). In accordance with its terms, the Purchase Agreement became effective upon (i) execution by the Parties of the Purchase Agreement, a note, and a warrant, and (ii) delivery of an initial advance pursuant to the note of $500,000, which occurred on October 13, 2016. The note and warrant were issued on October 13, 2016. Pursuant to the Purchase Agreement, JMJ purchased from our Company (i) a Promissory Note in the aggregate principal amount of up to $3,725,000 due and payable on the earlier of February 15, 2017 or if the Listing Approval End Date (as defined in the note) is February 28, 2017, March 31, 2017, or the third business day after the closing of the Public Offering (as defined in the Purchase Agreement), and (ii) a Common Stock Purchase Warrant to purchase 714,285 shares of our common stock at an exercise price per share equal to the lesser of (i) 80% of the per share price in the contemplated Public Offering, (ii) $0.70 per share, (iii) 80% of the unit price in the Public Offering (if applicable), (iv) the exercise price of any warrants issued in the Public Offering, or (v) the lowest conversion price, exercise price, or exchange price, of any security issued by us that is outstanding on October 13, 2016. The aggregate exercise price is $500,000. Pursuant to the terms of the note, JMJ has agreed that it will not convert the note into more than 9.99% of our outstanding shares. JMJ currently does not own any shares of our common stock.

On the fifth (5th) trading day after the pricing of the Public Offering, but in no event later than February 28, 2017, or, if the Listing Approval End Date is February 28, 2017, in no event later than March 31, 2017, we will deliver to JMJ shares of our common stock (“Origination Shares”) equal to 48% of the consideration paid by JMJ under the note divided by the lowest of (i) $0.70 per share, or (ii) the lowest daily closing price of the Issuer’s common stock during the ten days prior to delivery of the Origination Shares (subject to adjustment for stock splits), or (iii) 80% of the common stock offering price of the Public Offering, or (iv) 80% of the unit price offering price of the Public Offering (if applicable), or (v) the exercise price of any warrants issued in the Public Offering.

The initial amount borrowed under the note was $500,000, with the remaining amounts permitted to be borrowed under the note being subject to us achieving certain milestones. JMJ will receive a Common Stock Purchase Warrant after each advance. In addition, we agreed that until the closing of the Public Offering, if we issue any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to JMJ in the note or the warrants, such term, at the JMJ’s option, shall become a part of the transaction documents with JMJ. In addition, we agreed to a one-year prohibition (after the closing of the Public Offering) on issuing securities at an effective price per share lower than the greatest of: (i) the exercise price of any warrant issued to JMJ; (ii) the offering price in the Public Offering; or (iii) the exercise price of any warrants issued in the Public Offering. In addition, we agreed on a prohibition on issuing any debt or variable rate security.

Notes Payable

On June 24, 2016, we issued a sixty-day convertible note in the principal amount of $105,000 to a company wholly-owned by Michael D. Farkas, our Executive Chairman. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share. Subsequent to June 30, 2016, we repaid the principal amount of $105,000 plus accrued interest.

On June 24, 2016, we issued a sixty-day convertible note in the principal amount of $95,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 475,000 shares of common stock at an exercise price of $0.70 per share.

On July 27, 2016, we issued a sixty-day convertible note in the principal amount of $100,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 500,000 shares of common stock at an exercise price of $0.70 per share.

On July 29, 2016, we issued a sixty-day convertible note in the principal amount of $50,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.70 per share.

On July 29, 2016, we issued a sixty-day convertible note in the principal amount of $20,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 100,000 shares of common stock at an exercise price of $0.70 per share.

On August 1, 2016, we issued a sixty-day convertible note in the principal amount of $30,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 150,000 shares of common stock at an exercise price of $0.70 per share.

On August 15, 2016, we issued a sixty-day convertible note in the principal amount of $100,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 500,000 shares of common stock at an exercise price of $0.70 per share.

On September 1, 2016, we issued a sixty-day convertible note in the principal amount of $15,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 75,000 shares of common stock at an exercise price of $0.70 per share.

On September 9, 2016, we issued a sixty-day convertible note in the principal amount of $35,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 175,000 shares of common stock at an exercise price of $0.70 per share.

On September 16, 2016, we issued a sixty-day convertible note in the principal amount of $50,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.70 per share.

With the exception of the June 24, 2016 convertible note for $105,000, the convertible notes in favor of a company wholly-owned by Mr. Farkas discussed above have matured and are past due. We have not satisfied this debt and are in negotiations with Mr. Farkas to extend the maturity dates of such notes. If we are unable to do so on favorable terms, or at all, Mr. Farkas could seek to enforce the notes against us, which could have an adverse effect on our business and reduce the market price of our common stock.

Patent License Agreement

On March 29, 2012, we, as licensee (the “Licensee”) entered into an exclusive patent license agreement with Mr. Farkas, and Balance Holdings, LLC (an entity controlled by Mr. Farkas) (collectively, the “Licensor”), whereby we agreed to pay a royalty of 10% of the gross profits received by us from commercial sales and/or use of two provisional patent applications, one relating to an inductive charging parking bumper and one relating to a process which allows multiple EVs to plug into an EV charging station simultaneously and charge as the current becomes available.

On March 11, 2016, the Licensee and the Licensor entered into an agreement related to the March 29, 2012 patent license agreement. The parties acknowledged that the Licensee has paid a total of $8,525 in registration and legal fees for the U.S. Provisional Patent Application No. 61529016 (the “Patent Application”) (related to the inductive charging parking bumper) to date. Effective March 11, 2016, the patent license agreement, solely with respect to the Patent Application and the parties’ rights and obligations thereto, was terminated. Mr. Farkas agreed to be solely responsible for all future costs and fees associated with the prosecution of the patent application. In the event the Patent Application is successful, Mr. Farkas shall grant a credit to the Licensee in the amount of $8,525 to be applied against any outstanding amount(s) owed to him. If the Licensee does not have any outstanding payment obligations to Mr. Farkas at the time the Patent Application is approved, Mr. Farkas shall remit the $8,525 to the Licensee within twenty (20) days of the approval. The parties agreed to a mutual release of any claims associated with the patent license agreement. We have not paid nor incurred any royalties to date under the patent license agreement.

Critical Accounting Policies

Derivative Financial Instruments

We evaluate our convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that we record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. Conversion options are recorded as a discount to the host instrument and are amortized as interest expense over the life of the underlying instrument. We reassess the classification of our derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The Binomial Lattice Model was used to estimate the fair value of the warrants that are classified as derivative liabilities. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants.

Fair Value of Financial Instruments

We measure the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of our financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate fair values due to the short-term nature of these instruments. The carrying amount of our notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Accordingly, when a customer completes use of a charging station, the service can be deemed rendered and revenue may be recognized based on the time duration of the session or kilowatt hours drawn during the session. Sales of EV stations are recognized upon shipment to the customer, free on board shipping point, or the point of customer acceptance.

Governmental grants and rebates pertaining to revenues and periodic expenses are recognized as income when the related revenue and/or periodic expense are recorded. Government grants and rebates related to EV charging stations and their installation are deferred and amortized in a manner consistent with the related depreciation expense of the related asset over their useful lives.

For arrangements with multiple elements, which is comprised of (1) a charging unit, (2) installation of the charging unit, (3) maintenance and (4) network fees, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. We determined that VSOE exists for both the delivered and undelivered elements of our multiple-element arrangements. We limit our assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is measured on the grant date and re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to non-employee directors for their service as a director are treated on the same basis as awards granted to employees. We compute the fair value of equity-classified warrants and options granted using the Black-Scholes option pricing model.”

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (“SPEs”).

Recent Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605 - Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. ASU 2014-09 is effective on December 15, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. We are currently evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial position and results of operations.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We will adopt ASU 2015–11 in our consolidated financial statements for fiscal years beginning after December 16, 2015.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We are currently evaluating ASU 2016-02 and its impact on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This Update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The Update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The adoption of ASU 2016-08 is not expected to have a material impact on our consolidated financial statement or disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company will adopt ASU 2016-09 in its consolidated financial statements or disclosures for fiscal years beginning after December 15, 2016.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The amendments in this update clarify the following two aspects to Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The entity first identifies the promised goods or services in the contract and reduce the cost and complexity. An entity evaluates whether promised goods and services are distinct. Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). We are currently evaluating ASU 2016-10 and its impact on our consolidated financial statements or disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

BUSINESS

Overview

We are a leading owner, operator, and provider of EV charging equipment and networked EV charging services. We offer both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types.

Our principal line of products and services is our Blink Network and EV charging equipment (also known as electric vehicle supply equipment) and EV related services. Our Blink Network is proprietary cloud-based software that operates, maintains, and tracks all of the Blink EV charging stations and the associated charging data. The Blink Network provides property owners, managers, and parking companies, who we refer to as our Property Partners, with cloud-based services that enable the remote monitoring and management of EV charging stations, payment processing, and provides EV drivers with vital station information including station location, availability, and applicable fees.

We offer our Property Partners with a flexible range of business models for EV charging equipment and services. In our comprehensive and turnkey business model, we own and operate the EV charging equipment, manage the installation, maintenance, and related services; and share a portion of the EV charging revenue with the property owner. Alternatively, Property Partners may share in the equipment and installation expenses, with us operating and managing the EV charging stations and providing connectivity to the Blink Network. For Property Partners interested in purchasing and owning EV charging stations, that they manage, we can also provide EV charging hardware, site recommendations, connectivity to the Blink Network, and service and maintenance services.

We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations. As of November 1, 2016, we have approximately 13,244 charging stations deployed of which 5,150 are Level 2 public charging units, 165 DC Fast Charging EV chargers and 2,589 residential charging units in service on the Blink Network. Additionally, we currently have approximately 363 Level 2 charging units on other networks and there are also approximately an additional 4,977 non-networked, residential Blink EV charging stations. The non-networked, residential Blink EV charging stations are all partner owned.

Industry Overview

We believe that the market for plug-in electric vehicles has experienced significant growth in recent years in response to consumer demand for vehicles with greater fuel efficiency, greater performance, and with lower environmental emissions. We believe that the demand for EVs has also been spurred in part by federal and state fuel economy standards and other state and local incentives and rebates for EVs. For example, the states of California, Oregon, New York, Maryland, Massachusetts and others have created mandates for EVs with the goal of 3.3 million EVs on the road by 2025. At the same time, oil and gas prices continue to experience spikes and fluctuations, while at the same time the cost of battery technology continues to fall as the battery industry achieves scale. In response, major automotive OEMs have accelerated the adoption of EV models, with more than 25 EV models currently available from Tesla, Nissan, Kia, GM, Ford, Fiat, BMW, Mercedes, Audi, Volkswagen, Toyota, Mitsubishi, Land Rover, Porsche, and many others. According to the Electric Drive Transportation Association, sales of plug-in vehicles since introduction to the market in 2010 is over 500,000 and according to a third-party researcher, sales are expected to grow by a factor of 12 to 3.5 million in 2025.

However, we believe that a major impediment to EV adoption has been the lack of EV charging infrastructure, and that a viable model for continued deployment of EV charging infrastructure continues to evolve. Examples of federal programs designed to stimulate development of EV charging infrastructure includes the recent White House announcement of, among other things, programs to release up to $4.5 billion in loan guarantees and invite applications to support the deployment of commercial EV charging facilities, and the launching of the Fixing America’s Surface Transportation (FAST) Act process to identify and develop corridors for zero emission and alternative fuel vehicles, which will include a network of EV fast charging stations.

According to forecasts of according by a third-party researcher, sales of EV service equipment globally will grow from approximately 0.425 million units in 2016 to 2.5 million units in 2025. Major utility companies are also working to upgrade their grid infrastructure in order to prepare for mass consumption of electricity by electric vehicles.

While many believe that the majority of EV charging occurs at home, we believe the need for a robust, pervasive public EV charging infrastructure is required to eliminate range anxiety (that is, a worried feeling while driving an electric car caused by the driver thinking they might run out of power before reaching their destination). In addition to providing strategic, public charging stations, we believe that it is necessary to provide EV charging solutions to those drivers that do not live in single-family homes, but share parking facilities, including multifamily residential apartment buildings and condominiums. While there are a few, leading competitors and various, smaller EV charging equipment or service providers that have emerged in the market, we believe their products and services are limited. Typically, these companies offer EV charging equipment, an EV charging network, or EV charging services with third party equipment.

Our EV Charging Solutions

We offer a broad range of EV charging products and services to Property Partners and EV drivers.

EV Charging Products

●	Level 2. We offer Level 2 (AC) EV charging equipment, which is ideal for commercial and residential use, and has the standard J1772 connector, which is compatible with all major auto manufacturer electric vehicle models. Our commercial equipment is available in pedestal or wall mount configurations, with the ability to connect to our robust Blink Network. Our non-networked residential product, Blink HQ, is available in a wall-mount configuration and offers a delay start feature that allows users to optimize charging by utility rates. Level 2 charging stations typically provide a full charge in two to eight hours. Level 2 chargers are ideally suited for low-cost installations and frequently used parking locations, such as workplace, multifamily residential, retail and mixed-use, parking garages, municipalities, colleges/schools, hospitals, and airports.

●	DCFC. Our DC Fast Charging equipment (“DCFC”) currently has the CHAdeMo connector, which is compatible with Nissan, Kia, and Tesla electric vehicle models (additional models may be potentially available in the future), and typically provides a full-charge in less than 30 minutes. Installation of DCFC stations and grid requirements are typically greater than Level 2 charging stations, and are ideally suited for transportation hubs and locations between travel destinations.

We intend to enhance our current equipment offerings by developing and offering new generations of EV charging equipment.

EV Charging Services

●	Blink Network. Our proprietary, cloud-based Blink Network allows us to share convenient and advantageous station management features and pertinent data with Property Partners and EV drivers through user interfaces. These features include real-time station status, payment processing, detailed charging session information, monitoring and troubleshooting stations remotely, as well as standard and customized reporting capabilities on, among others, energy dispensed, greenhouse gases reduced, oil barrels saved, and gallons of fuel saved.

●	Blink Mobile application. Our proprietary mobile application, available for iOS and Android, provides EV drivers with vital station information, including the ability to locate EV charging stations on the Blink Network, view real-time station status information, pay and initiate EV charging sessions, become a Blink member, and manage their Blink account (billing information, radio frequency identification cards, text messaging, and email notifications).

We believe that we are unique in our ability to provide various business models to Property Partners and leverage our technology to meet the needs of both Property Partners and EV drivers. Our property partner business model options include:

1.	Host Owned: The Property Partner purchases our EV charging equipment for use by EV drivers and pays for connectivity to the Blink Network as well as payment transaction fees.

2.	Car Charging Owned: We provide EV charging equipment, which we own and maintain, and operate the EV charging services through our Blink Network and share a portion of the revenues generated from the stations with our Property Partner.

3.	Hybrid: We also offer customized business models that meet individual Property Partner needs and combines features from the aforementioned business models.

Competitive Advantages/Operational Strengths

Early Mover Advantage: We continue to leverage our large and defendable first mover advantage and the digital customer experience we have created for both drivers and Property Partners. We believe that there are tens of thousands of Blink driver registrants that appreciate the value of using charging sessions on a leading, established, and robust network experience. We have thousands of Blink chargers deployed across the United States and the tendency, among users, is to stay within one consistent network for expansion on any given property.

Long-Term Contracts with Property Owners: We have strategic and often long term agreements with location exclusivity for Property Partners across numerous transit/destination locations, including airports, car dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condo, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations. We have hundreds of Property Partners that include well-recognized companies, large municipalities, and local businesses. Some examples are Caltrans, Carl’s Jr., City of Azusa, City of Chula Vista, City of Springfield, City of Tucson, Cracker Barrel, Federal Realty, Fred Meyer Stores, Inc., Fry’s Food & Drug, Inc., Garage Management Company, Icon Parking, IKEA, iPark, JBG Associates, Kohls, Kroger Company, LAZ Parking, Macy’s, McDonald’s, Ralphs Grocery Company, Sears, Simon Properties, and SP+ Parking. We continue to establish new contracts with Property Partners that previously secured our services independently, or had contracts with ECOtality, the former owner of the Blink related assets.

Flexible Business Model: We are able to offer and sell both EV charging equipment as well as access to our robust, cloud-based EV charging software, which we refer to as the Blink Network. We believe that we have an advantage in our ability to provide various business models to Property Partners and leverage our technology to meet the needs of both Property Partners and EV drivers.

Ownership and Control of EV Charging Stations and Services: We own a large percentage of our stations, which is a significant differentiation between us and some of our primary competitors. This ownership model allows us to control the settings and pricing for our EV charging services, service the equipment as necessary, and have greater brand management and price uniformity.

Experience with Products and Services of Other EV Charging Service Providers. From our early days and through our acquisitions, we have had the experience of owning and operating EV charging equipment provided by other EV charging service providers, including General Electric, ChargePoint, and SemaConnect. This experience has provided us with the working knowledge of the benefits and drawbacks of other equipment manufacturers and their applicable EV charging networks.

Our Strategy

Our objective is to continue to be a leading provider of EV charging solutions by deploying mass scale EV charging infrastructure, and by doing so, enable the accelerated growth of EV adoption and the EV industry. Key elements of our strategy include:

●	Relentless Focus on Customer Satisfaction. Increase overall customer satisfaction with new and existing Property Partners and EV drivers by upgrading and expanding the EV charging footprint throughout high demand, high density geographic areas. In addition, improve productivity and utilization of existing EV charging stations, as well as to continue to enhance the valuable features of our EV charging station hardware and the Blink Network.

●	Leverage Our Early Mover Advantage. We continue to leverage our large and defendable first mover advantage and the digital customer experience we have created for both drivers and Property Partners. We believe that there are tens of thousands of Blink driver registrants that appreciate the value of transacting charging sessions on a leading, established, and robust network experience. We have thousands of Blink chargers deployed across the United States and the tendency, among users, is to stay within one consistent network for expansion on any given property.

●	Expand Sales and Marketing Resources. Our intention is to invest in sales and marketing infrastructure to capitalize on the growth in the market as well as to expand our go-to-market strategy. Today, we use a direct sales force and intend to continue to expand our efforts as well as invest in a wholesale channel go-to-market strategy that may include wholesale electrical distributors, independent sales agents, utilities, solar distributors, contractors, automotive manufacturers, and auto dealers.

●	Continue to Invest in Technology Innovation. We will continue to enhance the product offerings available in our EV charging hardware, cloud-based software, and networking capability. This includes the design and launch of our next generation of EV charging solutions, including accelerating the charge currents currently available in EV charging hardware and new, robust Blink Network features in order to distance ourselves from the competition. Our key service solutions allow us to remain technology agnostic, and if market conditions shift, we have the option to leverage pure play hardware providers to augment our products.

●	Properly Capitalize Our Business. We continue to pursue and welcome new potential capital sources to deliver on key operational objectives and the necessary resources to execute our overall strategy. The EV charger industry as a whole is undercapitalized to deliver the full potential of the expected EV market growth in the near future. We expect to retain our leadership position with new capital.

Sales

We currently maintain an in-house field sales force that maintains business relationships with our Property Partners and develops new sales opportunities through lead generation and marketing. We also sell our EV charging hardware, software services (connectivity to Blink Network), and service plans through reseller partners, which then sell these products and services to property representatives and/or hosts.

Marketing is performed by our in-house staff. To promote and sell our services to property owners and managers, parking companies, and EV drivers, we also utilize marketing and communication channels including press releases, email marketing, websites (www.CarCharging.com, www.BlinkNetwork.com, www.BlinkHQ.com), Google AdWords, and social media. The information on our websites is not, and will not be deemed, a part of this prospectus or incorporated into any other filings we make with the SEC.

We continue to invest in the improvement of the service and maintenance of our Company-owned stations, as well as those stations with a service and maintenance plans, and expanding our cloud-based network capabilities. We anticipate continuing to expand our revenues by selling our next generation of EV charging equipment to current as well as new Property Partners, which includes airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations, expanding our sales channels to wholesale distributors, utilities, auto original equipment manufacturers (“OEMs”), solar integrators, and dealers, which will include implementing EV charging station occupancy fees (after charging is completed, fees for remaining connected to the charging station beyond an allotted grace period), and subscription plans for EV drivers on our Blink-owned public charging locations.

Our revenues are primarily derived from fees charged to EV drivers for EV charging in public locations, EV charging hardware sales, and government grants. EV charging fees to EV drivers are based either on an hourly rate, a per kilowatt-hour (“kWh”) rate, or by session, and are calculated based on a variety of factors, including associated station costs and local electricity tariffs. EV charging hardware is sold to our Property Partners such as Green Commuter, IKEA, Nashville Music Center, and Wendy’s. In addition, other sources of fees from EV charging services are network fees and payment processing fees paid by our Property Partners.

Our Customers and Partners

We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations. We have hundreds of Property Partners that include well-recognized companies, large municipalities, and local businesses. Some examples are Caltrans, City of Azusa, City of Chula Vista, City of Springfield, City of Tucson, Cracker Barrel, Federal Realty, Fred Meyer Stores, Inc., Fry’s Food & Drug, Inc., IKEA, JBG Associates, LLC, Kroger Company and Ralphs Grocery Company. We continue to establish contracts with Property Partners that previously had contracts with ECOtality, the former owner of the Blink related assets.

Our revenues are primarily derived from EV charging hardware sales to our Property Partners, fees from public EV charging services to EV drivers, government grants, and marketing incentives. EV charging fees to EV drivers are based either on an hourly rate, a per kWh rate, or by session, and are calculated based on a variety of factors, including associated station costs and local electricity tariffs. In addition, other sources of fees from EV charging services are network fees and payment processing fees paid by our Property Partners.

We continue to invest in the improvement of the service and maintenance of our Company-owned stations, as well as those stations with a service and maintenance plans, and expanding our cloud-based network capabilities. We anticipate continuing to expand our revenues by selling our next generation of EV charging equipment, expanding our sales channels, and implementing EV charging station occupancy fees (after charging is completed, fees for remaining connected to the charging station beyond an allotted grace period), subscription plans for our Blink-owned public charging locations, and advertising fees.

Competition

The EV charging equipment and service market is highly competitive and we expect the market to become increasingly competitive as new entrants enter this growing market. Our products and services compete on the basis of product performance and features, total cost of ownership, sales capabilities, financial stability, brand recognition, product reliability and size of installed base. Our existing competition currently includes ChargePoint, which manufactures EV charging equipment and operates the ChargePoint Network; and EVgo, which offers home and public charging with pay-as-you-go and subscription models. There are other entrants into the connected EV charging station equipment market, such as General Electric, SemaCharge, EVConnect, and Greenlots. We believe these additional competitors struggle with gaining the necessary network traction but could gain momentum in the future. While Tesla does offer EV charging services, the connector type utilized currently restricts the chargers to Tesla vehicles. There are many other large and small EV charger companies that offer non-networked or “basic” chargers that have limited customer leverage, but could provide a low-cost solution for basic charger needs in commercial and home locations.

We believe we have competitive advantages over our competitors, such as our long-term contracts with property owners and managers, and our flexible business model where we are able to sell both EV charging stations as well provide access to a leading EV charging network. However, many of our current and expected future competitors have considerably greater financial and other resources than we do, and may leverage those resources to compete effectively.

Government Regulation and Incentives

State, regional, and local regulations for installation of EV charging stations vary from jurisdiction to jurisdiction and may include permitting requirements, inspection requirements, licensing of contractors, and certifications as examples. Compliance with such regulation(s) may cause installation delays.

Currently, we apply charging fees by the kWh for our services in states that permit this policy and hourly and by session for our services in states that do not permit per kWh pricing. California, Colorado, District of Columbia, Florida, Hawaii, Illinois, Maryland, Massachusetts, Minnesota, New York, Oregon, Pennsylvania, Utah, Virginia, and Washington have determined that companies that sell EV charging services to the public will not be regulated as utilities, therefore, allowing us to charge fees based on kW usage. These individual state determinations are not binding on any other regulator or jurisdiction; however, they demonstrate a trend in the way states view the industry. Other jurisdictions are in the process of adopting such reforms.

Historically, we have secured and depended on incentives, and intend to continue to pursue incentives from various governmental jurisdictions. As an example, we recently endorsed the Obama Administration’s announcement of, among other things, programs to:

●	Release up to $4.5 billion in loan guarantees and invite applications to support the deployment of commercial EV charging facilities;

●	Launch the Fixing America’s Surface Transportation (FAST) Act process to identify and develop corridors for zero emission and alternative fuel vehicles, which will include a network of EV fast charging stations; and

●	Host an “Electric Vehicle Hackathon” in order to determine insights and develop new EV charging solutions.

We intend to continue to vigorously seek additional grants, loans, rebates, subsidies, and incentives as a cost effective means of reducing our capital investment in the promotion, purchase, and installation of charging stations where applicable. We expect that these incentives, rebates, and tax credits will be critical to our future growth.

Intellectual Property

We rely on a combination of patent, trademark, copyright, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect our proprietary rights. Our success depends in part upon our ability to obtain and maintain proprietary protection for our products, technology and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing our proprietary rights.

As of November 1, 2016, we had 6 patents issued in the U.S., 4 patents issued in Canada, and 4 patents issued in South Korea. These patents relate to various aspects of battery charging and EV charging design. We intend to continue to regularly assess opportunities for seeking patent protection for those aspects of our technology, designs and methodologies that we believe provide a meaningful competitive advantage. However, our ability to do so may be limited until such time as we are able to generate cash flow from operations or otherwise raise sufficient capital to continue to invest in our intellectual property. If we are unable to do so, our ability to protect our intellectual property or prevent others from infringing our proprietary rights may be impaired.

Employees

As of November 1, 2016, we have 28 full-time and 7 part-time employees. Our full-time employees work in the following places: 8 are located at our headquarters in Miami Beach, Florida, 15 are located in Phoenix, Arizona, 1 is located in Los Gatos, California, 1 is located in San Francisco, California, 1 is located in Los Angeles, California, 1 is located in New York, New York and 1 is located in Oregon. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Other Corporate Information

Car Charging Group, Inc., a Nevada corporation, is the parent company of Car Charging, Inc., a Delaware corporation, which serves as the main operating company and is, in turn, the parent company of several distinct wholly-owned subsidiary operating companies including, but not limited to, eCharging Stations LLC, Blink, Beam Charging LLC and EV Pass LLC. Car Charging Group, Inc. was formed in the State of Nevada on October 3, 2006, under our prior name, New Image Concepts, Inc. New Image Concepts, Inc. changed its name to Car Charging Group, Inc., on December 8, 2008. Car Charging, Inc. was incorporated in Delaware on September 8, 2009. We purchased the assets referred to as the Blink Network from ECOtality, Inc. on October 16, 2013. From April 22, 2013 to April 16, 2014, 350 Green LLC (“350 Green”) was a wholly-owned subsidiary of the Company in which the Company had full control and was consolidated. Beginning on April 17, 2014, when 350 Green’s assets and liabilities were transferred to a trust mortgage, 350 Green became a Variable Interest Entity. We determined that we are the primary beneficiary of 350 Green, and as such, 350 Green’s assets, liabilities and results of operations are included in our consolidated financial statements.

We maintain our principal offices at 1691 Michigan Avenue, Suite 601, Miami Beach, Florida, 33139. Our telephone number is (305) 521-0200. Our Silicon Valley office houses our CEO. Our website is www.CarCharging.com; we can be contacted by email at info@CarCharging.com. The information on our websites is not, and will not be deemed, a part of this prospectus or incorporated into any other filings we make with the SEC.

Legal Proceedings

From time to time, we are a defendant or plaintiff in various legal actions that arise in the normal course of business. We record legal costs associated with loss contingencies as incurred and has accrued for all probable and estimable settlements.

With the exception of the foregoing, we are not involved in any material disputes and do not have any material litigation matters pending except:

350 GREEN, LLC

There have been five lawsuits filed against 350 Green by creditors of 350 Green regarding unpaid claims. These lawsuits relate solely to alleged pre-acquisition unpaid debts of 350 Green. Also, there are other unpaid creditors, aside from those noted above, that claim to be owed certain amounts for pre-acquisition work done on behalf of 350 Green solely, that potentially could file lawsuits at some point in the future.

On August 7, 2014, 350 Green received a copy of a complaint filed by Sheetz, a former vendor of 350 Green alleging breach of contract and unjust enrichment of $112,500. The complaint names 350 Green, 350 Holdings LLC and CCGI in separate breach of contract counts and names all three entities together in an unjust enrichment claim. CCGI and 350 Holdings will seek to be dismissed from the litigation, because, as the complaint is currently plead, there is no legal basis to hold CCGI or 350 Green liable for a contract to which they are not parties. The parties held a mediation conference on May 15, 2015, but no settlement was reached. The parties continue to negotiate a settlement.

On September 9, 2015, the United States Court of Appeals for the Seventh Circuit of Chicago, Illinois affirmed the ruling of the United States District Court for the Northern District of Illinois in the matter of JNS Power & Control Systems, Inc. v. 350 Green, LLC in favor of JNS, which affirmed the sale of certain assets by 350 Green to JNS and the assumption of certain 350 Green liabilities by JNS. On April 7, 2016, JNS amended the complaint to add CCGI alleging an unspecified amount of lost revenues from the chargers, among other matters, caused by the defendants. Plaintiff also seeks indemnity for its unspecified costs in connection with enforcing the Asset Purchase Agreement in courts in New York and Chicago. CCGI has filed a motion to dismiss and the parties continue a series of settlement discussions with a named Magistrate Judge ahead of court proceedings.

OTHER MATTER

On May 12, 2016, the SEC filed a complaint with the United States District Court in the Central District of California wherein the SEC alleges that an attorney who previously served as securities counsel to the Company was involved in a fraudulent scheme to create and sell seven (7) public “shell” companies. The SEC’s complaint indicates that one of the shell companies, New Image Concepts, Inc. (“NIC”) was the subject of the Company’s December 7, 2009 reverse merger, wherein following the merger, NIC was renamed Car Charging Group, Inc. The Company is not named as a defendant in the SEC’s complaint and, based on internal review and discussions, there were and are no continuing affiliations between any employees, directors, or investors of the pre-merger shell company and the Company. The Company has determined that no current or past employees of the Company were involved with the former shell company and it does not expect any additional actions to be necessary with respect to this matter.

LITIGATION UPDATES

On July 28, 2015, a Notice of Arbitration was received stating ITT Cannon has a dispute with Blink for the manufacturing and purchase of 6,500 charging cables by Blink, who has not taken delivery or made payment on the contract price of $737,425. ITT Cannon also seeks to be paid the cost of attorney’s fees as well as punitive damages. The parties have agreed on a single arbitrator and are working to schedule the arbitration. The Company contends that the product was not in accordance with the specifications in the purchase order and, as such, believes the claim is without merit. The parties have agreed on a single arbitrator. The arbitration hearing has been scheduled for November 14, 2016 and depositions have begun while simultaneously pursuing settlement options.

On May 18, 2016, the Company was served with a complaint from Solomon Edwards Group, LLC for breach of written agreement and unjust enrichment for failure to pay invoices in the amount of $172,645 for services provided, plus interest and costs. The invoices have been accrued for in the periods in which the services were provided. Initial court proceedings have been scheduled for November 10, 2016.

On September 9, 2015, the United States Court of Appeals for the Seventh Circuit of Chicago, Illinois affirmed the ruling of the United States District Court for the Northern District of Illinois in the matter of JNS Power & Control Systems, Inc. v. 350 Green, LLC in favor of JNS, which affirmed the sale of certain assets by 350 Green to JNS and the assumption of certain 350 Green liabilities by JNS. On April 7, 2016, JNS amended the complaint to add CCGI alleging an unspecified amount of lost revenues from the chargers, among other matters, caused by the defendants. Plaintiff also seeks indemnity for its unspecified costs in connection with enforcing the Asset Purchase Agreement in courts in New York and Chicago. CCGI has filed a motion to dismiss and the parties continue a series of settlement discussions with a named Magistrate Judge ahead of court proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this prospectus, our directors, executive officers and significant employees are as follows:

Name	Age	Principal Positions With Us
Michael D. Farkas(1)	44	Executive Chairman of Board of Directors
Andy Kinard	51	President, Director
Michael J. Calise(2)	55	Chief Executive Officer, Director, and Interim Chief Financial Officer
Ira Feintuch(3)	45	Chief Operating Officer
Andrew Shapiro(4)	48	Director
Donald Engel(5)	84	Director
Kevin Evans(6)	59	Director

(1)	Effective as of January 1, 2015, Mr. Michael D. Farkas was authorized, approved and ratified to serve as Executive Chairman of the Board.

(2)	At the Board meeting of July 24, 2015, Mr. Michael J. Calise was authorized, approved and ratified to serve as Chief Executive Officer. Effective December 7, 2015, Michael Calise was appointed as our interim principal financial officer by the Board. At the Board meeting of March 9, 2016, Mr. Michael J. Calise was authorized, approved and ratified to serve as a member of the Board.

(3)	At the Board meeting of March 13, 2015, Mr. Ira Feintuch was authorized, approved and ratified to serve as Chief Operating Officer.

(4)	At the Board meeting of April 17, 2014, Mr. Andrew Shapiro was authorized, approved and ratified to serve as a member of the Board.

(5)	At the Board meeting of July 30, 2014, Mr. Donald Engel was authorized, approved and ratified to serve as a member of the Board.

(6)	At the Board meeting of October 19, 2016, Mr. Kevin Evans was authorized, approved and ratified to serve as a member of the Board.

Set forth below is a brief description of the background and business experience of our directors and executive officers for the past five years.

Michael D. Farkas, Executive Chairman of Board of Directors

Mr. Farkas served as our Chief Executive Officer from 2010 through July 24, 2015. Mr. Farkas has served as a member of the Board since 2010 and has been our Executive Chairman since January 1, 2015. Mr. Farkas is the founder and manager of The Farkas Group, a privately held investment firm. Mr. Farkas is the founder and CEO of Balance Labs, Inc., a consulting firm that provides business development and consulting services to startup and development-stage business. Mr. Farkas also currently holds the position of Chairman and Chief Executive Officer of the Atlas Group, where its subsidiary, Atlas Capital Services, was a broker-dealer that had successfully raised capital for a number of public and private clients until it withdrew its FINRA registration in 2007. Over the last 20 years, Mr. Farkas has established a successful track record as a principal investor across a variety of industries, including telecommunications, technology, aerospace and defense, agriculture, and automotive retail. Mr. Farkas attended Brooklyn College where he studied Finance.

Based on his work experience with our Company and with investment firms and his education, we have deemed Mr. Farkas fit to serve on the Board.

Andy Kinard, President, Director

Mr. Kinard has served as our President and as a member of the Board since November 2009. Prior to his joining our Company, Mr. Kinard sold electric vehicles in Florida for Foreign Affairs Auto from 2007 to 2009. From 2004 through 2005, he marketed renewable energy in Florida and was a guest speaker at the World Energy Congress. His first employer was Florida Power & Light (“FPL”) a power utility company where he worked for 15 years. In his early years, his focus was on engineering. During his tenure at FPL, he performed energy analysis for large commercial accounts, and ultimately became a Certified Energy Manager. Simultaneously, Mr. Kinard was assigned to FPL’s electric vehicle program. FPL had their own fleet of electric vehicles that they used to promote the technology. He also served on the Board of Directors of the South Florida Manufacturing Association for 4 years. Mr. Kinard holds a B.S. in Engineering from Auburn University.

Based on his work experience with our Company and at FPL and his education, we have deemed Mr. Kinard fit to serve on the Board and as our President.

Michael J. Calise, Chief Executive Officer, Director, and Interim Chief Executive Officer

Mr. Calise has served as our Chief Executive Officer since July 2015 and as a member of the Board since March 2016. From June 2011 to February 2015, Mr. Calise was the Head of North America Electric Vehicle Solutions at Schneider Electric, a world leader in energy management and energy efficiency. While at Schneider, Mr. Calise was responsible for the electric vehicle strategy, product, and services, and took the business from its infancy to its position as one of the top contenders in the electric vehicle solutions industry. Prior to Schneider Electric, from March 2010 to May 2011, Mr. Calise was the founder and principal of EVadvise, an independent advisory firm focused on mass scale electric vehicle infrastructure. While at EVadvise, he helped develop the EV Charging infrastructure technology plan for Marin Transportation Authority’s (MTA) county-wide charger deployment. Mr. Calise received a Bachelor of Science Degree in Electrical Engineering from the University of Buffalo in New York, and has been a member of the Institute of Electrical and Electronics Engineers, California Clean Cars, Cleantech.org, Plug In America and the Electric Auto Association (EAA), and was a former board member of the Electric Drive Transportation Association (EDTA) and the BACC EV Strategic Council.

Based on his work experience in the EV industry and his education, we have deemed Mr. Calise fit to serve on the Board and as our Chief Executive Officer.

Ira Feintuch, Chief Operating Officer

Mr. Feintuch commenced employment with our Company in 2009 and was appointed Chief Operating Officer in March 2015. Mr. Feintuch served as Vice President of Operations from March 2009_ to March 2015. In this capacity, Mr. Feintuch has been responsible for the purchasing, installation, and maintenance of EV charging equipment, the selection and management of third-party electricians and service professionals for our Company and its subsidiaries, as well as developing strategic partnerships and collaborative relationships for our Company. Mr. Feintuch currently sits on the board of the ROEV Association, an EV industry trade association. Mr. Feintuch commenced personal bankruptcy proceedings in January 2016. Mr. Feintuch holds a B.S. in Management from Touro College.

Based on his work experience with our Company and his education, we have deemed Mr. Feintuch fit to serve on the Board and as our President.

Andrew Shapiro, Director

Mr. Shapiro has served on our Board since April 2014. Mr. Shapiro founded Broadscale Group in 2012 and serves as its leader. Broadscale is a new model of investment firm working with leading energy corporations to invest in and commercialize the industry’s most promising market-ready innovations. Prior to Broadscale, Mr. Shapiro founded GreenOrder in 2000. GreenOrder was a strategic advisory firm that worked with more than 100 enterprises to create energy and environmental innovation as a competitive advantage. In this capacity, Mr. Shapiro and his team worked with General Electric’s leadership on the creation and execution of its multi-billion dollar “ecomagination” initiative, provided strategic counsel to General Motors on the launch of the Chevrolet Volt, and served as the green advisor for 7 World Trade Center, New York City’s first LEED-certified (Leadership in Energy and Environmental Design) office tower. GreenOrder’s client list included Alcan, Allianz, Bloomberg, BP, Bunge, Citi, Coca-Cola, Dell, Disney, Duke Energy, DuPont, eBay, Hines, HP, JPMorgan Chase, KKR, McDonald’s, Morgan Stanley, NASDAQ OMX, National Grid, NBC Universal, NRG, Office Depot, Pfizer, Polo Ralph Lauren, Simon Property Group, Staples, Target, Tishman Speyer, TXU, and Waste Management. Mr. Shapiro and GreenOrder also co-founded the US Partnership for Renewable Energy Finance (US PREF), and created GO Ventures, a subsidiary to incubate and invest in environmentally innovative businesses, which cofounded and financed California Bioenergy, Class Green Capital, and GreenYour.com. In 2011, Mr. Shapiro led the sale of GreenYour.com to Recyclebank and joined Recyclebank’s Sustainability Advisory Council. Mr. Shapiro holds an A.B. in Anthropology from Brown University and a J.D. from Yale Law School.

Based on his experience with environmental innovation and his education, we have deemed Mr. Shapiro fit to serve on the Board.

Donald Engel, Director

Mr. Engel has served on our Board since July 2014. Mr. Engel served as Managing Director and consultant at Drexel Burnham Lambert for 15 years. Mr. Engel managed and developed new business relationships and represented clients such as Warner Communications and KKR & Co., L.P. Mr. Engel also served as a consultant to Bear Stearns and as a Director of such companies as Revlon, Uniroyal Chemical, Levitz, Banner Industries, Savannah Pulp & Paper, and APL Corp. In the last decade, Mr. Engel consulted to Morgan Joseph TriArtisan.

Based on his work experience and his previous directorships, we have deemed Mr. Engel fit to serve on the Board.

Kevin Evans, Director

Mr. Evans was appointed to our Board in October 2016. From 2015 to the present, Mr. Evans has been a strategic consultant focused on turnarounds, restructurings/recapitalizations, and divestitures. From 2009 through 2011, Mr. Evans was President and CEO as well as a member of the Board of Directors of EnergyConnect Group, Inc., a leading provider of demand response services to the electricity grid using a software as a service platform, and developed the operating strategy that generated a 27% compound annual growth rate. Johnson Controls bought EnergyConnect in 2011. After Johnson Controls completed the acquisition, Mr. Evans was, from 2011 through 2014, Vice President and General Manager of EnergyConnect as a wholly-owned subsidiary of Johnson Controls. From 2003 to 2008, Mr. Evans was Senior Vice President, Chief Business Officer, and Chief Financial Officer of the Electric Power Research Institute, an energy industry organization. Mr. Evans holds a B.A. in Economics and Management from Sonoma State University and a M.B.A. from San Diego State University.

Based on his work experience in the electricity industry, his previous directorships, and his education, we have deemed Mr. Evans fit to serve on the Board.

Family Relationships

There are no family relationships between any of our officers or directors.

Director Independence

Upon the completion of this offering, our common stock is expected to be listed on The NASDAQ Capital Market. Under the rules of NASDAQ, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carryout out his responsibilities. As a result of this review, our Board determined that Messrs. Shapiro, Engel, and Evans, qualify as “independent” directors within the meaning of the NASDAQ rules. We plan on appointing another “independent” director prior to the completion of this offering so that, a majority of our directors are independent, as required under applicable NASDAQ rules. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Composition

Our Board is currently composed of six members. Our articles of incorporation and our bylaws permit our Board to establish by resolution the authorized number of directors, and six are currently authorized. Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal.

In addition, the Certificate of Designations of the Preferences, Rights and Limitations of our Series C Preferred Stock, as amended, entitles the holders of our Series C Preferred Stock, exclusively and as a separate class, to elect one of our directors, whom we will refer to as our Series C Director. The Series C Director may be removed without cause, and only by, the affirmative vote of the holders of the shares of our Series C Preferred Stock. Mr. Evans is currently the Series C Director.

Board Committees

Our Board has established an audit committee and a compensation committee. The composition and responsibilities of each of the committees of our Board are described below. Members serve on such committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee was established in November 2016 to oversee our corporate accounting and financial reporting processes. Our audit committee, among other things, be responsible for:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	approving audit and non-audit services and fees;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

●	reviewing reports and communications from the independent registered public accounting firm;

●	reviewing earnings press releases and earnings guidance;

●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	reviewing and monitoring actual and potential conflicts of interest.

Our audit committee is comprised of Messrs. Evans and Shapiro. Our Board has determined that each of the directors serving on the audit committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and NASDAQ. In addition, our Board has determined that Messrs. Evans and Shapiro both meet the requirements of a financial expert as defined under the applicable rules and regulations of the SEC and who has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has considered the independence and other characteristics of each member of our audit committee, and our Board believes that each member meets the independence and other requirements of NASDAQ and the SEC.

Our audit committee operates under a written charter that will satisfy the applicable standards of the SEC and NASDAQ. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee was established in November 2016 to oversee our corporate compensation policies, plans and benefit programs. Our compensation committee is, among other things, responsible for:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers, including our Chief Executive Officer and other executive officers;

●	administering our equity compensation plans and programs;

●	reviewing and discussing with our management our SEC disclosures; and

●	overseeing our submissions to stockholders on executive compensation matters.

Our compensation committee is comprised of Messrs. Shapiro and Engel. Our Board has considered the independence and other characteristics of each member of our compensation committee. Our Board believes that each member of our compensation committee meets the requirements for independence under the current requirements of NASDAQ, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of NASDAQ.

Nomination of Directors

Our Board plans on adopting a formal written policy relating to the director nomination process. We do not have a standing nominating committee. Under our policy, the independent directors of our Board will nominate our directors. When evaluating director nominees, our directors will likely consider the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Code of Business Conduct and Ethics

We expect our Board to adopt a code of business conduct and ethics prior to the closing of this offering. Our code of business conduct and ethics will apply to all of our employees, officers and directors, including our principal executive and senior financial officers. A copy of our code of business conduct and ethics will be posted on our website at www.carcharging.com. A copy of our code of business conduct and ethics will be provided without charge to any person submitting a written request to the attention of the Chief Executive Officer at our principal executive office.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2015, and 2014 in all capacities. Our named executive officers for 2015 were our Chief Executive Officer, President, and Chief Operating Officer (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)		Bonus($)		Stock Awards($)(1)		Option Awards($)(1)		All Other Compensation($)		Total($)
Andy Kinard	2015	74,949		—		12,000	(8)	3,868	(14)	11,621	(18)	102,437
President	2014	83,000		—		9,000	(9)	109,142	(15)	25,023	(18)	226,165
Michael D. Farkas	2015	460,000	(6)	—		18,000	(10)	4,849	(16)	225,134	(19)	707,983
Chief Executive Officer (2)	2014	435,000	(6)	—		9,000	(11)	199,783	(17)	88,578	(19)	732,361
Michael J. Calise	2015	114,583		25,000	(7)	75,000	(12)			—		517,433
Chief Executive Officer (3)
Ira Feintuch	2015	270,833		—		1,750,000	(13)	—		90,972	(20)	2,111,806
Chief Operating Officer (4)
Jack Zwick	2015	—		—		12,000		3,779		—		15,779
Chief Financial Officer (5)	2014	—		—		9,000		189,147		46,100		244,247

(1)	The amounts reported in these columns represent the grant date fair value of the stock and options awards granted during the year ended December 31, 2015 and 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. The assumptions we used in valuing the stock awards and the option awards are described more fully in the “Management Discussion and Analysis” section and Note 14 to the financial statements for the year ended December 31, 2015 located in this prospectus. The amounts shown exclude the impact of estimated forfeitures.

(2)	Mr. Farkas resigned as Chief Executive Officer on July 24, 2015. From July 24, 2015 through November 24, 2015, Mr. Farkas served as Chief Visionary Officer, an executive position. Mr. Farkas has served as Executive Chairman of the Board since January 1, 2015.

(3)	At the Board meeting of July 29, 2015, the Board approved the appointment of Mr. Calise as Chief Executive Officer.

(4)	At the Board meeting of March 13, 2015, the Board approved the appointment of Mr. Ira Feintuch to serve as Chief Operating Officer.

(5)	On December 7, 2015, Jack Zwick resigned as our Chief Financial Officer and as a member of the Board, effective immediately.

(6)	Of the salary of $460,000 earned in 2015 by Mr. Farkas, $240,000 was paid in cash during 2015, $80,000 was unpaid as of December 31, 2015 and $140,000 was satisfied by the issuance of Series C Preferred Stock in 2015. Of the salary of $435,000 earned in 2014 by Mr. Farkas, $315,000 was paid in cash during 2014 and $120,000 was satisfied by the issuance of Series C Preferred Stock in 2015.

(7)	Pursuant to a July 16, 2015 employment agreement, Mr. Calise received a $25,000 discretionary bonus.

(8)	Mr. Kinard was granted 42,270 shares of our common stock for attending Board meetings during 2015 with an aggregate grant date fair value of $12,000.

(9)	Mr. Kinard was granted 20,520 shares of common stock for attending Board meetings during 2014 with an aggregate grant date fair value of $9,000.

(10)	Mr. Farkas was granted 77,564 shares of common stock for attending Board meetings during 2015 with an aggregate grant date fair value of $18,000.

(11)	Mr. Farkas was granted 20,520 shares of common stock for attending Board meetings during 2014 with an aggregate grant date fair value of $9,000 at grant date.

(12)	Mr. Calise was granted 220,588 shares of our common stock on July 29, 2015 with an aggregate grant date fair value of $75,000.

(13)	Pursuant to a March 24, 2015 employment agreement, Mr. Feintuch was granted 1,000,000 shares of Series A Convertible Preferred Stock, 1,500 shares of Series C Convertible Preferred Stock and 1,500,000 shares of common stock] with an aggregate grant date fair value of $1,000,000, $150,000 and $600,000, respectively. The stock awards are payable 50% upon the signing of the employment agreement and 50% upon the one-year anniversary of the employment agreement.

(14)	Mr. Kinard was granted 20,000 options under our 2015 Plan for attending Board meetings during 2015 with an aggregate grant date fair value of $3,868.

(15)	Mr. Kinard was awarded 82,000 options under our 2013 Plan on May 14, 2014 with an aggregate grant date fair value of $59,211. In addition Mr. Kinard was granted 55,000 options for attending Board meetings during 2014 with an aggregate grant date fair value of $49,931.

(16)	Mr. Farkas was granted 30,000 options under our 2015 Plan for attendance of Board meetings during 2015 with an aggregate grant date fair value of $4,849.

(17)	Mr. Farkas was awarded 210,000 options under our 2013 Plan on May 14, 2014 with an aggregate grant date fair value of $149,852 at grant date. In addition Mr. Farkas was awarded 55,000 options for attending Board meetings during 2014 with an aggregate grant date fair value of $49,931.

(18)	Mr. Kinard received $11,621 and $11,523 of Company paid health insurance benefits in calendar years 2015 and 2014, respectively. During 2014, Mr. Kinard earned $13,500 in cash fees for serving on the Board.

(19)	Mr. Farkas received an auto allowance of $19,500 for the year ended December 31, 2014, and Company paid health insurance benefits of $14,634 and $15,328 for the years ended December 31, 2015 and 2014, respectively. The Farkas Group, Inc. also earned commissions in the year ended December 31, 2015 of $187,750 in commissions relating to the installation of chargers ($47,750 was paid in cash and $140,000 was paid in Series C Preferred Stock) and $22,750 in provisional commission payments pertaining to certain charging service revenues in accordance with its agreement and earned commissions in the year ended December 31, 2014 of $40,250. Of the commissions earned in 2015 by Mr. Farkas, $140,000 was satisfied by the issuance of Series C Preferred Stock in 2015. During 2014, Mr. Farkas earned $13,500 in cash fees for serving on the Board.

(20)	During 2015, Mr. Feintuch received Company paid health insurance benefits of $24,522 and earned commissions of $66,450.

Employment Agreements

Mr. Farkas’ Employment Agreement. We entered into an employment agreement with Michael D. Farkas, our CEO at the time, on October 15,2010. The agreement was for three years and stipulated a base salary of $120,000 in year one, $240,000 in year two and $360,000 in year three. The agreement also included a signing bonus of $60,000 upon. On December 23, 2014, in connection with the closing and as a condition to the closing of the securities purchase agreement executed simultaneously therewith, we entered into an amended and restated employment agreement with our then Chief Executive Officer, Michael D. Farkas. The amendment provides that Mr. Farkas shall have a salary of Forty Thousand Dollars ($40,000) per month. However, for such time as any of the aggregate subscription amount is still held in escrow, Mr. Farkas shall receive Twenty Thousand Dollars ($20,000) in cash and the remaining amount of his compensation: (i) shall be deferred; and (ii) must be determined by the compensation committee of the Board to be fair and equitable. Additionally, beginning on the date that the Aggregate Subscription Amount is released from escrow and continuing for so long as the Series C Convertible Preferred Stock remains issued and outstanding, Mr. Farkas’ salary shall only be paid in cash if doing so would not put us in a negative operating cash flow position.

Effective July 24, 2015, we amended our employment agreement with Mr. Michael D. Farkas, such that Mr. Farkas was appointed our Chief Visionary Officer and shall no longer serve as our Chief Executive Officer. Mr. Farkas will continue to serve as our Executive Chairman of the Board. The employment agreement had a four-month term. The amended employment agreement specified the following: (i) in the event of a sale of our Company within one year of July 24, 2015, Mr. Farkas shall be entitled to receive an incentive payment equal to 1% of the gross sale price; and (ii) in satisfaction of amounts previously owed to Mr. Farkas, we were to issue shares of Series C Convertible Preferred stock valued at $400,000. The one year elapsed without a sale of our Company and the 4,444 shares of Series C Convertible Preferred stock were issued 4,000 on July 24, 2015 and 444 on March 31, 2016. All options and warrants awarded to Mr. Farkas vested as of the effective date of the amendment.

Mr. Feintuch’s Employment Agreement. On March 24, 2015, we entered into an employment agreement with Mr. Ira Feintuch to serve as our Chief Operating Officer for an initial three-year term renewable annually unless written notice is provided 60 days prior to the renewal term. Mr. Feintuch is to receive an annual salary of $250,000 and shall participate in all of our benefit programs. Mr. Feintuch may receive a performance-based bonus in the form of cash or securities, at the discretion of our Executive Committee or pursuant to any written incentive plans adopted by the Board. In addition, Mr. Feintuch will receive 1,000,000 shares of Series A Convertible Preferred Stock, 1,500 shares of Series C Convertible Preferred Stock and 1,500,000 shares of common stock. The stock awards are payable 50% upon the signing of the employment agreement and 50% upon the one-year anniversary of the employment agreement. In addition, options to purchase an aggregate of 1,495,665 shares of common stock held by Mr. Feintuch with exercise prices ranging from $1.00 to $1.46 per share had their expiration dates extended to March 24, 2018. If, at any time prior to the one (1) year anniversary of the employment agreement we experienced a Fundamental Transaction (as defined in the employment agreement), the unvested equity compensation granted pursuant to the employment agreement was entitled to acceleration of vesting. Mr. Feintuch is entitled to paid time off of twenty-five (25) days per annum. If Mr. Feintuch is terminated without “cause” (as defined in the employment agreement), we shall continue to be obligated to pay Mr. Feintuch for nine (9) months after written notice of termination. Mr. Feintuch is also subject to a covenant not to compete.

Mr. Calise’s Employment Agreement. On July16, 2015 (the “Effective Date”), we entered into an employment agreement with Mr. Michael J. Calise to serve as our Chief Executive Officer, pursuant to which Mr. Calise will be compensated at the rate of $275,000 per annum and shall participate in all of our benefit programs. Mr. Calise will serve as a member of our OPFIN Committee and Executive Committee and we agree we will nominate Mr. Calise to serve of the Board for as long as Mr. Calise is our Chief Executive Officer. As of November 1, 2016, the OPFIN Committee is not currently in place. In addition, Mr. Calise will be entitled to receive (1) 3,584,400 options with an exercise price of $0.70 per share, (2) 1,588,016 options with an exercise price of $1.00 per share, (3) 26,422 options with an exercise price of $1.50 per share, (4) 287,970 options with an exercise price of $2.00 per share and (5) 1,500 options with an exercise price of $3.00 per share. The option quantities were derived from a percentage of the total options and warrants outstanding on the Effective Date (the “Underlying Instruments”) and can be adjusted downward on a pro rata basis as a result of an expiration or amendment of the Underlying Instruments. Each of the options shall vest and become exercisable at the rate of 25% of the total number of shares on the twelve (12) month anniversary of the Effective Date and 1/16 of the total number of shares each quarter thereafter on each quarterly anniversary of the Effective Date, however, no option shall be exercisable prior to the exercise of the Underlying Instruments. The options shall have a four (4) year term from each of the respective vesting dates. The option grant requires stockholder approval of an increase in the number of shares authorized to be issued pursuant to our equity incentive plan.

In addition, Mr. Calise is entitled to receive a signing bonus consisting of (i) $75,000 worth of our common stock based on the closing price on the Effective Date and (ii) a $25,000 cash payment. Within thirty (30) days of Mr. Calise’s acceptance of this position, Mr. Calise and the Board will mutually set the Key Performance Indicators (“KPIs”) for Mr. Calise’s annual performance bonus. Mr. Calise will be initially eligible to receive an annual performance bonus in the amount of $100,000. Any entitled annual performance bonus shall be payable in January after the end of each year, and awarded for meeting the KPIs mutually set by Mr. Calise and the Board for the prior calendar year. Mr. Calise and the Board will meet at the beginning of each calendar year to set the KPIs and the annual bonus amount for that calendar year. Mr. Calise may receive an additional bonus in the form of cash and/or stock, at the discretion of the Board, or pursuant to one or more written plans adopted by the Board. Mr. Calise is entitled to paid time off of twenty (20) days per annum. Upon termination by us other than for “cause” (as defined in the employment agreement), death, disability, or if Mr. Calise resigns for “good reason”(as defined in the employment agreement), Mr. Calise will be entitled to: (i) a lump sum payment equal to nine (9) months of salary, then in effect, (ii) up to 100% of Mr. Calise annual performance bonus prorated, (iii) reimbursement of COBRA premiums for a period of twelve (12) months, if applicable, and (iv) nine (9) months of accelerated vesting with respect to Mr. Calise’s then-outstanding equity awards prorated based on the number of days in the relevant quarter. In addition to the preceding termination benefits, if Mr. Calise is terminated three months or less prior to, or upon, or within twelve months following a “change of control” (as defined in the employment agreement), Mr. Calise will be entitled to accelerated vesting of then-outstanding equity awards as follows: (i) if termination occurs in the second year of Mr. Calise’s employment, an additional three (3) months prorated based on the number of days in the relevant quarter, (ii) if termination occurs in the third year of Mr. Calise’s employment, an additional six (6) months prorated based on the number of days in the relevant quarter, (iii) if termination occurs in the fourth year of Mr. Calise’s employment, 100% accelerated vesting. If Mr. Calise’s employment with us terminates voluntarily by Mr. Calise (except upon resignation for “good reason” (as defined in the employment agreement)), for cause by us or due to Mr. Calise’s death or disability, then (i) all vesting will terminate immediately with respect to Mr. Calise’s outstanding equity awards, (ii) all payments of compensation by us to Mr. Calise under the employment agreement will terminate immediately, and (iii) Mr. Calise will only be eligible for severance benefits in accordance with our established policies, if any, as then in effect.

Omnibus Incentive Plans

We have adopted four omnibus incentive plans. On November 30, 2012, the Board, as well as a majority of our stockholders, approved our 2012 Omnibus Incentive Plan (the “2012 Plan”). On January 11, 2013, the Board approved our 2013 Omnibus Incentive Plan (the “2013 Plan”) and a majority of our stockholders approved the 2013 Plan on February 13, 2013. On March 31, 2014, the Board approved our 2014 Omnibus Incentive Plan (the “2014 Plan”) and a majority of our stockholders approved the 2014 Plan on April 17, 2014. On February 10, 2015, the Board approved our 2015 Omnibus Incentive Plan (the “2015 Plan,” and together with the 2012 Plan, the 2013 Plan and the 2014 Plan, the “Plans,” and each a “Plan”) and a majority of our stockholders approved the 2015 Plan on April 21, 2015. The Plans are substantially similar. The Plans enable us to grant options, stock appreciation rights (SARs), restricted stock, restricted stock units, phantom stock and dividend equivalent rights to our employees, directors, consultants, and advisors or any affiliate (as defined in applicable Plan), and to improve our ability or an affiliate to attract, retain, and motivate individuals upon whom our sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in us. Any of these awards may be made as performance incentives to reward attainment of annual or long-term performance goals, which awards are anticipated to result in “performance-based” compensation (as that term is used for purpose of Section 162(m) of the Internal Revenue Code). The material terms of the Plans are summarized below.

Administration. The Plans are administered by the Board, or, in the discretion of the Board, by a committee composed of two (2) or more members of the Board (the “committee”). To the extent possible, and to the extent the Board deems it necessary or appropriate, each member of the committee will be a non- employee director and an outside director; however, the Board may designate two or more committees to operate and administer the Plans. The committee will authority to (i) determine the optionees and grantees to whom and the times at which options and awards will be granted, (ii) determine the price at which options will be granted, (iii) determine the type of option to be granted and the number of shares of common stock subject to the option, (iv) determine the number of shares of common stock to be granted pursuant to each award, and (v) approve the form and terms and conditions of the documents for each option and award; all subject, however, to the express provisions of the Plans. The interpretation and construction by the committee of any provisions of the Plans or of any option or award granted under it will be final, binding and conclusive.

Authorized Shares. The aggregate maximum number of shares of common stock for which options or awards may be granted pursuant to each Plan is 5,000,000, as adjusted under the terms of the applicable Plan. If an option terminates or expires without having been fully exercised for any reason, or if any award or option is canceled or forfeited for any reason, the shares of the common stock for which the option was not exercised or that were canceled or forfeited pursuant to the award or option may again be the subject of any option or award granted under the Plans. Shares of common stock covered by an award option will be counted as used as of the award date or grant date, as applicable. Any shares of common stock that are subject to awards or options will be counted against the plan limit one (1) share of common stock for every one (1) share of common stock subject to an award or option. With respect to SARs, the number of shares of common stock subject to an award of SARs or phantom stock will be counted against the aggregate number of shares of common stock available for issuance under the Plans regardless of the number of shares of common stock actually issued to settle the SAR upon exercise. If any shares of common stock covered by an award or option granted under the Plans are not purchased or are forfeited or expire, or if an award or option otherwise terminates without delivery of any share of common stock subject thereto or is settled in cash in lieu of shares of common stock, then the number of shares of common stock counted against the aggregate number of shares of common stock available under the Plans with respect to such award or option will, to the extent of any such forfeiture, termination or expiration, again be available for granting awards or options under the Plans.

Stock Options. The terms and conditions of the options will be specified in an option document. Options granted under the Plans may be Non-Qualified Stock Options or Incentive Stock Options (“ISOs”), within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the “Code”), except that options granted to outside directors and any consultants or advisers providing services to our Company or an affiliate will in all cases be Non-Qualified Stock Options. The maximum number of shares of common stock for which options may be granted to any single optionee in any fiscal year under each Plan is 1,500,000, as adjusted under the terms of the applicable Plan. Options are granted pursuant to option documents approved by the committee. The exercise price of an option will be at least 100% of the fair market value of a share of common stock on the date of grant as determined by the committee. With respect to an ISO granted to an optionee that owns more than 10% of the total combined voting power of all classes of our stock or an affiliate, then the exercise price per share may not be less than 110% of the fair market value of a share of common stock on the date the option is granted. In no event will the aggregate fair market value of the shares of common stock with respect to an ISO is exercisable for the first time by the optionee during any calendar year exceed $100,000. Options granted under the Plans will have an option term specified in the option documents, which will not exceed (i) three years from the date of grant, or (ii) three years from the date of grant of an ISO if the optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of our Company or of an affiliate. No option may be exercised unless six months, or such greater period of time as specified in the option documents have elapsed from the date of grant. No repricings are permitted under the Plans without the approval of our stockholders.

SARs. The terms and conditions of SARs will be specified in an award document. The grant price of the SAR will be at least the fair market value of a share of common stock on the date of grant. SARs may be grated in conjunction with all or part or an option or award. Each SAR will terminate upon the expiration of not more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Unit Awards. The terms and conditions of restricted stock and restricted stock units will be specified in an award document. No cash or other compensation will be required to be paid by a grantee for a restricted stock unit award. Unless otherwise provided in an award document, holders of restricted stock will have the right to vote such shares of common stock and the right to receive any dividends declared or paid with respect to such shares of common stock. Holders of restricted stock units will have no rights as stockholders of our Company. Restricted stock units are settled in stock and the award documents may provide that the grantee may be entitled to cash dividends. The committee may grant an unrestricted stock award to any grantee pursuant to which such grantee may receive shares of common stock free of any restrictions.

Phantom Stock. The terms and conditions of phantom stock will be specified in an award document. No cash or other compensation will be required to be paid by a grantee for phantom stock. Phantom stock will be settled in cash equal to the fair market value of a share of common stock for each phantom stock and the aggregate amount of cash dividends paid with respect to a share of common stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date the phantom stock vests. Holders of phantom stock will have no rights as stockholders of our Company.

Dividend Equivalent Rights. The terms and conditions of dividend equivalent rights will be specified in the award document. A dividend equivalent right is an award entitling the grantee to receive credits based on cash distributions that would have been paid on the shares of common stock specified in the dividend equivalent right (or other award to which it relates) if such shares of common stock had been issued to and held by the grantee.

Performance-Based Awards. The committee may grant awards of restricted stock, restricted stock units, SARs, phantom stock or dividend equivalent rights which will include vesting requirements based specifically on the attainment of one or more performance targets (as defined in the applicable Plan) applicable to any such award. No grantee will receive a performance-based award for shares of common stock in excess of 5,000,000 shares of common stock under the applicable Plan. The committee will establish one or more performance targets for each performance period (as defined in the applicable Plan). In establishing any performance target under the Plans, the committee will establish an objective target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) our Company as a whole, (ii) any of our subsidiaries, operating divisions, business segments or other operating units, or (iii) any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; product spread; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the committee deems appropriate. The committee may grant performance shares which are contingent rights to receive shares of common stock, where the right to receive all or a portion of such shares is subject to the same rules regarding performance-based awards.

Transferability. No option or SAR may be transferred except by will or the laws of descent and distribution; provided that (i) a Non-Qualified Stock Option may be transferred pursuant to the terms of a qualified domestic relations order (as defined in the applicable Plan), or (ii) if authorized in the award document a grantee may transfer, not for value, all or part of a SAR to any family member. No restricted stock, restricted stock unit or phantom stock may be transferred, provided that if authorized in the grant agreement a grantee may transfer, not for value, all or part of a phantom stock to any family member.

Change of Control. In the event of a change of control (as defined by the applicable Plan), the committee may take whatever action with respect to options and awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability, or removing any restrictions from or imposing any additional restrictions on any outstanding awards or options.

Adjustments on Changes in Capitalization. The aggregate number of shares of common stock and class of shares of common stock as to which options and awards may be granted hereunder, the limitation as to grants to individuals, the number of shares of common stock covered by each outstanding option or award, and the option price for each related outstanding option, will be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities resulting from a subdivision or consolidation of the common stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment affecting the common stock which is effected without receipt of consideration by us. The committee will have authority to determine the adjustments to be made; provided, however, that no adjustment will be made that will cause an ISO to lose its status as such without the consent of the optionee, except for adjustments made in the event of a change of control.

Parachute Limitations. Notwithstanding any other provision of the applicable Plan or any other agreement (as defined in the applicable Plan), and notwithstanding any benefit arrangement (as defined in the applicable Plan), if the grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any award held by that grantee and any right to receive any payment or other benefit under the applicable Plan will not become exercisable or vested to the extent that such payment or other benefit, taking into account all other payments or other benefits to or for the grantee under the applicable Plan, all other agreements, and all benefit arrangements, would cause any payment or benefit to the grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect; provided that it is beneficial to the grantee (on an after-tax basis).

Plan Amendment or Termination. The Board may amend the Plan from time to time in such manner as it may deem advisable; provided, however that the Board may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of shares of common stock as to which options or awards may be granted, or (iii) make any other change or amendment as to which stockholder approval is required under Rule 16b-3 promulgated under the Exchange Act (as defined in the applicable Plan), in each case without obtaining approval, within twelve months before or after such action, by (A) vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all of our outstanding voting stock is, either in person or by proxy, present and voting on the matter, or (B) a method and in a degree that would be treated as adequate under applicable state law for actions requiring stockholder approval, including, without limitation, by written consent of stockholders constituting a majority of the voting power of all shares of outstanding voting stock of our Company entitled to vote. No amendment to the Plans will adversely affect any outstanding option or award, however, without the consent of the optionee or grantee.

Term of the Plans. The 2012 Plan expired on December 1, 2014. No awards may be issued (i) after December 1, 2015 under the 2013 Plan, (ii) after March 11, 2016 under the 2014 Plan, and (iii) after March 11, 2017 under the 2015 Plan.

As of December 31, 2015, options to purchase 3,320,000 shares of common stock had been issued and are outstanding to employees and consultants under the 2012 Plan. All options under the 2012 Plan vest ratably over three years from date of issuance, December 27, 2012, and expire in five years from date of issuance. As of December 31, 2015, options to purchase 2,351,667 shares of common stock and 1,373,621 shares of common stock were outstanding to our employees and consultants, respectively under the 2013 Plan. As of December 31, 2015, options to purchase 1,965,000 shares of common stock and 2,522,383 shares of common stock were outstanding to our employees and consultants, respectively under the 2014 Plan. As of December 31, 2015, options to purchase 145,000 shares of common stock and 489,409 shares of common stock were outstanding to our employees and consultants, respectively under the 2015 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2015 to the Named Executive Officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($ )	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested(#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Andy Kinard	300,000	—		—	1.46	12/27/2017	—		—	—	—
Andy Kinard	10,000	—		—	1.28	8/26/2016	—		—	—	—
Andy Kinard	5,000	—		—	1.31	6/28/2018	—		—	—	—
Andy Kinard	5,000	—		—	1.22	8/27/2018	—		—	—	—
Andy Kinard	5,000	—		—	1.19	9/26/2018	—		—	—	—
Andy Kinard	5,000	—		—	0.90	10/10/2018	—		—	—	—
Andy Kinard	5,000	—		—	1.56	11/14/2018	—		—	—	—
Andy Kinard	27,333	54,667	(1)	—	1.00	5/14/2019	—		—	—	—
Andy Kinard	5,000	—		—	1.01	4/17/2019	—		—	—	—
Andy Kinard	5,000	—		—	0.95	6/6/2021	—		—	—	—
Andy Kinard	5,000	—		—	0.54	8/21/2019	—		—	—	—
Andy Kinard	5,000	—		—	0.53	10/21/2019	—		—	—	—
Andy Kinard	5,000	—		—	0.53	12/17/2019	—		—	—	—
Ira Feintuch	600,000	—		—	1.46	12/27/2017	—		—	—	—
Ira Feintuch	686,665	—		—	1.28	8/26/2016	—		—	—	—
Ira Feintuch	70,000	140,000	(2)	—	1.00	5/14/2019	—		—	—	—
Ira Feintuch	—	—		—	—		750,000	(3)	105,000	—	—
Ira Feintuch	—	—		—	—		500,000	(4)	175,000	—	—
Ira Feintuch	—	—		—	—		750	(5)	41,753	—	—
Michael D. Farkas	750,000	—		—	1.61	12/27/2017	—		—	—	—
Michael D. Farkas	5,000	—		—	1.31	6/28/2018	—		—	—	—
Michael D. Farkas	5,000	—		—	1.22	8/27/2018	—		—	—	—
Michael D. Farkas	5,000	—		—	1.19	9/26/2018	—		—	—	—
Michael D. Farkas	10,000	—		—	1.06	10/4/2018	—		—	—	—
Michael D. Farkas	5,000	—		—	0.90	10/10/2018	—		—	—	—
Michael D. Farkas	5,000	—		—	1.56	11/14/2018	—		—	—	—
Michael D. Farkas	210,000	—	(3)	—	1.10	5/14/2019	—		—	—	—
Michael D. Farkas	5,000	—		—	1.01	4/17/2019	—		—	—	—
Michael D. Farkas	5,000	—		—	0.95	6/6/2021	—		—	—	—
Michael D. Farkas	5,000	—		—	0.54	8/21/2019	—		—	—	—
Michael D. Farkas	5,000	—		—	0.53	10/21/2019	—		—	—	—
Michael D. Farkas	5,000	—		—	0.33	12/17/2019	—		—	—	—

(1)	Option is exercisable to the extent of 27,333 and 27,334 shares effective as of May 14, 2016 and May 14, 2017, respectively.

(2)	Option is exercisable to the extent of 70,000 shares effective as of each of May 14, 2016 and May 14, 2017.

(3)	Common stock vested on March 24, 2016.

(4)	Represents shares of Series A Convertible Preferred Stock that vested on March 24, 2016 and were convertible into 12,500,000 shares of common stock as of December 31, 2015.

(5)	Represents shares of Series C Convertible Preferred Stock that vested on March 24, 2016 and were convertible into 339,857 shares of common stock as of December 31, 2015.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of November 1, 2016, our securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,781,667	$1.14	$1
Equity compensation plans not approved by security holders	-	$-	$-

Total	7,781,667	$1.14	S-

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our Named Executive Officers participated in a nonqualified deferred compensation plan in 2015.

401(k) Plan

We maintain a tax-qualified retirement plan (the “401(k) plan”), that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may participate in the 401(k) plan on the entry date coincident with or following the date they meet the 401(k) plan’s age and service eligibility requirements. The entry date is either January 1 or July 1. In order to meet the age and service eligibility requirements, otherwise eligible employees must be age 21 or older and complete 3 consecutive months of employment. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Currently, the 401(k) plan does not provide for any matching contributions on employee deferrals.

Compensation of Directors

Mr. Farkas’ employment agreement, as amended provides that for so long s Mr. Farkas serves as a member of our Board, Mr. Farkas’ compensation for each meeting attended includes: (i) 5,000 options to purchase shares of our common stock at an exercise price equal to $0.01 above the closing price of our common stock on the date of the Board meeting; and (ii) a cash payment of $1,500 or, at our option, $3,000 worth of common stock based on the closing price of our common stock on the date of the Board meeting.

We entered into a director agreement (the “Richardson Agreement”) with Governor Bill Richardson on December 10, 2012. On September 17, 2015, Governor Bill Richardson resigned from the Board and the Richardson Agreement was terminated. Pursuant to the Richardson Agreement, Governor Richardson agreed to fulfill general duties associated with being Chairman of the Board. For every board meeting he attended, Governor Richardson received five-year warrants to purchase 5,000 shares at an exercise price equal to the then-current market price, which would vest two years following the grant date, and $1,500, payable in shares at a value of $3,000 at our discretion. Additionally, Governor Richardson was to receive $100,000 annually for being Chairman of the Board. Upon the execution of the Richardson Agreement, Governor Richardson received 200,000 shares and five-year warrabts to purchase 10,000 shares at an exercise price of $1.00, which would vest two years following the grant date. Effective January 1, 2015, with the appointment by the Board of Michael D. Farkas as Chairman of the Board, Governor Bill Richardson remained a member of our Board and agreed to revise his compensation package so that he would be compensated solely for his attendance at meetings of the Board. His compensation for each meeting included: (i) 5,000 options to purchase shares of our common stock at an exercise price equal to $0.01 above the closing price of our common stock on the date of the Board meeting; and (ii) a cash payment of $1,500 or, at our option, $3,000 worth of common stock based on the closing price of our common stock on the date of the Board meeting.

We entered into a director agreement (the “Shapiro Agreement”) with Mr. Shapiro on April 28, 2014. The Shapiro Agreement has a term of three years, and Mr. Shapiro shall attend no fewer than four meetings per year. As compensation for his services, Mr. Shapiro shall receive: (i) annual compensation of $100,000; (ii) an option to purchase 400,000 shares of common stock, upon execution of the director agreement at an exercise price equal to $0.01 above the closing price on the date the Board approved of his appointment (the “Membership Option Award”); (iii) an option to purchase up to 5,000 shares of common stock for each Board meeting attended by Mr. Shapiro, at an exercise price equal to $0.01 above the closing price on the date of such a meeting; (iv) $1,500 for each Board meeting attended by Mr. Shapiro; and (v) $1,500 for each committee meeting of the Board, should Mr. Shapiro become Chairman of such committee. The Membership Option Award shall vest immediately and expire seven years from the date of issue; all other options issued pursuant to the director agreement shall have a one year vesting period and expire five years from the date of issue.

On July 30, 2014, the Board appointed Donald Engel to the Board to fill a vacancy. It has been determined by us that Mr. Engel is an independent member of the Board pursuant to the required standards set forth in Rule 10A-3(b) of the Exchange Act. In connection with his appointment, we and Mr. Engel entered into a Director Agreement whereby we agreed to issue Mr. Engel an option to purchase 300,000 shares of common stock at an exercise price of $1.00 per share. Additionally, for each Board meeting that Mr. Engel attends he will receive compensation of: (i) an option to purchase 5,000 shares of common stock at an exercise price equal to $0.01 above the closing price on the day of such Board meeting; and (ii) at our option, either (a) $1,500 cash or (b) such number of shares of common stock that equal $3,000 as of the date of such Board meeting.

The following table provides information for 2015 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2015. Other than as set forth in the table, to date we have not paid any fees to or, except for reasonable expenses for attending Board and committee meetings, reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option Awards($)	All Other Compensation($)	Total($)
Governor Bill Richardson(1)	—	—	—	$—	$—
Jack Zwick(2)	—	12,000	3,779	—	15,779
Andrew Shapiro	100,000	38,995	10,986	—	149,981
Donald Engel	—	6,000	2,003	—	8,003
Total	100,000	56,995	16,768	$—	$173,763

(1)	Governor Bill Richardson was appointed as a Director effective December 6, 2012 and resigned his directorship on September 17, 2015.

(2)	On December 7, 2015, Mr. Zwick resigned as a member of the Board effective immediately. There was no disagreement between our Company and Mr. Zwick on any matter that caused his resignation.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of November 1, 2016 and as adjusted to reflect the sale of our common stock offered by us in this offering assuming no exercise of the underwriter’s over-allotment option, for:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentages in the column marked “Percent of Beneficial Ownership Prior to this Offering” in the table below are based on 131,865,505 shares of common stock consisting of (i) 80,476,508 shares of common stock issued and outstanding as of November 1, 2016 and (ii) 11,000,000, 8,250, and 152,407 shares of Series A, Series B, and Series C Preferred Stock, respectively, issued and outstanding as of November 1, 2016, as if converted into 27,500,000, 2,116,568, and 21,772,429 shares of common stock, respectively. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Car Charging Group, Inc., 1691 Michigan Avenue, Suite 601, Miami Beach, Florida 33139.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering
Name and Address of Beneficial Owner	Shares(1)		Percent(2)	Shares		Percent
Eventide Gilead Fund Institutional Trust Custody 7 Easton Oval, EA4E62 Columbus, OH 43219	49,728,891	(3)	31.455%	49,728,891	(3)
Nathan Low 600 Lexington Avenue, 23rd Floor New York, NY 10019	12,970,242	(4)	9.364%	12,970,242	(4)
Platinum Partners(5) 152 West 57th Street New York, NY 10019	10,633,448	(6)	8.026%	10,633,448	(6)
Allston Limited Blake Building, Suite 302 Corner of Hutson & Eyre Street Belize City, Belize	7,457,143	(7)	5.551%	7,457,143	(7)
Wolverine Flagship Fund Trading Limited Wolverine Asset Management, LLC 175 West Jackson Blvd Chicago, IL 60604	6,791,151	(8)	5.054%	6,791,151	(8)
ECOtality Consolidated Qualified Creditor Trust 1850 N. Central Avenue Suite 1400 Phoenix, AZ 85004	2,116,568	(9)	1.605%	2,116,568 (9)

Directors and Executive Officers
Michael D. Farkas 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	43,311,945	(10)	31.700%	43,311,945	(10)
Michael Calise 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	235,588	(11)	*	235,588	(11)
Ira Feintuch 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	4,966,286	(12)	3.745%	4,966,286	(12)
Andrew Shapiro 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	467,790	(13)	*	776,978	(13)
Donald Engel 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	385,520	(14)	*	385,520	(14)
Andy Kinard 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	467,790	(15)	*	467,790	(15)
Kevin Evans 1691 Michigan Avenue, Suite 601 Miami Beach, FL 33139	0		*	0
All directors and officers as a group (6 people)	50,144,107	(16)	36.177%	50,144,107	(16)

*	Less than 1%

(1)	Voting securities consist of (i) shares of common stock, (ii) shares of Series A and Series C Preferred Stock which are convertible into shares of common stock, and (iii) common stock purchase options and warrants. Shares of Series B Preferred Stock only have voting rights with regard to CarCharging Limited, a subsidiary of our Company incorporated under the laws of Ireland. Shares of Series B Preferred Stock do not have voting rights with regard to our Company.

(2)	The percentages in this column are based on 131,865,505 shares of common stock consisting of (i) 80,476,508 shares of common stock issued and outstanding as of November 1, 2016 and (ii) 11,000,000, 8,250, and 152,407 shares of Series A, Series B, and Series C Preferred Stock, respectively, issued and outstanding as of November 1, 2016, as if converted into 27,500,000, 2,116,568, and 21,772,429 shares of common stock, respectively. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person

(3)	Includes 7,142,857 shares of common stock, 114,491 Series C Convertible Preferred Stock as if converted into 16,355,858 common shares and warrants for 26,230,176 shares of common stock which are currently exercisable.

(4)	Includes 3,368,702 shares of common stock held by Sunrise Securities Corp., which is 100% owned by Nathan Low; 1,750,000 shares of common stock held by NLBDIT Portfolio LLC, a trust held in the name of Nathan Low’s children, of which he is a guardian; 1,200,000 shares of common stock held by the Sunrise Charitable Foundation of which Mr. Low has voting authority, warrants for 6,646,540 shares of common stock currently exercisable, held by Sunrise Financial Group, which is 100% owned by Nathan Low, held by Nathan Low and in Mr. Low’s Individual Retirement Account.

(5)	Consists of shares beneficially owned by Platinum Partners Value Arbitrage Fund LP and Platinum Partners Liquid Opportunity Master Fund LP which are affiliated and vote their shares in tandem.

(6)	Includes 10,014,400 shares of common stock and warrants for 619,048 shares of common stock currently exercisable.

(7)	Includes 5,000,000 shares of common stock and warrants for 2,457,143 shares of common stock currently exercisable.

(8)	Includes 3,747,579 shares of common stock, 3,805 Series C Convertible Preferred Stock as if converted into 543,572 shares of common stock and warrants for 2,500,000 shares of common stock currently exercisable.

(9)	Consists of 8,250,491 Series B Convertible Preferred Stock as if converted into 2,116,568 common shares beneficially owned by Carolyn J. Johnsen, Trustee of ECOtality Consolidated Qualified Creditor Trust. These are all of the shares of Series B Convertible Preferred Stock currently outstanding.

(10)	Includes 10,000,000 Series A Convertible Preferred Stock as if converted into 25,000,000 shares of common stock, 1,700,930 shares of common stock, and 1,005,000 options all owned by Mr. Farkas. Additionally included are 250,000 common shares owned by each of Mr. Farkas’ three minor children of which Mr. Farkas has voting authority and serves as custodian; 4,000 shares owned by the Farkas Family Irrevocable Trust of which Mr. Farkas is a beneficiary and 360,000 common shares owned by The Farkas Family Foundation of which Mr. Farkas has voting authority as trustee, convertible notes and accrued interest thereon which are convertible into 751,573 shares of common stock plus 10,062,494 common shares and warrants for 3,005,000 shares of common stock currently exercisable, held by The Farkas Group, Inc. which is wholly-owned by Michael D. Farkas.

(11)	Includes 230,588 shares of common stock and options for 5,000 shares of common stock currently exercisable.

(12)	Includes 1,500,000 shares of common stock, 1,584 Series C Convertible Preferred Stock as if converted into 226,286 shares of common stock, 1,000,000 Series A Convertible Preferred Stock as if converted into 2,500,000 shares of common stock, and options for 740,000 shares of common stock currently exercisable.

(13)	Includes 266,978 shares of common stock and options for 510,000 shares of common stock currently exercisable.

(14)	Includes 55,520 shares of common stock and options for 330,000 shares of common stock currently exercisable.

(15)	Includes 72,790 shares of common stock and options for 395,000 shares of common stock currently exercisable.

(16)	Includes 14,9996,533 shares of common stock, 11,000,000 and 6,342 shares of Series A and Series C Preferred Stock, respectively, as if converted into 27,500,000 and 906,001 shares of common stock, respectively, options and warrants to purchase 2,985,000 and 3,005,000 shares of common stock, respectively, which are currently exercisable and convertible notes and accrued interest thereon which are convertible into 751,573 common shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections titled “Management” and “Executive Compensation” and the registration rights described in the section titled “Description of Capital Stock—Registration Rights,” the following is a description of each transaction since January 1, 2013 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Our Company’s policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock

Private Placement Financings

Series C Preferred Stock Financing

In a series of transactions occurring between December 23, 2014 and June 30, 2016, we entered into securities purchase agreements (the “Series C Securities Purchase Agreements”) with certain investors (the “Purchasers”) for total gross proceeds to us of $8,297,120. Pursuant to the Series C Securities Purchase Agreements, we issued the following to the Purchasers: (i) 110,342 shares of our Series C Preferred Stock and (ii) warrants, exercisable for a period of five years from the original issue date, to purchase an aggregate of 15,763,191 shares of common stock for an exercise price of $1.05 per share.

In connection with the sale of our Series C Preferred Stock in December 2014, July 2015 and March 2016, we entered into registration rights agreements (the “Series C Registration Rights Agreements”) with certain investors, pursuant to which we agreed to register all of the shares of common stock underlying the Series C Preferred Stock and warrants to purchase our common stock purchased pursuant to such transactions, on registration statements to be filed with the SEC, and to use best efforts to cause the such registration statements to be declared effective under the Securities Act within certain time periods after the date of such sales of Series C Preferred Stock (the “Effectiveness Deadlines”). The Company did not meet the Effectiveness Deadlines, and as a result has incurred an obligation under the Series C Registration Rights Agreements to pay certain investors penalties equal to $1,072,937 inclusive of accrued interest, which such penalties we have not yet satisfied.

In connection with the sale of our Series C Preferred Stock in March 2016, we also agreed that if we failed to achieve certain milestones and if the holders of the Series C Preferred Stock request a redemption of their shares pursuant to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on December 23, 2014 (the “Series C Certificate of Designation”)and we choose not to honor such request, then, following our receipt of notice from at least 60% of the holders of the Series C Preferred Stock, we will use reasonable efforts to sell substantially all of our assets. In the event we do not complete the sale of substantially all of our assets within the required time period, Michael D. Farkas has agreed to vote all shares of our voting capital stock fnregistered in his name or beneficially owned by him in accordance with the instructions of at least 60% of the holders of the Series C Preferred Stock.

The following table summarizes the Series C Preferred Stock purchased by related parties in connection with the transaction described in this section. The terms of these purchases were the same as those made available to unaffiliated purchasers. For additional information, please see “Description of Capital Stock—Registration Rights” and “Principal Stockholders.”

Investor	Shares of Series C Preferred Stock	Warrants to Purchase Common Stock	Aggregate Purchase Price	Percentage of Total Outstanding
Eventide Gilead Fund	50,000 (12/23/14)	7,142,857	$4,166,667	29.622%

Horton Capital Partners Fund LP	10,000 (12/23/14)	1,428,572	$833,333	2.962%

Eventide Gilead Fund	9,223 (7/24/15)	1,317,571	$830,000	5.464%

Eventide Gilead Fund	4,167 (10/16/15)	595,286	$250,000	2.469%

Eventide Gilead Fund	14,166 (10/27/15)	2,023,714	$850,000	8.392%

Eventide Gilead Fund	13,334 (3/11/16 - $650,040)

	(3/30/16 - $150,000)	1,904,857	$800,040	7.899%
Horton Capital Partners Fund LP	1,666 (3/14/16)	238,143	$99,960	0.987%

Eventide Gilead Fund	7,786 (4/18/16 - $150,000)

	(5/24/16 - $150,000)

	(6/30/16 - $167,120)	1,112,191	$467,120	4.613%

In connection with the sale of our Series C Preferred Stock in December 2014, we entered into an Escrow Agreement with such purchasers in such sale, pursuant to which the release of $6 million to us was subject to us meeting certain milestones. On December 23, 2014, all the initial closing conditions were met and we received $2 million. The remaining $4 million was deposited into an escrow account. We met certain milestones and did not meet others, and, as a result received $5 million.

As a condition of sale of our Series C Preferred Stock in December 2014 and as required by the purchasers of our Series C Preferred Stock, we amended the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock filed with the Secretary of State of Nevada by us on December 7, 2009, as amended with filings filed with the Secretary of State of Nevada by us on December 6, 2012 and December 29, 2014 (the “Series A Certificate of Designation”) in order to (i) limit the voting rights of the holders of our Series A Preferred Stock to an as-converted basis; and (ii) remove the liquidation preference rights of the Series A Preferred Stock.

Common Stock Financings

In a series of transactions occurring between March 2013 and December 2013, we entered into certain subscription agreements and securities purchase agreements (the “Common Stock Purchase Agreements”) with certain purchasers for total gross proceeds to us of $18,575,000. Pursuant to the Common Stock Purchase Agreements, we issued the following to certain purchasers: (i) 24,035,714 shares of our common stock and (ii) warrants, exercisable for a period of five years from the original issue date, to purchase an aggregate of 24,035,714 shares of common stock for an exercise prices ranging from $1.00 to $2.25 per share.

In connection with the sale of our common stock in October 2013 and December 2013, we entered into registration rights agreements (the “Common Registration Rights Agreements”, and together with the Series C Registration Rights Agreements, the “Registration Rights Agreements”) with certain purchasers, pursuant to which we agreed to register all of the shares of common stock and warrants to purchase common stock purchased pursuant to those transactions, on registration statements to be filed with the SEC and to use best efforts to cause the such registration statements to be declared effective under the Securities Act within certain time periods after the date of such sales of common stock (the “Common Effectiveness Deadlines”).

Registration Rights Penalties

We did not meet the Effectiveness Deadlines or the Common Effectiveness Deadlines under our Registration Rights Agreements, and as a result has incurred an obligation under the Series C Registration Rights Agreements and the Common Registration Rights Agreements to pay certain purchasers penalties equal to $1,072,937 inclusive of accrued interest, which such penalties we have not yet satisfied.

Convertible Promissory Notes

On June 24, 2016, we issued a sixty-day convertible note in the principal amount of $105,000 to a company wholly-owned by Michael D. Farkas, our Executive Chairman. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share. Subsequent to June 30, 2016, we repaid the principal amount of $105,000 plus accrued interest.

On June 24, 2016, we issued a sixty-day convertible note in the principal amount of $95,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 475,000 shares of common stock at an exercise price of $0.70 per share.

On July 27, 2016, we issued a sixty-day convertible note in the principal amount of $100,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 500,000 shares of common stock at an exercise price of $0.70 per share.

On July 29, 2016, we issued a sixty-day convertible note in the principal amount of $50,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.70 per share.

On July 29, 2016, we issued a sixty-day convertible note in the principal amount of $20,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 100,000 shares of common stock at an exercise price of $0.70 per share.

On August 1, 2016, we issued a sixty-day convertible note in the principal amount of $30,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 150,000 shares of common stock at an exercise price of $0.70 per share.

On August 15, 2016, we issued a sixty-day convertible note in the principal amount of $100,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 500,000 shares of common stock at an exercise price of $0.70 per share.

On September 1, 2016, we issued a sixty-day convertible note in the principal amount of $15,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 75,000 shares of common stock at an exercise price of $0.70 per share.

On September 9, 2016, we issued a sixty-day convertible note in the principal amount of $35,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 175,000 shares of common stock at an exercise price of $0.70 per share.

On September 16, 2016, we issued a sixty-day convertible note in the principal amount of $50,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.70 per share.

If our Company enters into bankruptcy proceedings, all of the above convertible notes will not be subject to an automatic stay. In addition, these notes feature piggyback registration rights and give Mr. Farkas a first priority lien on and continuing security interest in all of our assets. With the exception of the June 24, 2016 convertible note for $105,000, the convertible notes in favor of a company wholly-owned by Mr. Farkas discussed above have matured and are past due. These notes have a waiver of automatic stay impWe have not satisfied this debt and are in negotiations with Mr. Farkas to extend the maturity dates of such notes. If we are unable to do so on favorable terms, or at all, Mr. Farkas could seek to enforce the notes against us, which could have an adverse effect on our business and reduce the market price of our common stock.

License Agreements

On March 29, 2012, we, as Licensee, entered into an exclusive patent license agreement with Mr. Farkas, and Balance Holdings, LLC (an entity controlled by Mr. Farkas) as Licensor, whereby we agreed to pay a royalty of 10% of the gross profits received by us from commercial sales and/or use of two provisional patent applications, one relating to an inductive charging parking bumper and one relating to a process which allows multiple EVs to plug into an EV charging station simultaneously and charge as the current becomes available.

On March 11, 2016, we and Balance Holdings, LLC entered into an agreement related to the March 29, 2012 patent license agreement. The parties acknowledged that we have paid a total of $8,525 in registration and legal fees for the U.S. Provisional Patent Application No. 61529016 (the “Patent Application”) (related to the inductive charging parking bumper) to date. Effective March 11, 2016, the patent license agreement, solely with respect to the Patent Application and the parties’ rights and obligations thereto, was terminated. Mr. Farkas agreed to be solely responsible for all future costs and fees associated with the prosecution of the patent application. In the event the Patent Application is successful, Mr. Farkas shall grant a credit to us in the amount of $8,525 to be applied against any outstanding amount(s) owed to him. If we do not have any outstanding payment obligations to Mr. Farkas at the time the Patent Application is approved, Mr. Farkas shall remit the $8,525 to us within twenty (20) days of the approval. The parties agreed to a mutual release of any claims associated with the patent license agreement. We have not paid nor incurred any royalties to date under the patent license agreement.

Other Transactions with Michael Farkas and Affiliates

On December 15, 2014, we issued a note to a company for which Mr. Farkas is the majority stockholder and an officer of the company, in the amount of $65,000, due on the six-month anniversary date of the note with interest at 8% per annum. The note was paid in full with accrued interest thereon of $202 on December 29, 2014.

On December 28, 2014, we issued a warrant to purchase 5,000 shares of our common stock to Mr. Farkas at an exercise price of $0.40 per share. The warrant vests immediately and expires two years from date of issuance.

We paid commissions to a company owned by Mr. Farkas, such company is referred to as “FGI,” totaling $47,750 and $40,250 during the years ended December 31, 2015 and 2014 for business development related to installations of EV charging stations by us in accordance with the support services contract. These amounts are recorded as compensation on the consolidated statement of operations. These amounts were paid pursuant to a Fee/Commission Agreement entered into by the Company and FGI on November 17, 2009. The Fee/Commission Agreement calls for us to pay FGI $500 for the first charging station installed at a client introduced by FGI and $250 for each additional station. FGI also receives a quarterly commission payment equal to 5% of gross revenue generated by each car charging station installed as a result of FGI’s efforts. On or about November 1, 2016, Mr. Farkas notified the Company that he believes he is entitled to be compensated for certain revenues earned by the Company beginning in November 2015 under the same terms described herein. The Company is presenting Mr. Farkas’s interpretation of this compensation arrangement to the compensation committee of the Board for its review. The Company has not reached and conclusion regarding this matter, however, the amounts that would be paid to Mr. Farkas, if approved, are not material to the Company’s financial position or results of operations.

We paid $52,500 in fees to FGI from January 1 to June 30, 2016 as a result of financings entered into by the Company.

On July 28, 2016, the Company (“Sublandlord”) entered into a sublease agreement with Balance Labs, Inc. (“Subtenant”) (an entity controlled by the Company’s Executive Chairman of the Board of Directors) pursuant to which the Company agreed to sublease a portion of its Miami, Florida corporate headquarters to Subtenant. The term of the sublease agreement is from August 1, 2016 to September 29, 2018, subject to earlier termination upon written notice of termination by the landlord or Sublandlord. Throughout the term of the agreement, Subtenant shall pay to Sublandlord fixed base rent and operating expenses equal to 50% of Sublandlord’s obligation under its primary lease agreement, resulting in monthly base rent payments ranging from approximately $7,500 to $8,000 per month, for a total of approximately $200,000 for the total term of the sublease agreement.

On August 3, 2016, we executed a consulting agreement with Ardour Capital Investments LLC (“Ardour”) to serve as our financial advisor with respect to any private equity offerings, derivative equity offerings or debt offerings. As of November 1, 2016, Mr. Farkas owns less than 5% of Ardour. For acting as our placement agent, Ardour will receive a sales commission of 10% of the gross proceeds from any private equity offering and a five-year warrant to purchase 10% of the common stock from such private equity transaction with an exercise price struck at the valuation of the private equity transaction. Ardour will receive a sales commission of three percent of gross proceeds from a non-convertible debt related transaction whereby there is no equity component other than customary warrant coverage not in excess of 10% of the associated debt. If we completes a deal with someone that Ardour introduces to us, even if the consulting agreement has been terminated, they get a fee. We have not yet paid any commissions to Ardour pursuant to this agreement.

In September 2016, we executed a consulting agreement with Balance Labs, Inc. (“Balance Labs”), an entity controlled by Mr. Farkas. Balance Labs will, among other services, work to establish strategic partnerships, identify customers, and identity hardware manufacturers. The consulting agreement calls for us pay a fee of 7% of any gross revenues realized by the Company as a results of Balance Labs’ introductions. Balance Labs will receive a fee, to the extent permitted by applicable federal or state law, of 5% with regard to any mergers (payable in-kind) of the aggregate consideration of the merger, sales of the Company, or our assets. There is also compensation tied to hardware sales ($500 per unit) and any celebrity endorsements (18% of the compensation we pay) arranged by Balance Labs. Finally, if we execute an EV services agreement with a party introduced by Balance Labs and we retain ownership of the hardware, Balance Labs is entitled to 5% of the net revenues generated by the deployed hardware. We have not yet paid any commissions to Balance Labs pursuant to this contract.

Other Transactions

We entered into a Fee/Commission Agreement with our Chief Operating Officer, Ira Feintuch, on November 17, 2009. The Fee/Commission Agreement calls for us to pay Mr. Feintuch $500 for the first charging station installed at a client introduced by Mr. Feintuch and $250 for each additional station. Mr. Feintuch also receives a quarterly commission payment equal to 5% of gross revenue generated by each car charging station installed as a result of Mr. Feintuch’s efforts.

We incurred accounting and tax service fees totaling $33,018 and $23,317 for the year ended December 31, 2015 and 2014 provided by a company that is partially owned by our former Chief Financial Officer, Jack Zwick. This expense was recorded as general and administrative expense in the consolidated statements of operations.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our articles of incorporation and bylaws which will be in effect after the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

Immediately following the completion of this offering, our authorized capital stock will consist of 540,000,000 shares of capital stock, $0.001 par value per share, of which:

●	500,000,000 shares are designated as common stock; and

●	40,000,000 shares are designated as preferred stock, of which 20,000,000 is designated as Series A Preferred Stock, 10,000 is designated as Series B Preferred Stock, 250,000 is designated as Series C Preferred Stock and 19,740,000 is undesignated preferred stock.

As of November 1, 2016, there were 80,476,508 shares of common stock issued and outstanding, held by approximately 310 stockholders of record, and 11,158,77 shares of preferred stock issued and outstanding, held by approximately 55 stockholders of record, which are convertible into 51,388,997 shares of common stock. As of November 1, 2016, there were 11,000,000 shares of Series A Preferred Stock issued and outstanding, 8,250 shares of Series B Preferred Stock issued and outstanding and 152,407 shares of Series C Preferred Stock issued and outstanding convertible into 27,500,000, 2,116,568, and 21,772,429 shares our common stock, respectively.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our bylaws, receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights

In accordance with Nevada Revised Statute (“NRS”) Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation.

No Preemptive or Similar Rights

In accordance with NRS Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution

In accordance with NRS Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

In accordance with NRS Sections 78.195 and 78.211 and the assessment of our Board, all of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this offering will be, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to our articles of incorporation, the Board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

The rights and preferences of the Series A Preferred Stock are as contained in the Series A Certificate of Designations. As long as shares of the Series C Preferred Stock are outstanding, each share of Series A Preferred Stock has one vote per share based on the number of shares basis of common stock into which such shares of Series A Preferred Stock are convertible and does not have any liquidation preference rights. The holders of the Series A Preferred Stock are not entitled to receive dividends. The shares of Series A Preferred Stock are convertible into common stock at a ratio of 2.5 to 1 per share. As of November 1, 2016, there were 11,000,000 shares of Series A Preferred Stock issued and outstanding, which are convertible into 27,500,000 shares of common stock.

Series B Preferred Stock

The rights and preferences of the Series B Preferred Stock are as contained in the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, dated as of April 21, 2015 (the “Series B Certificate of Designation”, and, together with the Series A Certificate of Designation and the Series C Certificate of Designation, the “Certificates of Designation”). Shares of Series B Preferred Stock do not have voting rights with regard to our Company unless and until such shares are converted into common stock, lawin accordance with the Nevada Revised Statutes Section 78.350. The Series B Preferred Stock has liquidation preference rights on a pari passu basis with the Series C Preferred Stock. The holders of Series B Preferred Stock are not entitled to receive dividends. Under the Series B Certificate of Designation, for so long as any shares of the Series B Preferred Stock remain outstanding, we are restricted from paying cash dividends on any shares of our capital stock. The shares of Series B Preferred Stock are convertible at the option of the holder into common stock at a ratio based on the average closing price per share of common stock over the 30-day period prior to each conversion date. In addition, the Series B Preferred Stock is convertible at the option of the holder upon certain events of default, including the failure to make payments under a tax sharing agreement entered into by and between us and certain parties, the enforcement of any rights granted in connection with an operating line of credit entered into with certain parties and a change of control transaction. The Series B Preferred Stock is redeemable at the option of the holder in three equal annual installments starting December 31, 2016, subject to certain earlier acceleration rights upon certain defaults by us, for $100 per share. The Series B Preferred Stock is also redeemable, in full or in part, at our option for $100 per share at any time and from time to time. As of November 1, 2016, there were 8,250 shares of Series B Preferred Stock issued and outstanding, which are convertible into 2,116,568 shares of common stock.

Series C Preferred Stock

The rights and preferences of the Series C Preferred Stock are as contained in the Series C Certificate of Designations. Each share of Series C Preferred Stock is entitled to one vote per share based on the number of shares of common stock into which such shares of Series C Preferred Stock are convertible, provided that if a holder of Series C Preferred Stock would be deemed an affiliate of our Company based on the number of shares a holder of Series C Preferred Stock would be entitled to vote, then the number of shares such holder will be entitled to vote will remain less than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon the conversion of preferred stock held by the applicable holder. In addition, the affirmative vote of the holders of 60% of our Series C Preferred Stock will be required to amend the rights of the Series C Preferred Stock or amend the Series C Certificate of Designation or our articles of incorporation. The holders of the Series C Preferred Stock, exclusively and as a separate class, are entitled to elect one director.

Subject to the restriction on our ability to pay cash dividends contained in the Series B Certificate of Designation as described above, the holders of our Series C Preferred Stock are entitled to receive dividends at our sole discretion either in cash at a rate of 2% on the stated value of the shares of $100, compounded quarterly, or in the form of additional shares of Series C Preferred Stock at a rate of 2.5% on the stated value of the shares of $100, compounded quarterly. The Series C Preferred Stock has senior liquidation preference rights compared to the other classes of preferred stock and common stock, provided that the Series B Preferred Stock is entitled to receive distributions on a pari passu basis with the Series C Preferred Stock. The holders of the Series C Preferred Stock are entitled to convert their shares into shares of common stock at a conversion price of $0.70, which is subject to adjustment for stock dividends and stock splits, sales of equity securities for a price per share lower than the applicable conversion price, subsequent rights offerings, pro rata distributions and certain fundamental transactions, such as a change of control. If we are unable to convert such shares to our common stock, we are subject to partial liquidated damages penalties.

The holders of our Series C Preferred Stock are entitled to redeem their shares at the request of holders representing at least 60% of the outstanding Series C Preferred Stock. In addition, we are permitted to redeem the Series C Preferred Stock at a price per share equal to 120% of the stated value of $100, plus accrued but unpaid dividends. The holders of our Series C Preferred Stock are entitled to rights of participation with respect to future offerings of our shares ending on March 11, 2017. Such holders are permitted to participate up to a minimum of 35% of the securities offered in any offer or sale of equity or debt securities by us on the same terms, conditions and price of such financing transaction. As of November 1, 2016, there were 152,407 shares of Series C Preferred Stock issued and outstanding, which are convertible into 21,772,429 shares of common stock.

Registration Rights

Certain holders of our preferred stock and common stock are entitled to rights with respect to the registration of their shares under the Securities Act. We and certain holders of our preferred stock and common stock are parties to various registration rights agreements with the holders of our Series C Preferred Stock and our common stock.

In connection with the securities purchase agreements dated as of December 23, 2014 and March 11, 2016, we entered into a registration rights agreement the certain purchasers, pursuant to which we agreed to register all of the shares of common stock underlying the Series C Preferred Stock and warrant shares on a Form S-1 registration statement to be filed with the SEC and to use best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days following the closing date of such transaction.

In connection with the securities purchase agreements dated as of October 11, 2013 and December 9, 2013, we entered into a registration rights agreement with the certain purchasers, pursuant to which we agreed to register all of the shares and warrant Shares on a Form S-1 registration statement to be filed with the SEC within 30 calendar days following the closing date of such transaction and to use best efforts to cause the registration statement to be declared effective under the Securities Act within 60 days following the closing date of such transaction.

The registration rights set forth in the registration rights agreements will expire when such stockholders are able to sell all of their shares entitled to registration rights pursuant to Rule 144 of the Securities Act during any 90-day period. We will pay the registration expenses of the holders of the shares registered pursuant to the registrations described below.

Demand Registration Rights

The holders of certain shares of our common stock issuable upon the conversion of our preferred stock are entitled to certain demand registration rights. At any time beginning 180 days after the effective date of this offering, the holders of these shares then outstanding can request that we file a registration statement to register the offer and sale of their shares.

Piggyback Registration Rights

The holders of certain shares of our common stock issuable upon the conversion of our preferred stock are entitled to certain “piggyback” registration rights.f If we propose to register the offer and sale of shares of our common stock under the Securities Act, all holders of these shares then outstanding can request that we include their shares in such registration, subject to certain limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration on Form S-8 relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 relating solely to a transaction covered by Rule 145 promulgated under the Securities Act, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

S-3 Registration Rights

The holders of certain shares of our common stock are entitled to certain Form S-3 registration rights. The holders of these shares then outstanding can request that we register the offer and sale of their shares of our common stock on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3. We are not currently eligible to file a registration statement on Form S-3.

Company Sale Right and Voting Covenant

Pursuant to our Series C Registration Rights Agreement dated March 11, 2016, we agreed that if we fail to achieve certain milestones, and the holders of the Series C Preferred Stock request redemption of their shares pursuant to the Series C Certificate of Designation and we choose not to honor such request, then following our receipt of notice from at least 60% of the holders of the Series C Preferred Stock, we will use reasonable efforts to sell substantially all of our Company’s assets. In the event we do not complete the sale of substantially all of our Company’s assets within the required time period, Michael D. Farkas has agreed to vote all shares of voting capital stock of our Company registered in his name or beneficially owned by him in accordance with the instructions of at least 60% of the holders of the Series C Preferred Stock.

Warrants

As of November 1, 2016, we have issued warrants to purchase up to 57,844,056 shares of common stock. Certain of the warrants granted by us contain various adjustment mechanisms, including anti-dilution protection for issuances of securities at a price below $1.58, weighted average anti-dilution, restrictions on effectuating issuances of common stock or common stock equivalents containing variable settlement provisions, vesting provisions of varying duration. We will be issuing warrants and warrants to the Representative in connection with this offering.

Options

As of November 1, 2016, we had outstanding options to purchase an aggregate of 12,478,310 shares of our common stock, with a weighted-average exercise price of approximately $1.14 per share, under our equity compensation plans.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer, LLC, One University Plaza • Suite 505 • Hackensack, NJ 07601.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Corporation Law and our articles of incorporation, as amended and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred Stock

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Board Vacancies to be Filled by Remaining Directors

Our bylaws provide that casual vacancies on the Board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders

Our bylaws and the Nevada Corporation Law provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action

Our bylaws provide that special meetings of the stockholders may be called by the Board or such person or persons authorized by the Board.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Corporation Law, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the Board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of common stock, or the availability for future sale of shares of common stock, will have on the market price of shares of our common stock prevailing from time to time. Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur may adversely affect market prices prevailing from time to time. Furthermore, there may be sales of substantial amounts of our common stock in the public market after the existing legal and contractual restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future. See “Risk Factors—Risks Associated with our Common Stock— Substantial Future Sales of Shares of Our Common Stock In The Public Market Could Cause Our Stock Price To Fall.”

As of November 1, 2016 we had a total of 80,476,508 shares of our common stock outstanding. After the expiration or earlier waiver or termination of the lockup periods described below, a significant portion of outstanding shares will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described below. The             shares of common stock held by our principal stockholders, directors, and officers immediately after this offering will be deemed restricted securities under the meaning of Rule 144 and may be sold in the public market only if registered or if they qualify for an exemption from registration, including the exemptions pursuant to Rule 144 under the Securities Act, which we summarize below.

Lock-up Agreements

There are approximately            shares of common stock held by our principal stockholders who are subject to lock-up agreements for a period of 90 days from the date of this offering and there are approximately            shares of common stock held by our directors and officers who are subject to lock-up agreements for a period of 180 days from the date of this offering, under which they have agreed not to sell or otherwise dispose of their shares of common stock, subject to certain exceptions. See “Underwriting—Lock-Up Agreements.”

Rule 144

In general, under Rule 144, as currently in effect, an affiliate who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to sell, upon the expiration of the lock-up agreement described in “Underwriting,” within any three-month period beginning 90 days (for our principal stockholders) and 180 days (for our directors and officers) from the date of this offering, a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock, which equals approximately              shares immediately after this offering, or the average reported weekly trading volume of our common stock on NASDAQ during the four calendar weeks preceding the filing of a notice of the sale on Form 144A.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. The sale of these shares, or the perception that sales will be made, may adversely affect the price of our common stock after this offering because a great supply of shares would be, or would be perceived to be, available for sale in the public market.

Following this offering, a person who is not deemed to be or have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, may sell such shares subject only to the availability of current public information about us.

Options and Warrants

As of November 1, 2016, options to purchase a total of [_______] shares of common stock were outstanding, of which were vested. Of the total number of shares of our common stock issuable under these options, all are subject to contractual lock-up agreements with the underwriters described below, and will become eligible for sale subject to Rule 144 at the expiration of those agreements.

As of November 1, 2016, warrants to purchase a total of [_______] shares of common stock were outstanding. Upon the exercise of outstanding warrants, shares will become eligible for sale subject to Rule 144.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock and warrants purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our common stock or warrants.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our common stock or warrants. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock or warrants, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common stock would be treated for U.S federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our common stock or warrants. A “non-U.S. holder” is a beneficial owner of our common stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our common stock or warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock or warrants made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our common stock or warrants on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock or warrants.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock or warrants, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as sole bookrunner and as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Joseph Gunnar & Co., LLC

Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by this prospectus if they purchase any shares of common stock and warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option to purchase up to ______ additional shares of common stock at the public purchase price of $____ and/or warrants to purchase up to _________additional shares of our common stock at a public purchase price of $0.01, less underwriting discounts and commissions. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock and/or warrants by the underwriters in excess of the total number of shares of common stock and/or warrants set forth in the table above. If any of these additional shares and/or warrants are purchased, the underwriters will offer the additional shares and/or warrants on the same terms as those on which the shares and warrants are being offered.

Discounts and Commissions

The underwriters propose initially to offer the shares of common stock and warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $                   per share of common stock and warrant. If all of the shares of common stock and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representatives of the underwriters.

	Per Combined Share and Warrant	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Non-accountable expense allowance	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering (excluding any proceeds received upon any subsequent exercise of the over-allotment option).

We have also agreed to pay the representative’s expenses relating to the offering, including (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority (“FINRA”), and all fees and expenses relating to the listing of our shares of common stock and warrants on NASDAQ; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) all actual fees, expenses and disbursements relating to the registration or qualification of securities offered under state securities laws, or “blue sky” laws, or under the securities laws of foreign jurisdictions designated by the representative, including reasonable fees and disbursements of “blue sky” counsel; (d) all actual fees, expenses and disbursements relating to the registration, qualification or exemption of our shares of common stock and warrants under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents as the representative may reasonably deem necessary; (f) the costs and expenses of the public relations firm; (g) the costs of preparing, printing and delivering certificates representing the common stock; (h) fees and expenses of the transfer agent for the Common Stock; (i) stock transfer and/or stamp taxes, if any; (j) the costs associated with post-closing advertising the offering; (k) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, not to exceed the sum of $3,000 andin such quantities as the representative may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) the fees and expenses of the representative’s legal counsel not to exceed $75,000, $25,000 of which has been paid in advance and will be returned to us to the extent that offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C); (o) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (p) up to $20,000 of the representative’s actual accountable road show expenses for the offering and (q) the representatives’ cost of mailing prospectuses to potential investors, provided, however, that the accountable expenses to be reimbursed are set forth in clauses (b), (k), (n) and (p) above and shall not exceed $142,500 in the aggregate.

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $_______and are payable by us.

Representatives’ Warrants

We have agreed to issue to the representative the representative’s warrants to purchase up to ______ shares of common stock (5% of the shares of common stock sold in this offering, plus 5% of any shares of common stock sold upon exercise of the over-allotment option, if any). We are registering hereby the issuance of the representative’s warrants and the shares of common stock issuable upon exercise of the warrants. The representative’s warrants are exercisable for cash or on a cashless basis at a per share exercise price equal to 125% of the public offering price per share of common stock in the offering and expiring on a date which is no more than five years from the effectiveness of the offering. Except as described above or as summarized below, the representative’s warrants will be in substantially the same form as the warrants included in this offering except that the representative’s warrants will expire on the fifth anniversary of the date of effectiveness of the registration statement of which this prospectus forms a part. The representative’s warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representatives (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 90 days from the date of this prospectus, in the case of our principal stockholders.

Right of First Refusal

We have granted the representatives a right of first refusal, for a period of twelve months from the commencement of sales, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

OTC Pink and NASDAQ Capital Market

Our common stock is presently quoted on the OTC Pink marketplace under the symbol “CCGI”. We intend to apply to have our common stock and warrants listed on The NASDAQ Capital Market under the symbols “CCGI” and “CCGIW,” respectively. No assurance can be given that our application will be approved. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of securities in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing shares of securities in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our securities, including the imposition of penalty bids. This means that if the representative of the underwriters purchases securities in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

In connection with the JMJ transaction in October 2013, we entered into a placement agency agreement with the Representative pursuant to which we owe the Representative a cash fee of $50,000. The cash fee is not included in the aggregate compensation attributed to the Representative for the offering.

Pricing of the Offering

Prior to this offering, there has been no public market for our common stock. The initial public offering price was determined by negotiations between us and the representative. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market for the shares will develop, or that after the offering the shares will trade in the public market at or above the initial public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, New Jersey 07601.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey, will pass upon the validity of the securities being offered by this prospectus. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2015, and for each of the years in the two-year period ended December 31, 2015, have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

CAR CHARGING GROUP, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Car Charging Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Car Charging Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Car Charging Group, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has incurred net losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
July 29, 2016

F-2

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$189,231	$1,627,062
Accounts receivable and other receivables, net	551,214	284,708
Inventory, net	744,150	1,175,798
Prepaid expenses and other current assets	429,798	62,669
Total Current Assets	1,914,393	3,150,237
Fixed assets, net	1,500,893	2,307,117
Intangible assets, net	126,797	137,112
Other assets	132,043	569,703
Total Assets	$3,674,126	$6,164,169
Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$2,160,433	$1,568,969
Accounts payable [1]	3,908,009	4,071,741
Accrued expenses	5,146,724	8,739,027
Accrued expenses [1]	5,969	322,616
Accrued public information fee	2,433,734	711,517
Derivative liabilities	1,350,881	3,635,294
Convertible notes payable, net of debt discount of $0 and $18,357 as of December 31, 2015 and 2014, respectively	50,000	181,643
Current portion of notes payable	351,954	401,297
Notes payable - related party	20,000	135,000
Current portion of deferred revenue	924,123	959,962
Total Current Liabilities	16,351,827	20,727,066
Deferred revenue, net of current portion	109,180	275,370
Notes payable, net of current portion	4,815	18,803
Total Liabilities	16,465,822	21,021,239
Series B Convertible Preferred Stock, 10,000 shares designated, 8,250 and 0 shares issued and outstanding as of December 31, 2015 and 2014, respectively	825,000	—
Commitments and contingencies
Stockholders’ Deficiency:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 10,500,000 and 10,000,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	10,500	10,000
Series C Convertible Preferred Stock, 250,000 shares designated, 120,330 and 60,250 shares issued and outstanding at December 31, 2015 and 2014, respectively	120	60
Common stock, $0.001 par value, 500,000,000 shares authorized, 79,620,730 and 77,756,057 shares issued and outstanding at December 31, 2015 and 2014, respectively	79,621	77,756
Additional paid-in capital	63,676,848	58,193,975
Accumulated deficit	(73,372,655)	(64,738,131)
Stock subscription proceeds held in escrow	—	(4,000,000)
Total Car Charging Group Inc. - Stockholders’ Deficiency	(9,605,566)	(10,456,340)
Non-controlling interest [1]	(4,011,130)	(4,400,730)
Total Stockholder’s Deficiency	(13,616,696)	(14,857,070)
Total Liabilities and Stockholders’ Deficiency	$3,674,126	$6,164,169

[1] - Related to 350 Green, which became a variable interest entity of the Company on April 17, 2015.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Consolidated Statements of Operations

	For The Years Ended December 31,
	2015	2014
Revenues:
Charging service revenue	$1,703,013	$1,247,778
Grant and rebate revenue	1,169,149	950,358
Equipment sales	805,143	565,057
Other	280,490	28,451
Total Revenues	3,957,795	2,791,644
Cost of Revenues:
Cost of charging services	1,552,394	1,230,031
Depreciation and amortization	847,384	2,455,885
Cost of equipment sales	461,960	510,910
Inventory obsolescence charge	—	1,437,553
Total Cost of Revenues	2,861,738	5,634,379
Gross Profit (Loss)	1,096,057	(2,842,735)
Operating Expenses:
Compensation	8,200,246	8,246,442
Other operating expenses	1,662,748	735,259
General and administrative expenses	2,552,857	2,811,093
Impairment of goodwill	—	4,901,261
Impairment and loss of title of car charging stations	—	2,854,422
Impairment of intangible assets	—	536,161
Impairment of Ecotality investment	—	1,200,000
Loss on sale/replacement of EV charging stations	—	39,768
Inducement expense for exclusive EV installation rights provided to the Company	—	321,877
Total Operating Expenses	12,415,851	21,646,283
Loss From Operations	(11,319,794)	(24,489,018)
Other (Expense) Income:
Interest expense	(82,565)	(235,065)
Amortization of discount on convertible debt	(63,473)	(61,626)
Gain on settlement of accounts payable, net	60,597	36,789
Gain on settlement of other trade liabilities	209,086	—
Change in fair value of warrant liabilities	3,262,637	3,868,374
Gain on sale of fixed assets, net	81,567	—
Inducement expense for partial extinguishment of derivative liabilities	—	(382,753)
Inducement expense for standby financial support	—	(858,118)
Investor warrant expense	(275,908)
Preferred stock issuance costs	—	(71,808)
Non-compliance penalty for delinquent regular SEC filings	(1,722,217)	(711,517)
Non-compliance penalty for SEC registration requirement	(228,750)	(807,188)
Release from obligation to U.S. Department of Energy	1,833,896	482,611
Total Other Income	3,074,870	1,259,699
Net Loss	(8,244,924)	(23,229,319)
Less: Net income (loss) attributable to the noncontrolling interests	389,600	(531,302)
Net Loss Attributable to Car Charging Group, Inc.	(8,634,524)	(22,698,017)
Dividend attributable to Series C shareholders	(950,100)	(20,800)
Net Loss Attributable to Common Shareholders	$(9,584,624)	$(22,718,817)
Net Loss Per Share - Basic and Diluted	$(0.12)	$(0.29)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	79,029,180	77,675,650

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Consolidated Statements of Changes in Stockholders’ Deficiency

For the Years Ended December 31, 2015 and 2014

	Convertible						Additional		Stock Subscription Proceeds	Non Controlling	Total
	Preferred-A		Preferred-C		Common Stock		Paid-In	Accumulated	Held In	Interest	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Escrow	Deficit	Deficiency
Balance - December 31, 2013	10,000,000	$10,000	—	$—	77,124,833	$77,125	$45,399,170	$(45,909,542)	$—	$—	$(423,247)
Sale of Series C convertible preferred shares and warrants, net of fees and discount	—	—	60,000	60	—	—	4,986,843	—	(4,000,000)	—	986,903
Warrants and options issued for compensation and services	—	—	—	—	—	—	2,739,066	—	—	—	2,739,066
Series C convertible preferred stock issued for services	—	—	250	—	—	—	25,000	—	—	—	25,000
Common stock issued for compensation and services	—	—	—	—	58,424	58	42,941	—	—	—	42,999
Common stock issued for compensation and services previously accrued	—	—	—	—	100,000	100	136,900	—	—	—	137,000
Common stock issued for settlement of accounts payable	—	—	—	—	4,098	4	4,995	—	—	—	4,999
Cashless conversion of warrants into common stock	—	—	—	—	468,702	469	(469)	—	—	—
Warrants issued for funding commitment	—	—	—	—	—	—	726,868	—	—	—	726,868
Derivative liability warrants extinguished	—	—	—	—	—	—	4,345,355	—	—	—	4,345,355
Warrants issued in connection with issuance of convertible note payable	—	—	—	—	—	—	79,983	—	—	—	79,983
Replacement warrants issued for expired warrants	—	—	—	—	—	—	658	—	—	—	658
Warrants issued in connection with acquisition of Beam LLC	—	—	—	—	—	—	259,689	—	—	—	259,689
Warrants issued as inducement for extinguishment of derivative liabilities	—	—	—	—	—	—	382,753	—	—	—	382,753
Non-controlling interest share of consolidated equity	—	—	—	—	—	—	—	3,869,428	—	(3,869,428)	—
Warrants reclassified to derivative liabilities	—	—	—	—	—	—	(914,977)	—	—	—	(914,977)
Dividend payable	—	—	—	—	—	—	(20,800)	—	—	—	(20,800)
Net loss	—	—	—	—	—	—	—	(22,698,017)	—	(531,302)	(23,229,319)
Balance - December 31, 2014	10,000,000	$10,000	60,250	$60	77,756,057	$77,756	$58,193,975	$(64,738,131)	$(4,000,000)	$(4,400,730)	$(14,857,070)
Sale of Series C convertible preferred stock, net of issuance costs [1]	—	—	27,556	27	—	—	1,496,937	—	—	—	1,496,964
Release of funds from escrow in connection with sale of Series C convertible preferred stock	—	—	—	—	—	—	—	—	3,000,000	—	3,000,000
Return of escrowed funds to investor in connection with Series C convertible preferred stock	—	—	—	—	—	—	(1,000,000)	1,000,000	—	—
Stock-based compensation	—	—	—	—	—	—	1,631,709	—	—	—	1,631,709
Series C convertible preferred stock issued in settlement of accrued registration rights penalty and related interest	—	—	20,697	21	—	—	2,069,679	—	—	—	2,069,700
Common stock issued as compensation for services	—	—	—	—	1,864,673	1,865	740,735	—	—	—	742,600
Series C convertible preferred stock issued as compensation	—	—	5,050	5	—	—	465,031	—	—	—	465,036
Series A convertible preferred stock issued as compensation	500,000	500	—	—	—	—	499,500	—	—	—	500,000
Series C convertible preferred stock dividends:
Accrual of dividends earned	—	—	—	—	—	—	(950,100)	—	—	—	(950,100)
Payment of dividends in kind	—	—	6,777	7	—	—	677,693	—	—	—	677,700
Option and warrant modification expense	—	—	—	—	—	—	133,092	—	—	—	133,092
Warrants reclassified to derivative liabilities	—	—	—	—	—	—	(281,403)	—	—	—	(281,403)
Net (loss) income	—	—	—	—	—	—	—	(8,634,524)	—	389,600	(8,244,924)
Balance - December 31, 2015	10,500,000	$10,500	120,330	$120	79,620,730	$79,621	$63,676,848	$(73,372,655)	$—	$(4,011,130)	$(13,616,696)

[1] Includes gross proceeds of $1,930,000, issuance costs of $264,720 and warrants with an issuance date fair value of $168,316 recorded as a derivative liability.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

	For The Years Ended
	December 31,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(8,244,924)	$(23,229,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	935,355	2,989,946
Amortization of discount on convertible debt	63,473	61,626
Change in fair value of warrant liabilities	(3,262,637)	(3,868,374)
Release from obligation to U.S. Department of Energy	(1,833,896)	(482,611)
Provision for loss on advanced commissions	—	143,250
Provision for bad debt	19,421	—
Gain on sale of fixed assets, net	(81,567)	—
Gain on settlement of accounts payable, net	(60,597)	(36,789)
Gain on settlement of other trade liabilities	(209,086)	—
Impairment of goodwill	—	4,901,261
Impairment of intangible assets	—	536,161
Impairment of charging stations	—	2,854,422
Impairment of Ecotality investment	—	1,200,000
Inventory obsolescence charge	—	1,437,553
Non-compliance penalty for delinquent regular SEC filings	1,722,217	711,517
Non-compliance penalty for SEC registration requirement	228,750	807,188
Preferred stock issuance costs	—	71,808
Provision for inventory shrinkage	—	92,998
Loss on disposal/replacement of charging stations	—	39,768
Non-cash compensation:
Convertible preferred stock	1,158,033	—
Common stock	1,294,132	389,406
Options	1,324,803	2,397,408
Warrants	288,862	1,451,937
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(285,926)	(162,740)
Inventory	288,518	(1,264,557)
Prepaid expenses and other current assets	(338,821)	(256,214)
Deposit	(4,511)	—
Other assets	477,491	127,454
Accounts payable and accrued expenses	798,118	1,705,734
Deferred rent	(6,564)	—
Deferred revenue	(207,881)	344,846
Total Adjustments	2,307,687	16,192,998
Net Cash Used in Operating Activities	(5,937,237)	(7,036,321)
Cash Flows From Investing Activities
Purchase of automobile	—	(137,165)
Purchase of electric charging stations	—	(460,798)
Purchase of network software	—	(162,150)
Proceeds from sale of fixed assets	108,701	—
Investment in estate of Ecotality net of amount owed to Ecotality Estate Creditor’s Committee	(210,965)	(70,000)
Net Cash Used In Investing Activities	(102,264)	(830,113)
Cash Flows From Financing Activities
Proceeds from issuance of notes payable and convertible notes payable	—	400,000
Proceeds from sale of shares of Series C Convertible
Preferred stock and warrants	4,930,000	1,470,000
Payment of notes and convertible notes payable	(328,330)	(213,843)
Net Cash Provided by Financing Activities	4,601,670	1,656,157
Net Decrease In Cash	(1,437,831)	(6,210,277)
Cash - Beginning	1,627,062	7,837,339
Cash - Ending	$189,231	$1,627,062
Supplemental Disclosures of Cash Flow Information:
Cash paid during the years for:
Interest expense	$34,414	$2,851
Non-cash investing and financing activities:
Issuance of common stock in exchange for conversion of warrants	$—	$469
Common stock issued for settlement of accounts payable	$—	$4,999
Reclassification of chargers to other assets	$—	$462,532
Issuance of common stock for services previously accrued	$94,999	$137,000
Extinguishment of partial derivative liability	$—	$4,355,345
Warrants issued in exchange for derivative warrant liabilities	$—	$1,385,167
Forbearance of Ecotality accounts receivable	$—	$94,035
Accrual of contractual dividends on Series C convertible preferred stock	$—	$20,800
Warrants issued in connection with issuance of convertible note payable	$—	$79,983
Issuance of Series C Convertible Preferred Stock in settlement of accrued registration rights penalty and related interest	$2,069,700	$—
Accrual of contractual dividends on Series C Convertible Preferred Stock	$950,100	$—
Issuance of Series C Convertible Preferred Stock in satisfaction of contractual dividends	$(677,700)	$—
Warrants issued in connection with extension of convertible note payable	$42,242	$—
Warrants reclassified to derivative liabilities	$281,403	$914,977
Issuance of Series B Convertible Preferred Stock to the Creditors of ECOtality	$825,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Car Charging Group, Inc. (“CCGI”) was incorporated on October 3, 2006 under the laws of the State of Nevada as New Image Concepts, Inc. On December 7, 2009, New Image Concepts, Inc. changed its name to Car Charging Group, Inc.

CCGI, through its wholly-owned subsidiaries (collectively, the “Company” or “Car Charging”), acquires and installs electric vehicle (“EV”) charging stations and shares servicing fees received from customers that use the charging stations with the property owner(s), on a property by property basis. In addition, the Company sells hardware and enters into individual arrangements for this purpose with various property owners, which may include municipalities, garage operators, hospitals, multi-family properties, shopping malls and facility owner/operators.

2.	GOING CONCERN AND MANAGEMENT’S PLANS

As of December 31, 2015, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $189,231, $14,437,434, and $73,372,655, respectively. During the years ended December 31, 2015 and 2014, the Company incurred net losses of $8,244,924 and $23,229,319, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through proceeds received in equity and debt financings. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time, except as described below, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.

On March 11, 2016, the Company entered into securities purchase agreements with purchasers for proceeds of an aggregate of $3,000,000, of which, $750,000 was paid to the Company at closing and the remaining $2,250,000 was payable to the Company upon the completion of certain milestones, as specified in the agreement. As of the date of filing, an aggregate of $1,367,120 had been paid to the Company under the securities purchase agreements. See Note 18 – Subsequent Events – Series C Convertible Preferred Stock for additional details. In June and July 2016, the Company issued sixty-day convertible notes in the aggregate principal amount of $400,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. See Note 18 – Subsequent Events – Notes Payable for additional details. The Company is currently funding its operations on a month-to-month basis. While there can be no assurance that it will be successful, the Company is in active negotiations to raise additional capital.

F-7

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CCGI and its wholly-owned subsidiaries, including Car Charging, Inc., Beam Charging LLC (“Beam”), EV Pass LLC, Blink Network LLC (“Blink”) and Car Charging China Corp. (“Car Charging China”). All intercompany transactions and balances have been eliminated in consolidation.

Through April 16, 2014, 350 Green LLC (“350 Green”) was a wholly-owned subsidiary of the Company in which the Company had full control and was consolidated. Beginning on April 17, 2014, when 350 Green’s assets and liabilities were transferred to a trust mortgage, 350 Green became a Variable Interest Entity (“VIE”). The consolidation guidance relating to accounting for VIEs requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity and perform ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. The Company determined that it is the primary beneficiary of 350 Green, and as such, 350 Green’s assets, liabilities and results of operations are included in the Company’s consolidated financial statements. See Note 5 – Assets and Liabilities Transferred to Trust Mortgage - 350 Green.

USE OF ESTIMATES

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, stock-based compensation, accounts receivable reserves, warranty reserves, inventory valuations, the valuation allowance related to the Company’s deferred tax assets, the carrying amount of intangible assets, estimates of future EV sales and the effects thereon, and the recoverability and useful lives of long-lived assets. Certain of the Company’s estimates, including the carrying amount of the intangible assets, could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents in the consolidated financial statements. The Company has cash on deposits in several financial institutions which, at times, may be in excess of FDIC insurance limits. The Company has not experienced losses in such accounts.

F-8

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACCOUNTS RECEIVABLE

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. As of December 31, 2015 and 2014, there was an allowance for uncollectable amounts of $140,998 and $119,936, respectively. Management estimates the allowance for bad debts based on existing economic conditions, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. There is no collateral held by the Company for accounts receivable nor does any accounts receivable serve as collateral for any of the Company’s borrowings with the exception of the Company’s convertible note payable further described in Note 11 – Notes Payable – Convertible Note Payable.

INVENTORIES

Inventory is comprised of electric charging stations and related parts, which are available for sale or for warranty requirements. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory that is sold to third parties is included within cost of sales and inventory that is installed on the premises of participating owner/operator properties, where the Company retains ownership, is transferred to fixed assets at the carrying value of the inventory. The Company periodically reviews for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value. Based on the aforementioned periodic reviews, the Company recorded an inventory reserve for slow-moving, excess or obsolete inventories of $290,000 and $443,387 as of December 31, 2015 and 2014, respectively.

As of December 31, 2015 and 2014, the Company’s inventory was comprised solely of finished goods and parts that are available for sale.

FIXED ASSETS

Fixed assets are stated at cost, net of accumulated depreciation and amortization which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as set forth in the following table:

Asset	Useful Lives (In Years)
Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture and fixtures	3 - 10
Installed Level 2 electric vehicle charging stations	3
Installed Level 3 (DC Fast Chargers (“DCFC”)) electric vehicle charging stations	5

When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

F-9

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EV charging stations represents the cost, net of accumulated depreciation, of charging devices that have been installed on the premises of participating owner/operator properties or are earmarked to be installed. The Company held approximately $29,000 and $153,000 in EV charging stations that were not placed in service as of December 31, 2015 and 2014, respectively.

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets by monitoring current selling prices of car charging units in the open market, the adoption rate of various auto manufacturers in the EV market and projected car charging utilization at various public car charging stations throughout its network in determining fair value. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. See Note 6 – Fixed Assets for additional details.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Topic 985 “Software”. Capitalization of software development costs begins upon the determination of technological feasibility. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology. Historically, software development costs incurred subsequent to the establishment of technological feasibility have not been material.

INTANGIBLE ASSETS

Intangible assets were acquired in conjunction with the acquisitions of Beam, EV Pass, and Blink during 2013 and were recorded at their fair value at such time. Trademarks are amortized on a straight-line basis over their useful life of ten years. Patents are amortized on a straight-line basis over the lives of the patent (twenty years or less), commencing when the patent is approved and placed in service on a straight line basis. Awarded government contracts are amortized over and in proportion to the collection period (18 months or less) of the grant.

In connection with the Blink acquisition, the Company acquired certain trademarks related to the Blink charging network and certain technological patents relating to electric vehicle charging equipment. In connection with the acquisition of Beam, the Company acquired awarded government contracts. These intangible assets were capitalized at their estimated fair values at the respective dates of acquisition and are being amortized over their remaining estimated useful lives.

See Note 7 – Intangible Assets for details associated with the impairment of certain intangible assets.

F-10

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

GOODWILL

Goodwill represents the premium paid over the fair value of the intangible and net tangible assets acquired in business combinations. The Company assesses the carrying value of its goodwill on at least an annual basis. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur, and determination of the Company’s weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit.

During 2014, the Company determined that the goodwill related to certain acquisitions had been fully impaired and, as a result, recorded an impairment loss of $4,901,261 during the year ended December 31, 2014.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the (“FASB”) (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record the conversion options and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Conversion options are recorded as a discount to the host instrument and are amortized as interest expense over the life of the underlying instrument.

The Binomial Lattice Model was used to estimate the fair value of the warrants that are classified as derivative liabilities on the consolidated balance sheets. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants.

SEQUENCING POLICY

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

F-11

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Accordingly, when a customer completes use of a charging station, the service can be deemed rendered and revenue may be recognized based on the time duration of the session or kilowatt hours drawn during the session. Sales of EV stations are recognized upon shipment to the customer, free on board shipping point, or the point of customer acceptance.

Governmental grants and rebates pertaining to revenues and periodic expenses are recognized as income when the related revenue and/or periodic expense are recorded. Government grants and rebates related to EV charging stations and their installation are deferred and amortized in a manner consistent with the related depreciation expense of the related asset over their useful lives.

For arrangements with multiple elements, which is comprised of (1) a charging unit, (2) installation of the charging unit, (3) maintenance and (4) network fees, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. We determined that VSOE exists for both the delivered and undelivered elements of our multiple-element arrangements. We limit our assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority.

F-12

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONCENTRATIONS

During the year ended December 31, 2015, revenues generated from Entity A and Entity C represented approximately 18% and 16% of the Company’s total revenue, respectively. During the year ended December 31, 2014, revenues generated from Entity B represented approximately 20% of the Company’s total revenue. The Company generated grant revenues from governmental agencies (Entity A and Entity B) and charging service revenues from a customer (Entity C).

RECLASSIFICATIONS

Certain prior period amounts have been reclassified for comparative purposes to conform to the fiscal 2015 presentation. These reclassifications have no impact on the previously reported net loss.

STOCK-BASED COMPENSATION

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is measured on the measurement date and re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to non-employee directors for their service as a director are treated on the same basis as awards granted to employees. The Company computes the fair value of equity-classified warrants and options granted using the Black-Scholes option pricing model.

INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date. As of December 31, 2015 and 2014, the Company maintained a full valuation allowance against its deferred tax assets since it is more likely than not that the future tax benefit on such temporary differences will not be realized.

The Company recognizes the tax benefit from an uncertain income tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement by examining taxing authorities. The Company has open tax years going back to 2012 which may be subject to audit by federal and state authorities. The Company’s policy is to recognize interest and penalties accrued on uncertain income tax positions in interest expense in the Company’s consolidated statements of operations.

F-13

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of outstanding stock options and warrants, plus the conversion of preferred stock and convertible notes.

The following common stock equivalents are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	December 31,
	2015	2014
Preferred stock	48,378,148	33,607,143
Warrants	61,043,591	54,088,323
Options	7,781,667	7,690,665
Convertible note	48,840	190,476
Total potentially dilutive shares	117,252,246	95,576,607

COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

LITIGATION AND DISPUTES

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout ASC 605. The standard requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective on December 15, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial position and results of operations.

F-14

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the effects of ASU 2015–11 on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This Update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The Update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The adoption of ASU 2016-08 is not expected to have a material impact on our consolidated financial statement or disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating ASU 2016-09 and its impact on its consolidated financial statements or disclosures.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The amendments in this update clarify the following two aspects to Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The entity first identifies the promised goods or services in the contract and reduce the cost and complexity. An entity evaluates whether promised goods and services are distinct. Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The Company is currently evaluating ASU 2016-10 and its impact on its consolidated financial statements or disclosures.

F-15

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

4.	ECOTALITY ESTATE ACQUISTION

On December 31, 2014, the United States Bankruptcy Court, District Arizona (“Bankruptcy Court”) issued a Confirmation Order Pursuant to Bankruptcy Rule 9024 in the Bankruptcy case, in regards to: Electric Transportation Engineering Corporation (Case No. 13-626), confirming a Plan of Reorganization of Electric Transport Engineering Corporation, whereby the Official Committee of Unsecured Creditors of the estate (“Creditors”) would own 50% of the Reorganized Electric Transport Engineering Corporation (“Reorganized ETEC”) in consideration, of foregoing the amounts formerly owed by the estate and the Company would own the remaining 50% of the Reorganized ETEC. The initial consideration as of December 31, 2014 was $1,000,000, consisting of an initial payment of $275,000 (including $70,000 to be paid on behalf of the estate directly to their professional service providers and $94,035 representing forbearance of a Blink receivable from the estate) and a subsequent cash payment of $725,000. On April 10, 2015, the consideration was amended to $1,200,000 consisting of an initial payment of $375,000 (including approximately $281,000 to be paid on behalf of the estate directly to their professional service providers and $94,035 representing forbearance of a Blink network receivable from the estate) and a subsequent cash payment of $825,000 to the Creditors secured by 8,250 shares of Series B Convertible Preferred Stock issued in 2015 under the amendment. See Note 14 – Stockholders’ Deficiency – Preferred Stock - Series B Convertible Preferred Stock for additional details.

As of December 31, 2015 and 2014, the ECOtality estate consisted of no material assets, liabilities or business other than deferred tax assets associated with carryforward net operating losses (“NOLs”). Given that, as of December 31, 2015 and 2014, there was no implemented plan to realize the benefit of those NOLs, the Company recorded a full valuation allowance against such deferred tax assets.

As of December 31, 2014, after recording the obligation to pay the estate’s professional service providers and the forbearance of the Blink receivable from the estate, the Company established a payable to the estates’ creditor in the amount of $835,965 and expensed the $1,200,000 of consideration within operating expenses on the consolidated statements of operations during the year ended December 31, 2014.

5.	ASSETS AND LIABILITIES TRANSFERRED TO TRUST MORTGAGE – 350 GREEN

SUMMARY

On April 17, 2014, the Board executed a resolution to form a trust mortgage relating to 350 Green. On May 29, 2014, the Company and EVSE Management LLC (“EVSE”) entered into a Management Services Agreement and on June 27, 2014, EVSE purchased certain assets from 350 Green for total consideration of $860,836 which included a note receivable from Car Charging in the amount of $314,598. On September 8, 2014, the Company entered into an agreement among the trustee of 350 Green, an attorney, 350 Green and the Company whereby the Company would pay the legal fees incurred in connection with an action brought by 350 Green against JNS Power and Control Systems, Inc. (“JNS”). On September 30, 2014, the Company (“Assignor”) entered into an Assignment Agreement with Green 350 Trust Mortgage LLC (“Assignee”), an entity formed by the trustee for the sole purpose to entering into this transaction, under which Assignor, the sole member of 350 Green, irrevocably assigned, sold and transferred 100% of the limited liability company membership interests in 350 Green to Assignee and Assignee accepted such transfer for nominal consideration of $100.

F-16

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Through April 16, 2014, 350 Green was a wholly-owned subsidiary of the Company in which the Company had full control and was consolidated. Beginning on April 17, 2014, 350 Green was deemed to be a VIE and, therefore, we continued to consolidate 350 Green. On July 8, 2015, the Company and the trustee of 350 Green agreed to settle the note receivable in the amount of $314,598 for $25,000 in full satisfaction of the note. On September 9, 2015, the United States Court of Appeals for the Seventh Circuit of Chicago, Illinois affirmed the ruling of the United States District Court for the Northern District of Illinois in the matter of JNS Power & Control Systems, Inc. v. 350 Green, LLC in favor of JNS. See Note 17 – Commitments and Contingencies – Litigation for additional details. As a result of the above developments, the Company is in the process of periodically reevaluating the nature of its interests in 350 Green, including whether or not the Company has achieved full isolation of the assets and memberships interests of 350 Green, ensuring that the Company could not be required to provide direct or indirect financial support to the former subsidiary or its creditors.

The following amounts pertaining to 350 Green are included in the consolidated statements of operations for the years ended December 31, 2015 and 2014:

	For The Year Ended December 31, 2015	For The Period From April 17, 2014 to December 31, 2014
Revenues	$—	$2,723
Cost of Revenues	(209,086)	97,988
Gross Profit (Loss)	209,086	(95,265)
Operating Expenses:
Other operating expenses	—	254,036
General and administrative expenses	25,114	166,273
Loss on sale/replacement of EV charging stations	—	48,427
Total Operating Expenses	25,114	468,736
Income (Loss) From Operations	183,972	(564,001)
Other Income (Expense):
Interest income	6,352	32,699
Gain on settlement of accounts payable	155,770	—
Gain on settlement of debt	314,598	—
Loss on settlement of note receivable	(271,092)	—
Total Other Income, net	205,628	32,699
Net Income (Loss)	$389,600	$(531,302)

F-17

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following represents the change in the balance of the non-controlling interest:

Balance - December 31, 2014	$—
Net liabilities of 350 Green on April 17, 2014 (date of loss of control)	(3,869,428)
Net loss of 350 Green	(531,302)
Balance - December 31, 2014	(4,400,730)
Net income of 350 Green	389,600
Balance - December 31, 2015	$(4,011,130)

ACCRUED EXPENSES

Accrued expenses included in our consolidated balance sheet pertaining to 350 Green consisted of the following:

	December 31,
	2015	2014
Accrued taxes	$5,969	$113,531
Accrued host fees	—	51,064
Accrued fees	—	158,021
Total	$5,969	$322,616

Accrued fees at December 31, 2014 consisted of disputed network fees and documentation requirements pertaining to chargers acquired as a result of the acquisition of 350 Green. A network operator had withheld revenues covering the period of April 2013 through June 2015. On June 29, 2015, the parties reached a settlement whereby the network operator forgave the subsidiaries of the Company, exclusive of 350 Green, of the net amount owed to the network operator by 350 Green, which resulted in a gain of $155,770.

6.	FIXED ASSETS

Fixed assets consist of the following:

	December 31,
	2015	2014
EV charging stations	$4,805,340	$4,708,182
Software	464,997	464,997
Automobiles	132,751	269,915
Office and computer equipment	126,459	98,405
Machinery and equipment	71,509	71,509
	5,601,056	5,613,008
Less: accumulated depreciation	(4,100,163)	(3,305,891)
Fixed assets, net	$1,500,893	$2,307,117

Depreciation and amortization expense related to fixed assets was $925,039 and $2,699,572 for the years ended December 31, 2015 and 2014, respectively, of which $847,384 and $2,455,885, respectively, was recorded within cost of sales in the accompanying consolidated statements of operations.

F-18

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company sustained operating and cash flow losses from inception through December 31, 2014 which formed a basis for performing an impairment test of its electric charger fixed asset group. The assets were grouped on a state by state basis as the overwhelming majority of chargers were deployed in major metropolitan areas of heavily populated states that encouraged “green” public policy. Furthermore, the chargers in those areas had a symbiotic relationship to one another as they provided alternative charging sources within a geographically concentrated area. The Company performed a recoverability test on these chargers and for those charger groups that failed the test based on a comparative measurement of undiscounted cash flows, we measured and recorded an impairment charge based on a measurement of fair value of those assets using an income approach. The key assumptions used in the estimates of projected cash flows utilized in both the test and measurement steps of the impairment analysis were projected revenues and related host payments. These forecasts were based on actual revenues for the eight months ended May 31, 2014 and took into account recent developments as well as the Company’s plans and intentions. These are considered level 3 inputs in the fair value hierarchy (See Note 3). Based upon the results of the discounted cash flow analysis, the Company recorded an impairment charge on certain chargers of $631,011 during the year ended December 31, 2014.

On April 2, 2015, the Company was notified by a host to remove 304 level 2 charging stations from its various locations throughout the United States, installed by 350 Green prior to the Company’s acquisition of 350 Green which is currently owned by EVSE. The customer alleged material breaches by 350 Green of the Charging Station License Agreement between the parties. As a result of the notification, the Company performed an impairment test on those specific charging stations and concluded they were fully impaired. As a result, the Company recorded an impairment charge of $333,974 during the year ended December 31, 2014. On July 10, 2015, the Company sold 142 of these charging stations to a competitor with a net carrying value of $0 for an aggregate purchase price of $106,700, resulting in a gain of $106,700.

In conjunction with the acquisition of 350 Green in April 2013, the Company acquired $298,322 of charger deployments in progress at various locations throughout the United States. The stages of completion varied, however, none were of imminent deployment. During the year ended December 31, 2014, the Company’s management determined that the Company would not move forward in completing deployment of any of these locations as the site conditions were determined to not be feasible. Accordingly, the Company recorded an impairment charge of $298,322 during the year ended December 31, 2014 related to the abandonment of assets.

In conjunction with the acquisition of assets the Blink Network on October 16, 2013, the Company acquired approximately 4,300 chargers. All of the chargers were funded under a grant from the United States Department of Energy (“DOE”). The contracts entered into by ECOtality (the owner of the Blink Network) generally stipulated that title to the chargers rested with ECOtality until such time as the DOE grant terminated (originally scheduled as December 31, 2013). As described in Note 9 - Accrued Expenses - U.S. Department of Energy Obligation, the Company sought to novate the DOE grant to fulfill ECOtality’s obligations and receive any remaining funds available under the terms of the grant. Meanwhile, the Company sought to convert the old ECOtality contracts with the hosts into new contracts with the Company and among other things, gain ownership of the chargers. On August 8, 2014, the Company was apprised by the DOE that it would not novate the grant. The Company determined that 2,813 level 2 chargers with a net book value of $1,276,749 and 38 DC Fast Chargers with a net book value of $314,366 were owned by their respective hosts. The Company recorded a charge to operating expenses of $1,591,115 during the year ended December 31, 2014 pertaining to chargers whose title was lost as result of the DOE grant not being novated.

F-19

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	INTANGIBLE ASSETS

Intangible assets consist of the following:

	December 31,
	2015	2014
Trademarks	$17,580	$17,580
Patents	132,661	132,661
	150,241	150,241
Less: accumulated amortization	(23,445)	(13,129)
Intangible assets, net	$126,796	$137,112

Amortization expense related to intangible assets was $10,316 and $290,374 for the years ended December 31, 2015 and 2014, respectively.

On July 8, 2015, the Company was notified by the New York State Energy Research and Development Authority (“NYSERDA”) that it would not extend its deadline of June 30, 2015 for completion of the scope of the Company work prescribed by the grants which were acquired in conjunction with the acquisitions of Beam and EV Pass. As a result, the Company performed an impairment test as of December 31, 2014 of the intangible asset and determined that it was fully impaired. Accordingly, the Company recorded an impairment charge of $536,161 which was equal to the remaining net book value of the government contracts as of December 31, 2014.

8.	OTHER ASSETS

Other assets consist of the following:

	December 31,
	2015	2014
Nissan chargers	$—	$462,552
Deposits	73,513	69,001
Inventory conversion costs	51,716	28,307
Other	6,814	9,843
	$132,043	$569,703

See Note 17 – Commitments and Contingencies – Business Agreements for details associated with the Nissan North America (“Nissan”) direct current fast chargers (“DCFC”).

F-20

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	ACCRUED EXPENSES

SUMMARY

Accrued expenses consist of the following:

	December 31,
	2015	2014
Registration rights penalty	$728,750	$2,569,788
Obligation to U.S. Department of Energy	—	1,833,896
Accrued consulting fees	916,925	936,862
Due to Creditors Committee of the Ecotality Estate	—	1,035,965
Accrued host fees	873,544	680,080
Accrued professional, board and other fees	1,069,341	883,707
Accrued wages	187,779	322,651
Warranty payable	223,988	196,402
Accrued taxes payable	355,949	146,577
Warrants payable	77,761	63,533
Accrued issuable equity	324,894	—
Accrued interest expense	83,843	42,202
Dividend payable	293,200	20,800
Deferred rent	—	6,564
Other accrued expenses	10,750	—
	$5,146,724	$8,739,027

REGISTRATION RIGHTS PENALTY

In connection with the sale of the Company’s common stock and warrants during the year ended December 31, 2013, the Company granted the purchasers and the placement agents registration rights on the common stock and warrants within 60 days of the date of the sale of the stock, as amended. The Stock Purchase Agreement (“SPA”) provided for a penalty provision of 1% of the gross proceeds for each month that the shares are not registered, not to exceed 10%. The SEC notified the Company that it could not review its registration statement until such time as the Company furnished two years of audited financial statements of 350 Green and ECOtality as the acquisitions were deemed significant. The Company sought a waiver of the audit requirement but the SEC denied the granting of a waiver. On February 5, 2015, the holders of a majority of the shares affected by the registration rights penalty granted the Company the option to satisfy the accrued registration rights penalty and related interest as of December 23, 2014 totaling $1,724,823 in Series C Convertible Preferred Stock with a stated value of $100 per share, in lieu of cash. The Company elected this option which required the Company to pay a 20% premium causing the liability to increase to $1,850,188, exclusive of interest of $219,600. On February 10, 2015, the Company issued 20,414 shares of Series C Convertible Preferred Stock and on March 31, 2015, the Company issued the remaining 283 shares of Series C Convertible Preferred Stock, such that there was no liability related to the 2013 SPA as of December 31, 2015.

In connection with the sale of the Company’s Series C Convertible Preferred Stock during the years ended December 31, 2015 and 2014, the Company granted the purchasers certain registration rights. As of December 31, 2015 and 2014, the Company was not in a position to furnish two years of audited financial statements of 350 Green and ECOtality to the SEC, therefore the SEC was unable to review any registration statement, if submitted. As a result, the Company accrued $728,750 and $500,000 of Series C Convertible Preferred Stock registration rights penalties at December 31, 2015 and 2014, respectively, related to the 2014 and 2015 SPAs, which represents 12.5% of the Series C Convertible Preferred Stock subscription amount.

F-21

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OBLIGATION TO U.S. DEPARTMENT OF ENERGY

In conjunction with the U.S. Department of Energy (“DOE”) grant, the DOE owns 51% of all property reimbursed under the terms of the grant with a per unit fair value in excess of $5,000 but allows for the grantee to purchase the DOE’s share at the end of the grant. The DOE grant was under novation negotiations and terminated as of December 31, 2013. On August 8, 2014, the DOE notified the Company that it would not novate the DOE grant. On September 2, 2014, the Company was notified by the DOE that the DOE had no property interest in the 93 DCFCs in the Company’s inventory which resulted in a release from liability to the DOE of $482,611.

Additionally, during 2014, the DOE notified the Company that it continues to have a property interest in the 107 installed DCFCs if the fair market value of each DCFC had a market value in excess of $5,000 on October 16, 2013, the date of the Blink purchase agreement approved by the bankruptcy court. The DOE requested documentation describing the data, assumption and methodologies that the Company used to determine the value as of the closing date. The Company provided the DOE with additional documentation and calculations supporting its belief that each DCFC acquired as of the closing date of the Blink purchase agreement approved by the bankruptcy court had a fair market value of less than $5,000. On May 5, 2015, the DOE notified the Company that it agreed with the Company’s analysis and had determined that the DOE’s interest in the DCFCs was extinguished. As a result, the Company reversed the $1,833,896 accrued liability in the second quarter of 2015 commensurate with the date of the DOE notification.

DUE TO CREDITORS COMMITTEE OF THE ECOTALITY ESTATE

On April 10, 2015, the consideration associated with the strategic transaction to acquire a 50% interest in the Reorganized Electric Transportation Engineering Corporation of America (“ECOtality”) was amended to an aggregate of $1,200,000, consisting of an initial payment of $375,000 (including $280,965 to be paid on behalf of the estate directly to their professional service providers and $94,035 representing forbearance of a Blink network receivable from the estate) and the issuance of 8,250 shares of Series B Convertible Preferred Stock. As of December 31, 2014, the Company had paid $70,000 and forborne the $94,035 receivable, such that the liability was $1,035,965. During the year ended December 31, 2015, the Company paid $210,965 and issued the Series B Convertible Preferred Stock, such that there was no liability as of December 31, 2015. See Note 14 – Stockholders’ Deficiency – Preferred Stock – Series B Convertible Preferred Stock for additional details.

ACCRUED PROFESSIONAL, BOARD AND OTHER FEES

Accrued fees consist of investment banking fees, professional fees, bonuses, board of director fees, network fees, installation costs and other miscellaneous fees. As of December 31, 2015 and 2014, accrued investment banking fees were $762,300 and $500,000, respectively, which were payable in cash. See Note 13 – Fair Value Measurement – Warrants Payable and Note 14 – Stockholders’ Deficiency – Preferred Stock - Series C Convertible Preferred Stock for additional details.

F-22

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

WARRANTY PAYABLE

The Company provides a limited product warranty against defects in materials and workmanship for its Blink residential and commercial chargers, ranging in length from one to two years. The Company accrues for estimated warranty costs at the time of revenue recognition and records the expense of such accrued liabilities as a component of cost of sales. Estimated warranty costs are based on historical product data and anticipated future costs. Should actual failure rates differ significantly from estimates, the impact of these unforeseen costs would be recorded as a change in estimate in the period identified. Warranty expenses for the years ended December 31, 2015 and 2014 were $446,625 and $287,409, respectively.

WARRANTS PAYABLE

In conjunction with the Beam acquisition, the agreement provided for anti-dilution protection to former members of Beam until such time as a former member sells or disposes of all of his CCGI common stock. As specified in the agreement, if the Company issues securities below $1.58 (a “Triggering Event”), the Company is required to issue a warrant to each former member to purchase an additional number of Company common shares at the Triggering Event price. The Company has accrued for warrants payable based on the Triggering Events that have occurred through December 31, 2015, as discussed in Note 14 – Stockholders’ Deficiency. During the year ended December 31, 2014, the Company issued warrants to purchase an aggregate of 746,098 shares of common stock at an estimated fair value of $259,690 to the former Beam members. During the year ended December 31, 2015, the Company issued one-year warrants to purchase an aggregate of 325,394 shares of common stock at an estimated fair value of $26,212 to the former Beam members which was recorded as a $11,919 reduction of warrants payable and the remainder of $14,293 was recorded as a change in fair value of derivative liability. The warrants had exercise prices ranging from $0.17 to $1.50 per share.

As of December 31, 2015, the Company accrued $77,761 related to investment banking fees which were payable in warrants. See Note 13 – Fair Value Measurement – Warrants Payable and Note 14 – Stockholders’ Deficiency – Preferred Stock - Series C Convertible Preferred Stock for additional details.

10.	ACCRUED PUBLIC INFORMATION FEE

In accordance with the SPA of October 11, 2013 and December 9, 2013, the Company was required to be compliant with Rule 144(c)(1) of the SEC, as defined, so as to enable investors to sell their holdings of Company shares in accordance with the SPA. In the event of the Company’s noncompliance with Rule 144(c)(1) at any time after the six (6) month anniversary of the offering, the investors are entitled to receive a cash fee of 1% of the aggregate subscription amount of the purchaser’s securities, plus an additional 1% for every pro rata 30 day period that the Company is not in compliance. During 2014 and 2015, the Company was late with several SEC filings resulting in its non-compliance with Rule 144(c)(1). As of December 31, 2015 and 2014, the Company had accrued $2,433,734 and $711,517, respectively, associated with the obligation.

F-23

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	NOTES PAYABLE

CONVERTIBLE NOTE

On November 14, 2014, the Company issued a two-month convertible note in the principal amount of $200,000 to an investor which is convertible into the Company’s common stock at $1.05 per share of common stock, bears interest at 12% per annum and is secured by substantially all the assets of the Company. In connection with the convertible note issuance, the Company issued the investor an immediately vested five-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.05 per share. The relative fair value of the warrant on the date of the grant was estimated at $79,983 using the Black-Scholes valuation model under the following assumptions: (1) expected volatility of 127.5%, (2) risk-free interest rate of 1.65%, (3) expected term of five years and (4) 0% dividend yield. The relative fair value of the warrant was recorded as a debt discount, with a corresponding credit to additional paid in capital, which was amortized over the term of the note.

On February 20, 2015, the Company renegotiated the terms of the $200,000 secured convertible note such that the due date was extended to March 31, 2015. In connection with the extension, the Company issued the investor an immediately vested five-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrant had an issuance date fair value of $23,641, which was recognized as amortization of debt discount during the year ended December 31, 2015.

On May 1, 2015, the Company further renegotiated the terms of the $200,000 secured convertible note such that: (i) the unpaid balance would accrue interest at the rate of 2% per month effective April 1, 2015 and (ii) the maturity date was extended to June 1, 2015. In connection with the extension, the Company: (i) issued the lender an immediately vested five-year warrant to purchase 50,000 shares of the Company’s common stock at $1.00 per share with an issuance date fair value of $13,516 which was recorded as a derivative liability and (ii) extended the expiration dates of warrants issued in October 2012 to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.00 per share to the lender and its affiliates from October 2015 to October 2017 and recorded incremental compensation cost of $12,954.

On November 9, 2015, the Company further renegotiated the terms of the $200,000 secured convertible note such that: (i) the Company shall pay the lender $61,000 comprised of $50,000 of principal and interest of $11,000; (ii) interest payable on the note accrues interest at a rate of 1.5% per month effective April 1, 2015 and (iii) the maturity date was extended to February 29, 2016. In connection with the extension, the Company issued the lender an immediately vested five-year warrant to purchase 280,000 shares of the Company’s common stock at $1.00 per share with an issuance date fair value of $7,959 which was recorded as a derivative liability. As of December 31, 2015, the Company made an aggregate of $150,000 of principal repayments to the lender, such that a principal balance of $50,000 was outstanding and is currently past due.

Amortization of debt discount for the years ended December 31, 2015 and 2014 was $63,473 and $61,626, respectively, related to convertible notes payable.

F-24

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NON-CONVERTIBLE NOTES

In conjunction with the acquisition of 350 Green in April 2013, the Company issued a non-interest bearing note to the former members of 350 Green, secured by certain assets of the Company, in the amount of $500,000, which requires a $10,000 payment at closing, a subsequent monthly payment of $10,000 and monthly payments of $20,000 thereafter until such time as the note is paid in full, circa May 2015. The Company imputed an interest rate of 12% per annum and recorded the debt at its present value of $444,768 on the date of issuance. As of December 31, 2015, the outstanding balance of principal and accrued interest was $327,967 and $32,034, respectively. As the Company has not made any payments since November 2013, the note is currently in default. See Note 16 - Commitments and Contingencies - Litigation for details of litigation associated with the default.

During the period of October 6, 2014 through December 1, 2014, the Company issued four six-month notes to the Company’s Executive Chairman of the Board of Directors in aggregate of $135,000 which bear interest at 8% per annum and are secured by substantially all the assets of the Company. During the year ended December 31, 2015, the company made aggregate principal repayments of $115,000, such that the remaining principal balance was $20,000 as of December 31, 2015.

On December 15, 2014, the Company issued a six-month note in the principal amount of $65,000 bearing interest at 8% per annum to a company for which the Company’s Executive Chairman of the Board of Directors is the majority shareholder and an officer of the company. During the year ended December 31, 2014, the note and accrued interest thereon was repaid in full.

INTEREST EXPENSE

Interest expense on notes payable for the years ended December 31, 2015 and 2014 was $82,565 and $235,065, respectively.

PRINCIPAL REPAYMENTS

During the years ended December 31, 2015 and 2014, the Company made aggregate principal repayments of $328,330 and $213,843, respectively, associated with convertible and non-convertible notes payable.

12.	DEFERRED REVENUE

The Company is the recipient of various private and governmental grants, rebates and marketing incentives. Reimbursements of periodic expenses are recognized as income when the related expense is incurred. Private and government grants and rebates related to EV charging stations and their installation are deferred and amortized in a manner consistent with the recognition of the related depreciation expense of the related asset over their useful lives.

Grant, rebate and incentive revenue recognized during the years ended December 31, 2015 and 2014 was $1,169,149 and $950,358, respectively.

F-25

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred revenue consists of the following:

	December 31,
	2015	2014
Nissan	$144,072	$681,758
NYSERDA	90,021	279,477
CEC	84,274	205,140
NV Energy Commission	17,626	32,626
PA Turnpike	64,747	—
Green Commuter	500,000	—
Other	132,563	36,331
Total deferred revenue	1,033,303	1,235,332
Deferred revenue, non-current portion	(109,180)	(275,370)
Current portion of deferred revenue	$924,123	$959,962

It is anticipated that deferred revenue as of December 31, 2015 will be recognized over the next four years as follows:

For the Year Ending December 31,	Revenue
2016	$924,123
2017	60,190
2018	35,398
2019	13,592
Total	$1,033,303

13.	FAIR VALUE MEASUREMENT

DERIVATIVE LIABILITIES

See Note 14 – Stockholders’ Deficiency for details associated with warrants classified as derivative liabilities that were issued in connection with the sale of common stock and Series C Convertible Preferred Stock. See Note 11 – Notes Payable – Convertible Note for warrants classified as derivative liabilities that were issued in connection with a convertible note.

During the year ended December 31, 2014, the Company, in consideration of the amendment of certain warrants to remove the exercise price reset provision (the “Amended Warrants”), offered to issue a warrant to purchase a number of shares of common stock equal to 25%-27% of the number of shares underlying the amended warrant (the “Inducement Warrants”). The Inducement Warrants vest immediately, have a term of five years and an exercise price equal the fair market value of the Company’s common stock on the date of issuance. As a result, during the year ended December 31, 2014, warrants to purchase an aggregate of 9,881,418 shares of common stock were amended to remove the exercise price reset provision which resulted in the reclassification of $4,345,355 from derivative liability to additional paid in capital, which fair value was recomputed on the date of amendment. The Amended Warrants had an aggregate fair value of $1,596,685 as of the date of amendment, which represented a reduction in fair value of $2,748,670. In addition, Inducement Warrants to purchase an aggregate of 2,626,068 shares of common stock were issued during the year ended December 31, 2014 and had an issuance date fair value of an aggregate of $382,753 which was recorded as inducement expense in the accompanying consolidated statement of operations during the year ended December 31, 2014.

F-26

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 23, 2014, the Company reclassified warrants to purchase 31,896,182 shares of common stock with a value of $914,977 from additional paid in capital to derivative liabilities as a result of the existence of a provision that provides for a cash payment to the holder equal to the value of the warrant as computed using the Black-Scholes option pricing model upon a future fundamental transaction, as defined in the agreement. The Company has determined that the occurrence of a fundamental transaction is no longer under its control due to the December 23, 2014 (the date of issuance of Series C Convertible Preferred Stock) effectiveness of the Series A Preferred Stock holder’s (the Company’s Executive Chairman of the Board of Directors) waiver of his super voting rights which permitted him votes equal to five times the number of his common stock equivalents.

WARRANTS PAYABLE

See Note 9 – Accrued Expenses – Warrants Payable for details associated with warrants issued in connection with former members of Beam.

In connection with sales of Series C Convertible Preferred Stock during the year ended December 31, 2015, the Company incurred issuance costs which included an obligation to issue investment banker warrants to purchase 10% of the securities sold. The warrant obligation had an aggregate fair value of $221,709 on the date of the sale of the Series C Convertible Preferred Stock. The warrant obligation had a fair value of $77,735 as of December 31, 2015, which represented a reduction in fair value of $143,974, which was included within the change in fair value of warrant liabilities during the year ended December 31, 2015. See Note 14 – Stockholders’ Deficiency – Preferred Stock - Series C Convertible Preferred Stock for additional details.

During year ended December 31, 2014, the Company changed significant estimates used to calculate the fair value of the warrants including the term, the impact of Beam member stock sales and the impact thereof on their subsequent percentage of ownership on a prospective basis and changes to percentage of ownership on a fully-diluted basis, which resulted in a $925,500 gain on the change in fair value.

SUMMARY

Assumptions utilized in the valuation of Level 3 liabilities are described as follows:

	For the Years Ended December 31,
	2015	2014
Risk-free interest rate	0.02% - 1.30%	1.10%
Expected term (years)	1.00 - 5.05	2.78 - 4.98
Expected volatility	84% - 105%	84%
Expected dividend yield	0.00%	0.00%

F-27

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth a summary of the changes in the fair value of Level 3 warrant liabilities that are measured at fair value on a recurring basis:

	December 31,
	2015	2014
Derivative Liabilities
Beginning balance as of January 1,	$3,635,294	$9,511,364
Issuance of Series C derivative liability	—	529,905
Issuance of warrants	501,259	—
Change in classification	281,403	914,977
Change in fair value of derivative liability	(3,067,075)	(2,975,597)
Extinguishment	—	(4,345,355)
Ending balance as of December 31,	$1,350,881	$3,635,294
Warrants Payable
Beginning balance as of January 1,	$63,533	$1,216,000
Provision for new warrant issuances	6,059	66,963
Accrual of other warrant obligations	221,709	—
Change in fair value of warrants payable	(201,621)	(34,240)
Change in estimate	—	(925,500)
Issuance of warrants	(11,919)	(259,690)
Ending balance as of December 31,	$77,761	$63,533

Assets and liabilities measured at fair value on a recurring or nonrecurring basis are as follows:

	December 31, 2015
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liabilities	$—	$—	$1,350,881	$1,350,881
Warrants payable	—	—	77,761	77,761
Total liabilities	$—	$—	$1,428,642	$1,428,642

	December 31, 2014
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liabilities	$—	$—	$3,635,294	$3,635,294
Warrants payable	—	—	63,533	63,533
Total liabilities	$—	$—	$3,698,827	$3,698,827

14.	STOCKHOLDERS’ DEFICIENCY

AUTHORIZED CAPITAL

As of December 31, 2015, the Company was authorized to issue 500,000,000 shares of common stock, $0.001 par value, and 40,000,000 shares of preferred stock, $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share. The preferred stock is designated as follows: 20,000,000 shares to Series A Convertible Preferred Stock; 10,000 shares to Series B Convertible Preferred Stock; 250,000 shares to Series C Convertible Preferred Stock; and 19,740,000 shares undesignated.

F-28

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OMNIBUS INCENTIVE PLANS

On November 30, 2012, the Board of the Company, as well as a majority of the Company’s shareholders, approved the Company’s 2012 Omnibus Incentive Plan (the “2012 Plan”), which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. Stock options granted under the 2012 Plan may be Non-Qualified Stock Options or Incentive Stock Options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be Non-Qualified Stock Options. The 2012 Plan is to be administered by the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to the 2012 Plan is 5,000,000, adjusted as provided in Section 11 of the 2012 Plan. The 2012 Plan expired on December 1, 2014. As of December 31, 2015, 3,320,000 stock options had been issued and are outstanding to employees and consultants. All options vest ratably over three years from date of issuance, December 27, 2012, and expire in five years from date of issuance.

On January 11, 2013, the Board of the Company approved the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”), which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. Stock options granted under the 2013 Plan may be non-qualified stock options or incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be non-qualified stock options. The 2013 Plan is to be administered by the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of common stock for which stock options or awards may be granted pursuant to the 2013 Plan is 5,000,000, adjusted as provided in Section 11 of the 2013 Plan. No awards may be issued after December 1, 2015. The 2013 Plan was approved by a majority of the Company’s shareholders on February 13, 2013. As of December 31, 2015, options to purchase 2,351,667 shares of common stock and 1,373,621 shares of common stock were outstanding to employees and consultants of the Company, respectively.

On March 31, 2014, the Board of the Company approved the Company’s 2014 Omnibus Incentive Plan (the “2014 Plan”), which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. Stock options granted under the 2014 Plan may be non-qualified stock options or incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be non-qualified stock options. The option price must be at least 100% of the fair market value on the date of grant and if issued to a 10% or greater shareholder must be 110% of the fair market value on the date of the grant. The 2014 Plan is to be administered by the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of common stock for which stock options or awards may be granted pursuant to the 2014 Plan is 5,000,000, adjusted as provided in Section 11 of the 2014 Plan. No awards may be issued after December 1, 2016. The 2014 Plan was approved by a majority of the Company’s shareholders on April 17, 2014. As of December 31, 2015, options to purchase 1,965,000 shares of common stock and 2,522,383 shares of common stock were outstanding to employees and consultants of the Company, respectively.

F-29

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 10, 2015, the Board of the Company approved the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”), which enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. Stock options granted under the 2015 Plan may be non-qualified stock options or incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be non-qualified stock options. The option price must be at least 100% of the fair market value on the date of grant and if issued to a 10% or greater shareholder must be 110% of the fair market value on the date of the grant. The 2015 Plan is to be administered by the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of common stock for which stock options or awards may be granted pursuant to the 2015 Plan is 5,000,000, adjusted as provided in Section 11 of the 2015 Plan. No awards may be issued after March 11, 2017. The 2015 Plan was approved by a majority of the Company’s shareholders on April 21, 2015. As of December 31, 2015, options to purchase 145,000 shares of common stock and 489,409 shares of common stock were outstanding to employees and consultants of the Company, respectively.

PREFERRED STOCK

SERIES A CONVERTIBLE PREFERRED STOCK

In connection with the closing of the Share Exchange Agreement, on December 7, 2009 the Company issued 10,000,000 shares of Series A Convertible Preferred Stock to the Company’s Executive Chairman of the Board of Directors. The Series A Convertible Preferred Stock have a par value of $0.001 and are convertible into 2.5 shares of common stock for every Series A Convertible Preferred share so long as Series C Convertible Preferred Stock is outstanding. The Series A Convertible Preferred Stock has no redemption rights. The Series A Convertible Preferred Stock shall have no liquidation preference so long as the Series C Convertible Preferred Stock shall be outstanding. Up until December 23, 2014 (the date of issuance of Series C Convertible Preferred Stock), the Series A Convertible Preferred Stock had five times the vote of a share of its common stock equivalent. At the point in time that the Series C Convertible Preferred Stock is no longer outstanding, the super voting rights are automatically reinstated.

See Note 17 – Commitments and Contingencies – Employment Agreement for details associated with the issuance of Series A Convertible Preferred Stock.

F-30

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SERIES B CONVERTIBLE PREFERRED STOCK

On April 21, 2015, the Company designated 10,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 and a stated value of $100 per share. The Series B Convertible Preferred Stock has no voting rights except under limited conditions. The holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock, shall proportionately be entitled to receive out of the assets, whether capital or surplus, of the Company an amount in cash equal to the stated value for each respective share of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock before any payments or distributions are made to holders of Series A Convertible Preferred Stock or holders of common stock. As of December 31, 2015, the liquidation preference for the 8,250 issued and outstanding shares of Series B Convertible Preferred Stock was equal to $825,000. The holder of the Series B Convertible Preferred Stock is entitled to redeem: (i) 2,750 shares on December 31, 2016; (ii) 2,750 shares on December 31, 2017; and (iii) 2,750 shares on December 31, 2018. However, the Company may choose not to honor the redemption request, in which case the holder becomes entitled to immediately, or anytime thereafter, convert the Series B Convertible Preferred Stock into common stock by dividing the aggregate stated value by the conversion price. The conversion price is equal to the average closing price of the prior 30 trading days as of the date of the request to convert. The Company may, at any time, elect to redeem all or part of the Series B Convertible Preferred Stock at the stated value.

During the year ended December 31, 2015, the Company issued 8,250 shares of Series B Convertible Preferred Stock to the Creditors of ECOtality as partial consideration for the strategic transaction to acquire a 50% interest in ECOtality. In addition, the parties entered into a tax sharing agreement which stipulates that any benefit that CCGI realizes from the use of the ECOtality net operating loss carryforwards (“NOLs”), up to $925,000, must be paid to the ECOtality estate and such payments would result in the cancellation of a commensurate stated value amount of Series B Convertible Preferred Stock. After reviewing the terms of the Series B Convertible Preferred Stock and the embedded conversion option (“ECO”), the Company determined that the Series B Convertible Preferred Stock is classified as temporary equity and the ECO is not bifurcated, is not accounted for as a derivative and is not a beneficial conversion feature. The temporary equity classification of the Series B Convertible Preferred Stock is in accordance with ASC 480-10-s99 - Distinguishing Liabilities from Equity – Overall – SEC Materials and Accounting Series Release (“ASR”) 268 – Presentation in Financial Statements of “Redeemable Preferred Stock”, as the Company does not control settlement by delivery of its own common shares because there is no cap on the number of common shares that could potentially be issuable upon redemption and therefore cash settlement is presumed.

See Note 4 – Ecotality Estate Acquisition and Note 9 – Accrued Expenses – Due to Creditors Committee of the ECOtality Estate for additional details.

See Note 14 – Stockholders’ Deficiency – Common Stock for details associated with the exchange of Series B Convertible Preferred Stock for common stock.

F-31

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SERIES C CONVERTIBLE PREFERRED STOCK

On December 23, 2014, a total of 250,000 shares of Series C Convertible Preferred Stock have been designated for issuance under the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”). The shares of Series C Convertible Preferred Stock have a stated value of $100 per share with an initial conversion price of $0.70 per common share (subject to adjustment as provided in the Series C Certificate of Designation). The Series C Convertible Preferred Stock may, at the option of the purchaser, be converted at any time or from time to time into fully paid and nonassessable shares of common stock at the conversion price in effect at the time of conversion (“Holder Redemption Request”); provided, that a holder of Series C Convertible Preferred Stock may at any given time convert only up to that number of shares of Series C Convertible Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s common stock as calculated, (pursuant to Rule 13d-3 of the Securities Exchange Act) of such purchaser and all persons affiliated with such purchaser, is not more than 9.99% of the Company’s common stock then outstanding. The number of shares into which one share of Series C Convertible Preferred Stock shall be convertible is determined by dividing the stated value of $100 per share by the initial Conversion Price of $0.70 per common share (subject to appropriate adjustment for certain events, as defined). Shares of the Series C Convertible Preferred Stock shall receive dividends at a quarterly rate payable in either cash or additional shares of Series C Convertible Preferred Stock. If the dividend is paid in cash, the quarterly dividend payment shall be equal to 2% of the stated value per share for each of the then outstanding shares of Series C Convertible Preferred Stock (the “Cash Dividend Rate”). If, however, the quarterly dividend is paid in shares of Series C Convertible Preferred Stock, the quarterly dividend payment shall be equal to 2.5% of the stated value per share for each of the then outstanding shares of Series C Convertible Preferred Stock (the “Stock Dividend Rate”). In the event that the Company chooses to not honor the Holder Redemption Request, the Cash Dividend Rate and the Stock Dividend Rate shall thereafter be increase by a multiple of two, commencing in the first quarter following the Holder Redemption Request. In the event of a liquidation, the Series C Convertible Preferred Stock is also entitled to a liquidation preference equal to the stated value plus any accrued and unpaid dividends. Except as otherwise required by law, the holders of shares of Series C Convertible Preferred Stock shall vote on an as-if-converted-to-common-stock basis with the common stock. However, as long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not take certain actions, as defined, without the prior written consent of at least 60% of the then outstanding Series C Convertible Preferred Stock. At any time following the second anniversary following the issuance of the Series C Convertible Preferred Stock, at the option of the holder, each share of Series C Convertible Preferred Stock shall be redeemable at the option of the holder for an amount equal to the stated value plus all accrued but unpaid dividends plus 1% per month, compounded monthly from the closing date.

The Series C Convertible Preferred Stock holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount in cash equal to the stated value, plus any accrued and unpaid dividends thereon at the Cash Dividend Rate and any other fees or liquidated damages then due and owing thereon under the Series C Certificate of Designation, for each share of Series C Convertible Preferred Stock before any distribution or payment shall be made to the holders of Series A Convertible Preferred Stock or any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. After payment of the stated value, plus any accrued and unpaid dividends thereon, to each holder, the remaining balance of any proceeds from the Liquidation shall be allocated to the holders, holders of Series A Convertible Preferred Stock and holders of any common stock on an as-if-converted-to-common-stock basis.

F-32

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series C Convertible Preferred Stock is not mandatorily redeemable, because the instrument does not embody an unconditional obligation requiring the issuer to redeem the instrument at a specified or determinable date or upon an event that is certain to occur. The Series C Convertible Preferred Stock is contingently redeemable anytime following the second anniversary of its issuance. Accordingly, the Series C Convertible Preferred Stock is be classified as permanent equity. Because the embedded conversion option is clearly and closely related to the equity host, even though it has adjustment provisions that causes it not to be indexed to the Company’s own stock, it is not bifurcated and is not accounted for as a derivative liability.

On December 23, 2014, the Company entered into a securities purchase agreement with certain investors for an aggregate of $6,000,000 (the “Aggregate Subscription Amount”). Pursuant to the securities purchase agreement, the Company issued the following to the purchasers: (i) 60,000 shares of Series C Convertible Preferred Stock convertible into 8,571,429 shares of the Company’s common stock, par value $0.001; and (ii) warrants to purchase an aggregate of 8,571,429 shares of common stock at an exercise price of $1.00 per share that contain exercise price reset provisions. In addition, 250 shares of Series C Convertible Preferred Stock convertible into 35,714 shares of common stock, with a value of $25,000, were issued as compensation to purchasers for legal fees. The release of the Aggregate Subscription Amount to the Company was subject to the Company meeting certain milestones. The aggregate issuance date fair value of the warrants totaled $529,905 using the Binomial Lattice Model, which was recorded as a debit to preferred stock discount and a credit to derivative liabilities, and the net carrying value of the preferred stock is $5,470,096 (the $6,000,000 subscription amount, less the $529,904 preferred stock discount, or 9% and 91% of the $6,000,000 subscription amount, respectively). The aggregate of $530,000 of issuance costs were allocated amongst the instruments and (a) 91% or $483,192 was allocated to the preferred stock and was debited to additional paid in capital; and (b) 9% or $46,808 was allocated to the derivative liabilities and was recognized immediately. The aggregate preferred stock discount of $1,013,096 (warrants of $529,904 plus allocated issuance costs of $483,192) will not be amortized until/if redemption becomes probable. On December 23, 2014, all the initial closing conditions were met so the Company received $2,000,000 of the Aggregate Subscription Amount and the remaining $4,000,000 was deposited into an escrow account which was recorded as a charge to additional paid-in capital. During the year ended December 31, 2015, the Company did not meet certain defined milestones by their targeted completion dates. Notwithstanding, the purchasers released an aggregate of $3,000,000 of the Aggregate Subscription Amount to the Company during the year ended December 31, 2015. Pursuant to an election of the purchasers, $1,000,000 was returned to the purchasers in July 2015 from escrow and was not provided to the Company, such that the Company received an aggregate of $5,000,000 of the Aggregate Subscription Amount, as compared to the $6,000,000 originally contemplated. The return of escrowed funds did not require the purchasers to return any portion of the shares of Series C Convertible Preferred Stock.

F-33

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 24, 2015, the Company entered into a securities purchase agreement with a purchaser for net proceeds of an aggregate of $710,740 (gross proceeds of $830,000 less issuance costs of $119,260 which, as of December 31, 2015, had not been paid and were included within accrued expenses). Pursuant to the securities purchase agreement, the Company issued the following to the purchaser: (i) 9,223 shares of Series C Convertible Preferred Stock, and (ii) a five-year warrants to purchase 1,318,889 shares of common stock for an exercise price of $1.00 per share with an issuance date fair value of $88,905 which was recorded as a derivative liability.

In July 2015, the Company agreed to pay a consultant an aggregate of $10,000 in cash and issue to the consultant 300 shares of Series C Convertible Preferred Stock at a fair value of $30,000.

On October 14, 2015, the Company entered into a securities purchase agreement with a purchaser for net proceeds of an aggregate of $954,540 (gross proceeds of $1,100,000 less issuance costs of $145,460 which, as of December 31, 2015, had not been paid and were included within accrued expenses). Pursuant to the securities purchase agreement, the Company issued the following to the purchaser: (i) 18,333 shares of Series C Convertible Preferred Stock, and (ii) a five-year warrant to purchase 2,618,997 shares of common stock for an exercise price of $1.00 per share with an issuance date fair value of $79,411 which was recorded as a derivative liability.

During the years ended December 31, 2015 and 2014, 6,777 and 0 shares of Series C Convertible Preferred Stock were issued as payment of dividends in kind. As of December 31, 2015 and 2014, the Company recorded a dividend payable liability on the shares of Series C Convertible Preferred Stock of $293,200 and $20,800, respectively.

In the event of a liquidation, the Series C Convertible Preferred Stock is also entitled to a liquidation preference equal to the stated value plus any accrued and unpaid dividends, which, as of December 31, 2015, was equal to $12,326,200.

See Note 9 – Accrued Expenses – Registration Rights Penalty, Note 13 – Fair Value Measurement, Note 17 – Commitments and Contingencies – Employment Agreement and Note 18 – Subsequent Events for details associated with the issuance of Series C Convertible Preferred Stock and warrants.

STOCK-BASED COMPENSATION

The Company recognized stock-based compensation expense related to preferred stock, common stock, stock options and warrants for the years ended December 31, 2015 and 2014 of $4,065,830 and $4,238,751, respectively. As of December 31, 2015, there was $378,349 of unrecognized stock-based compensation expense that will be recognized over the weighted average remaining vesting period of 1.40 years.

STOCK OPTIONS

In accordance with the agreements of the respective non-employee members of the Board of the Directors, in addition to a cash fee, the Company is required to issue an option to purchase 5,000 shares of common stock for each Board meeting and each committee meeting of the Board. The options vest in two years from the date of issuance, expire five years from the date of issuance and have an exercise price of $0.01 above the closing price of the Company’s common stock on the date of the grant. During the year ended December 31, 2014, the Company issued options to purchase 220,000 shares of the Company’s common stock (100,000 shares under the 2013 Plan and 120,000 shares under the 2014 Plan) at exercise prices ranging from $0.33 to $1.56 per share to members of the Board as compensation for attending Board meetings during this time. The fair value of the options was estimated at $164,015, which will be recognized over the service period. During the year ended December 31, 2015, the Company issued options to purchase 90,000 shares of the Company’s common stock (25,000 shares under the 2014 Plan and 65,000 shares under the 2015 Plan) at exercise prices ranging from $0.19 to $0.42 per share to members of the Board as compensation for attending Board meetings during the time.

F-34

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 27, 2014, the Company entered into a contract with Mr. Andrew Shapiro to serve as a member of the Board which was approved by the Board on April 17, 2014. The terms of the agreement require the Company to (1) issue an option to Mr. Shapiro to purchase 400,000 shares of the Company’s common stock under the 2014 Plan at a premium of $0.01 to the closing market price on the date of the Board approval to his appointment to the Board which vest immediately and expire seven years from date of issuance with a grant date fair value of $313,296, which was recognized immediately; (2) a board fee of $100,000 payable in quarterly installments commencing 15 days from his appointment to the Board; (3) options to purchase 5,000 shares of the Company’s stock per meeting which vest in one year from the date of the meeting and expire five years from the date of issuance at an exercise price equal $0.01 in excess of the closing price of the Company’s common stock on the date of the meeting and a Nominal Fee, as defined, for every board meeting attended; and (4) an Additional Fee, as defined, for every committee meeting of the Board attended. The Nominal Fee and the Additional Fee may be paid in cash or in shares of Company’s common stock based on the closing market price of the Company’s common stock on the date of the meeting.

On May 14, 2014, the Board authorized the issuance of options to purchase 2,178,000 shares of common stock to 36 employees and 2 consultants of the Company under the 2013 Plan. The options vest on May 14, 2017 and expire on May 14, 2019 and have an exercise price of $1.00 per share. The fair value of the options was $1,570,910, which will be recognized over the service period.

On July 11, 2014, the Company entered into a contract with Mr. Donald Engel to serve as a member of the Board which was approved by the Board on July 30, 2014. The terms of the agreement require the Company to (1) issue an option to Mr. Engel to purchase 300,000 shares of the Company’s common stock under the 2014 Plan at an exercise price of $1.00 per share on the date of the Board approval to his appointment to the Board which vest immediately and expire five years from date of issuance; (2) options to purchase 5,000 shares of the Company’s stock per meeting which vest immediately and expire five years from the date of issuance at an exercise price equal $0.01 in excess of the closing price of the Company’s common stock on the date of the meeting and a Nominal Fee, as defined, for every board meeting attended; and (3) an Additional Fee, as defined, for every committee meeting of the Board attended. The Nominal Fee and the Additional Fee may be paid in cash or in shares of Company’s common stock based on the closing market price of the Company’s common stock on the date of the meeting. The fair value of the option was $61,295, which was recognized immediately.

F-35

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 18, 2014, the Company issued an option to purchase 100,000 shares of the Company’s common stock under the 2014 Plan at $1.00 per share to an employee for services rendered which vest ratably over three years and expire five years from date of issuance. The fair value of the options was estimated at $55,890, which will be recognized over the service period.

On November 13, 2015, the Company issued five-year options to purchase an aggregate of 1,020,000 shares of the Company’s common stock under the 2014 Plan at $0.63 per share to employees for services rendered. The options had a grant date fair value of $76,731 and vest as follows: 340,000 on the date of issuance, 340,000 on the first anniversary of the date of issuance, 340,000 on the second anniversary of the date of issuance 340,000 on the third anniversary of the date of issuance.

On November 17, 2015, the Company issued a five-year option to purchase 25,000 shares of the Company’s common stock under the 2014 Plan at $1.05 per share to an employee for services rendered. The option vested immediately and had a grant date fair value of $297.

During the year ended December 31, 2015, the Company issued five-year options to purchase 55,000 shares of the Company’s common stock at exercise prices ranging from $0.17 to $0.39 per share to a member of the Board as compensation for attending meetings of the OPFIN Committee. The options vested immediately and had a grant date fair value of $7,820, which was recognized immediately.

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following assumptions:

	For the Year Ended December 31,
	2015	2014
Risk free interest rate	0.63% - 1.12%	0.46% - 1.77%
Expected term (years)	2.50 - 5.00	2.50 - 4.00
Expected volatility	87% - 128%	85% - 141%
Expected dividends	0.00%	0.00%

A summary of the option activity during the years ended December 31, 2015 and 2014 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding, December 31, 2013	4,943,665	$1.43
Granted	3,198,000	0.96
Exercised	—	—
Cancelled/forfeited/expired	(451,000)	1.33
Outstanding, December 31, 2014	7,690,665	$1.24
Granted	1,190,000	0.60
Exercised	—	—
Cancelled/forfeited/expired	(1,098,998)	1.18
Outstanding, December 31, 2015	7,781,667	$1.15	2.8	$—
Exercisable, December 31, 2015	6,460,333	$1.22	2.6	$—

F-36

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents information related to stock options at December 31, 2015:

	Options Outstanding		Options Exercisable
Range of Exercise Price	Weighted Average Exercise Price	Outstanding Number of Options	Weighted Average Remaining Life In Years	Exercisable Number of Options
$0.17 - $0.54	$0.47	675,000	3.5	675,000
$0.55 - $1.00	0.84	2,340,002	3.9	1,018,668
$1.01 - $1.45	1.16	1,431,665	2.5	1,431,665
$1.46 - $1.56	1.46	2,585,000	2.0	2,585,000
$1.57 - $1.61	1.61	750,000	2.0	750,000
		7,781,667	2.6	6,460,333

STOCK WARRANTS

The Securities Purchase Agreements associated with the October 2013 and December 2013 issuances of common stock and common stock purchase warrants (the “SPA’s”) contain various covenants that restrict the Company, among other things, from effectuating any issuances of common stock or common stock equivalents containing variable settlement provisions, other than exempt issuances, as defined. Despite certain ambiguous covenant language, the Company believes that exempt issuances could include, but are not necessarily limited to, common stock or common stock equivalents containing variable settlement provisions that are issued in share based payment arrangements or to effectuate strategic transactions such as mergers and acquisitions. This restriction remains in effect until such time as no purchaser in either of these separate transactions holds any of the warrants. Each of the SPA’s provide for injunctive relief or the right to collect damages. The Company has classified the warrants issued in these transactions as liability instruments stated at fair value. The Company believes that the Series B Preferred shares issued to complete the acquisition of 50% of the interests of the ECOtality Estate in April 2015, constitute an exempt issuance, as intended under the agreements as such shares (i) were issued to effectuate the strategic acquisition of ECOtality, and (ii) permit the Company, in its sole control, to settle these shares for cash at stated optional redemption dates, as opposed to a variable number of shares. However, there can be no assurance that the warrant holders (a) agree with the Company’s interpretation of the SPAs; and (b) won’t pursue any of the potential remedies that may be available to them.

See Note 11 – Notes Payable for details associated with the issuance of warrants. See Note 9 – Accrued Expenses – Warrants Payable and Note 13 – Fair Value Measurement for details associated with the issuances of warrants to the former members of Beam and for the relevant warrant valuation assumptions. See Note 14 – Stockholders’ Deficiency – Preferred Stock - Series C Convertible Preferred Stock for details associated with issuances of warrants in connection with a securities purchase agreement.

On May 2, 2014, the Company obtained commitments through December 31, 2014 and through January 2, 2015 from four shareholders to finance up to $6,250,000. In conjunction with the commitment, the Company issued warrants to purchase a total of 3,869,048 shares of the Company’s common stock at $1.05 per share which vest immediately and expire in five years. The fair value of the warrants was $726,868, which expense was recognized immediately. The stock price was determined based on the closing market price on the date of the commitment letter. In addition, the Company would be required to issue additional warrants to the shareholders in the event, the Company exercises the commitment. The commitment amount may be reduced by the issuance of long term debt or the sale of common stock during the remainder of calendar year 2014. The Company paid placement agents $131,250 in commissions which was also recorded as other expense during the year ended December 31, 2014 resulting from the expiration of the commitment. As of January 2, 2015, the date of expiration, no funds were drawn on the commitments and the commitments expired and were not renewed.

F-37

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 10, 2014, a firm executed an agreement to grant the Company exclusive rights to install charging stations on certain of the firm’s properties. In consideration, the Company issued warrants to purchase a total of 2,607,712 shares of the Company’s common stock at $0.97 per share on September 24, 2014. The fair value of the warrants was $321,877, which was recognized immediately.

On December 28, 2014, the Company issued a warrant to purchase 5,000 shares of the Company’s common stock to the Company’s Executive Chairman of the Board of Directors at an exercise price of $0.40 per share. The warrant vests immediately and expires two years from date of issuance.

On February 25, 2015, the Company entered into an agreement with certain investors in the October 2013 financing whereby the investors were issued warrants to purchase 3,336,734 shares of the Company’s common stock at an exercise price of $0.70 per share which vested immediately, expire five years from the date of issuance and contain weighted average anti-dilution and fundamental transaction provisions, as defined. These additional warrants represent the warrants the investors would have received as a result of the December 23, 2014 financing had they not previously surrendered their anti-dilution protection during 2014. The warrants, which were classified as derivative liabilities, had an aggregate fair value of $275,908, which was recognized immediately. Additionally, as a result of the December 23, 2014 financing, the exercise price of warrants to purchase an aggregate of 19,599,999 shares of common stock issued to the October 2013 and December 2013 investors was reduced to $0.70 per share. As the warrants are classified as derivative liabilities, the impact of the modification was included within change in fair value of warrant liabilities on the consolidated statement of operations during the year ended December 31, 2015.

The following table accounts for the Company’s warrant activity for the years ended December 31, 2015 and 2014:

	Number of Shares	Weighted Average Exercise Price		Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding, December 31, 2013	37,895,137	$1.42
Issued	18,825,355	1.00
Exercised	(959,000)	0.69
Cancelled/forfeited/expired	(1,673,169)	1.58
Outstanding, December 31, 2014	54,088,323	$1.28
Issued	8,330,014	0.87
Exercised	—	—
Cancelled/forfeited/expired	(1,374,746)	1.55
Outstanding, December 31, 2015	61,043,591	$1.08	[1]	2.7	$—
Exercisable, December 31, 2015	61,043,591	$1.08	[1]	2.7	$—

[1]	During 2015, the exercise price of warrants to purchase an aggregate of 19,599,999 shares of common stock was reduced to $0.70 per share from exercise prices ranging from $1.05 to $1.00 per share.

F-38

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents information related to stock warrants at December 31, 2015:

	Warrants Outstanding		Warrants Exercisable
Range of Exercise Price	Weighted Average Exercise Price	Outstanding Number of Warrants	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$0.16 - $0.97	$0.72	34,493,643	3.2	34,493,643
$0.98 - $1.01	1.00	7,427,557	4.2	7,427,557
$1.02 - $1.28	1.05	4,349,961	1.6	4,349,961
$1.29 - $2.25	1.89	14,722,430	1.2	14,722,430
$2.26 - $20.00	20.00	50,000	0.0	50,000
		61,043,591	2.7	61,043,591

COMMON STOCK

See Note 17 – Commitments and Contingencies – Employment Agreements for details associated with issuances of common stock pursuant to employment agreements.

In conjunction with a consulting agreement entered into by the Company for advisory services on September 10, 2012, during 2013 the Company awarded under the Company’s 2013 Omnibus Incentive Plan an aggregate of 400,000 fully vested shares of the Company’s common stock. The remaining obligation to issue 350,000 shares valued at $503,125 were recorded within accrued expenses as of December 31, 2015 and 2014.

On January 15, 2014, in accordance with terms of the cashless exercise provisions of the warrants, a shareholder exchanged 355,000 warrants with an exercise price of $1.00 per share and 604,000 warrants with an exercise price of $0.50 for 468,702 fully vested shares of common stock of the Company. The transaction was recorded as an increase to common stock and a decrease to Additional Paid-In Capital of $469 based on the cashless exercise provisions of the warrants.

The Company settled a pending lawsuit for past due fees due to a consulting firm in the amount of $41,000. On January 31, 2014, the parties negotiated a settlement resulting in the issuance of 4,098 fully vested shares of the Company’s common stock valued at $1.22 per share, the market value on the date of the settlement and a cash payment of $15,000. The transaction resulted in a gain on settlement of approximately $21,000 recorded in other income (expense).

During the year ended December 31, 2014, the Company issued 100,000 fully vested shares valued at $137,000 to a firm which sponsored a conference in December 2013. The value was determined based on the market value of the stock on the date of the conference and was included within accrued expenses as of December 31, 2013.

F-39

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the period of October 16, 2014 through December 31, 2014, the Company issued 23,810 fully vested shares of common stock under its 2014 Omnibus Incentive Plan at to two principals of a consulting firm to provide strategic financial services valued at $25,000 based on the fair value of the services rendered.

On October 21, 2014, the Company issued 34,614 fully vested common shares of the Company’s common stock to members of the Board for attendance of Board for attendance of the annual shareholders meeting value at $17,999 based on the market value of the stock on the date of the meeting.

On February 3, 2015, the Company issued 50,000 fully vested shares of the Company’s common stock to a consultant to advise the Company about corporate governance matters. The consulting services expense valued at $50,000 was accrued for as of December 31, 2014.

On April 1, 2015, the Company issued 51,586 fully vested shares of its common stock to its then Chief Financial Officer as compensation for the period from November 2014 through April 2015 valued at $21,600, of which $7,200 were accrued for as of December 31, 2014.

On April 10, 2015, the Company issued 432,892 fully vested shares of its common stock to a consulting firm for services rendered by a financial consultant for the period of December 2014 through March 2015 valued at $170,100, of which $16,739 was accrued for as of December 31, 2014.

On April 24, 2015, as part of a litigation settlement, two former members of Beam were issued an aggregate of 100,000 fully vested shares of the Company’s common stock valued at $0.35 per share for an aggregate fair value of $35,000.

During the year ended December 31, 2015, the Company offered the remaining seven former Beam members shares of the Company’s common stock as consideration for surrendering their anti-dilution benefit contained in the original Beam acquisition agreement. As a result, three members accepted the Company’s offer and the Company issued an aggregate of 2,850 fully vested shares of the Company’s common stock valued at $898.

During the year ended December 31, 2015, the Company issued 184,500 fully vested shares of the Company’s common stock to members of the Board as compensation for attending Board meetings. The shares had a grant date fair value of $68,999 based on the trading price of the Company’s common stock on the dates of the respective meetings.

During the year ended December 31, 2015, the Company issued an aggregate of 72,257 of fully vested shares of the Company’s common stock at the respective closing market price on the date of the respective meetings to a member of the Board for attendance of meetings of the newly formed OPFIN Committee. The shares had an aggregate grant date fair value of $21,003 which was recognized immediately.

F-40

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.	INCOME TAXES

The Company is subject to U.S. federal and various state income taxes.

The income tax provision (benefit) for the years ended December 31, 2015 and 2014 consists of the following:

	For The Years Ended December 31,
	2015	2014
Federal:
Current	$—	$—
Deferred	(3,704,115)	(10,070,600)
State and local:
Current	—	—
Deferred	1,496,815	(2,073,400)
	(2,207,300)	(12,144,000)
Change in valuation allowance	2,207,300	12,144,000
Income tax provision (benefit)	$—	$—

No current tax provision has been recorded for the years ended December 31, 2015 and 2014 because the Company had net operating losses for federal and state tax purposes. The net operating loss carryovers may be subject to annual limitations under Internal Revenue Code Section 382, and similar state provisions, should there be a greater than 50% ownership change as determined under the applicable income tax regulations. The amount of the limitation would be determined based on the value of the company immediately prior to the ownership change and subsequent ownership changes could further impact the amount of the annual limitation. An ownership change pursuant to Section 382 may have occurred in the past or could happen in the future, such that the NOLs available for utilization could be significantly limited. The Company will perform a Section 382 analysis in the future. The related increase in the deferred tax asset was offset by the valuation allowance.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For The Years Ended December 31,
	2015	2014
Tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefit	(4.0)%	(7.0)%
Permanent differences	(11.1)%	(3.3)%
Other adjustment	(1.1)%	(8.0)%
Change in effective rate	23.4%	0.0%
Change in valuation allowance	26.8%	52.3%
Effective income tax rate	0.0%	0.0%

F-41

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has determined that a valuation allowance for the entire net deferred tax asset is required. A valuation allowance is required if, based on the weight of evidence, it is more likely than not that some or the entire portion of the deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance is necessary to reduce the deferred tax asset to zero, the amount that will more likely not be realized.

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	For The Years Ended December 31,
	2015	2014
Deferred Tax Assets:
Net operating loss carryforwards	$20,237,500	$17,499,000
Stock-based compensation	4,624,700	3,625,500
Provision for warrant liability	—	606,800
Accruals	1,581,900	2,397,300
Goodwill	2,318,500	2,501,500
Intangible assets	474,000	553,100
Allowance for doubtful accounts	53,600	—
Tax credits	448,300	409,000
Gross deferred tax assets	29,738,500	27,592,200
Deferred Tax Liabilities:
Fixed assets	(772,300)	(833,300)
Gross deferred tax liabilities	(772,300)	(833,300)
Net deferred tax assets	28,966,200	26,758,900
Valuation allowance	(28,966,200)	(26,758,900)
Deferred tax asset, net of valuation allowance	$—	$—
Changes in valuation allowance	$2,207,300	$12,144,000

At December 31, 2015 and 2014, the Company had a net operating loss carry forwards for both federal and state purposes of approximately $53.3 million and $42.7 million, respectively, which may be offset against future taxable income through 2034.

The Company’s tax returns are subject to examination by tax authorities beginning with the year ended December 31, 2012.

16.	RELATED PARTIES

The Company paid commissions to a company owned by its Executive Chairman of the Board of Directors totaling $47,750 and $40,250, respectively during the years ended December 31, 2015 and 2014 for business development services relating to the installations of EV charging stations by the Company in accordance with the support services contract. These amounts are recorded as compensation in the consolidated statements of operations.

F-42

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company incurred accounting and tax service fees totaling $33,018 and $23,317, respectively for the years ended December 31, 2015 and 2014, respectively, provided by a company that is partially owned by the Company’s former Chief Financial Officer. This expense was recorded as general and administrative expense in the consolidated statements of operations.

The Company is licensing certain technology under terms of a patent licensing agreement with an entity (licensor) that is majority owned by the Executive Chairman of the Board of Directors. The Company has agreed to pay royalties to the licensor equal to 10% of the gross profits received by the Company from bona fide commercial sales and/or uses of the licensed products and processes. As of December 31, 2015, the Company has not paid nor incurred any royalty fees related to this agreement. See Note 18 – Subsequent Events – Patent License Agreement.

See Note 11 – Notes Payable for details associated with another related party transaction. See Note 14 – Stockholders’ Deficiency – Stock warrants for details associated with warrants issued to the Company’s Executive Chairman of the Board of Directors.

17.	COMMITMENTS AND CONTINGENCIES

OPERATING LEASE

The Company’s corporate headquarters is located in Miami Beach, Florida. The Company currently leases space located at 1691 Michigan Avenue, Suite 601, Miami Beach Florida 33139. The lease was for a term of 39 months beginning on March 1, 2012 and ended May 31, 2015. Monthly lease payments were approximately $12,000 for a total of approximately $468,000 for the total term of the lease. The lease had been extended through August 1, 2015 at a cost of $13,928 per month. On July 31, 2015, the lease was further amended such that the amended lease term begins on August 1, 2015 and ends on September 30, 2018. Monthly lease payments are approximately $20,000 for a total of approximately $755,000 for the total term of the lease. Additionally, the Company had a three-year lease for an office in San Jose, California beginning on April 1, 2012 and ended April 30, 2015 with monthly lease payments of approximately $2,500 for a total of approximately $92,000 for the total term of the lease. The lease was extended to April 30, 2016 at a monthly rental cost of $3,009. The Company also has a five year sublease for office and warehouse space in Phoenix, Arizona beginning December 1, 2013 and ending November 30, 2018.

Our minimum future aggregate minimum lease payments for these leases based on their initial terms as of December 31, 2015 are:

For the Year Ending December 31,	Amount
2016	$314,486
2017	312,291
2018	258,312
Total	$885,089

Total rent expense for the year ended December 31, 2015 and 2014 was $472,744 and $408,649, respectively, and is recorded in other operating expenses.

F-43

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

EMPLOYMENT AGREEMENTS

On December 23, 2014, in connection with the closing and as a condition to the closing of the securities purchase agreement, the Company entered into an amended and restated employment agreement with its then Chief Executive Officer, Michael D. Farkas. The amendment provides that Mr. Farkas shall have a salary of Forty Thousand Dollars ($40,000) per month. However, for such time as any of the Aggregate Subscription Amount is still held in escrow, Mr. Farkas shall receive Twenty Thousand Dollars ($20,000) in cash and the remaining amount of his compensation: (i) shall be deferred; and (ii) must be determined by the compensation committee of the Board to be fair and equitable. Additionally, beginning on the date that the Aggregate Subscription Amount is released from escrow and continuing for so long as the Series C Convertible Preferred Stock remains issued and outstanding, Mr. Farkas’ salary shall only be paid in cash if doing so would not put the Company in a negative operating cash flow position.

On March 24, 2015, the Company entered into an employment agreement with Mr. Ira Feintuch to serve as the Company’s Chief Operating Officer for an initial three year term renewable annually unless written notice is provided 60 days prior to the renewal term. In consideration thereof, Mr. Feintuch is to receive an annual salary of $250,000 and shall participate in all benefit programs of the Company. In addition, Mr. Feintuch will receive 1,000,000 shares of Series A Convertible Preferred Stock, 1,500 shares of Series C Convertible Preferred Stock and 1,500,000 shares of common stock. The stock awards are payable 50% upon the signing of the employment agreement and 50% upon the one year anniversary of the employment agreement. The total fair value of the stock awards was $1,750,000, of which $875,000 was recognized immediately upon issuance and the remaining $875,000 will be recognized over the one year service period. The Company estimated the fair value of the common stock and Series C Convertible Preferred Stock based on observed prices of sales and/or exchanges of identical securities within the last six months. The Company estimated the fair value of the Series A Convertible Preferred Stock based on observed prices of sales and/or exchanges of similar securities within the last six months. In addition, options to purchase an aggregate of 1,495,665 shares of common stock held by Mr. Feintuch with exercise prices ranging from $1.00 to $1.46 per share had their expiration dates extended to March 24, 2018, such that the value of modified options on the modification date was an aggregate of $192,147, which was $47,536 higher than the value of the original options on the modification date. As a result, the Company recorded option modification expense of $47,536 during the year ended December 31, 2015.

Effective July 24, 2015, the Company amended its employment agreement with Mr. Michael D. Farkas, such that Mr. Farkas was appointed the Company’s Chief Visionary Officer and shall no longer serve as the Company’s Chief Executive Officer. Mr. Farkas will continue to serve as the Company’s Executive Chairman of the Board of Directors. The employment agreement had a four month term. The amended employment agreement specified the following: (i) in the event of a sale of the Company within one year of July 24, 2015, Mr. Farkas shall be entitled to receive an incentive payment equal to 1% of the gross sale price; (ii) in satisfaction of amounts previously owed to Mr. Farkas, the Company is to issue 4,444 shares of Series C Convertible Preferred stock valued at $400,000 (of which, as of December 31, 2015, 4,000 shares had been issued by the Company and the value of the remaining 444 shares is included within accrued expenses on the consolidated balance sheet); and (iii) all outstanding options and warrants shall vest immediately.

F-44

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 29, 2015 (the “Effective Date”), the Company entered into an employment agreement with Mr. Michael J. Calise to serve as the Company’s Chief Executive Officer, pursuant to which Mr. Calise will be compensated at the rate of $275,000 per annum. In addition, Mr. Calise will be entitled to receive (1) 3,584,400 options with an exercise price of $0.70 per share, (2) 1,588,016 options with an exercise price of $1.00 per share, (3) 26,422 options with an exercise price of $1.50 per share, (4) 287,970 options with an exercise price of $2.00 per share and (5) 1,500 options with an exercise price of $3.00 per share. The option quantities were derived from a percentage of the total options and warrants outstanding on the Effective Date (the “Underlying Instruments”) and can be adjusted downward on a pro rata basis as a result of an expiration or amendment of the Underlying Instruments. Each of the options shall vest and become exercisable at the rate of 25% of the total number of shares on the twelve (12) month anniversary of the Effective Date and 1/16 of the total number of shares each quarter thereafter on each quarterly anniversary of the Effective Date, however, no option shall be exercisable prior to the exercise of the Underlying Instruments. The options shall have a four (4) year term from each of the respective vesting dates. The option grant requires stockholder approval of an increase in the number of shares authorized to be issued pursuant to the Company’s equity incentive plan. Pursuant to ASC 718, the options are not deemed to be granted until stockholder approval is obtained. As of December 31, 2015, the Company had not obtained stockholder approval and, accordingly, (i) the options are not considered outstanding as of December 31, 2015 and (ii) the Company accrued approximately $55,000 of compensation expense related to the contractual obligation to issue options which is included within accrued expenses as accrued issuable equity on the consolidated balance sheet as of December 31, 2015.

In addition, Mr. Calise will receive a signing bonus consisting of (i) 220,588 shares of the Company’s common stock valued at $75,000 and (ii) a $25,000 cash payment. Within thirty (30) days of Mr. Calise’s acceptance of this position, Mr. Calise and the Board of the Directors will mutually set the Key Performance Indicators (“KPIs”) for Mr. Calise’s annual performance bonus. Mr. Calise will be initially eligible to receive an annual performance bonus in the amount of $100,000. Any entitled annual performance bonus shall be payable in January after the end of each year, and awarded for meeting the KPIs mutually set by Mr. Calise and the Board for the prior calendar year. Mr. Calise and the Board will meet at the beginning of each calendar year for set the KPIs and the annual bonus amount for that calendar year. Mr. Calise may receive an additional bonus in the form of cash and/or stock, at the discretion of the Board, or pursuant to one or more written plans adopted by the Board. Mr. Calise is entitled to paid time off of 20 days per annum. Upon termination by the Company other than for cause, death, disability, or if Mr. Calise resigns for good reason, Mr. Calise will be entitled to: (i) a lump sum payment equal to nine (9) months of salary, then in effect, (ii) a prorated annual performance bonus, (iii) reimbursement of COBRA premiums for a period of (12) months and (iv) (9) months of accelerated vesting with respect to Mr. Calise’s then-outstanding equity awards. In addition to the preceding termination benefits, if Mr. Calise is terminated three months or less prior to, or upon, or within twelve months following a change of control, Mr. Calise will be entitled to accelerated vesting of then-outstanding equity awards ranging from an additional three months up to 100% acceleration of vesting.

BUSINESS AGREEMENTS

On April 2, 2015, Nissan North America (“Nissan”) notified the Company of the termination of the joint marketing agreement with the Company as a result of the Company’s material default of the agreement in 2015. As a result, Nissan notified the Company of its intent to repossess the 31 uninstalled fast chargers currently held at a third party facility that had a carrying amount of $462,552 and was included within other assets and deferred revenue on the consolidated balance sheet as of December 31, 2014. The parties reached an agreement on July 23, 2015 that Nissan would take possession of 28 uninstalled fast chargers held at the third party facility, at which time the amount included within other assets and deferred revenue was written off.

F-45

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 19, 2015, the Company entered into an agreement to purchase 15,000 chargers over three years pending: (i) the submission of a purchase order for 15,000 chargers to be delivered in a mutually agreed product delivery forecast, (ii) the payment of an initiation fee, as defined, (iii) sign off on a mutually agreed product schedule and (iv) a three year delivery forecast. The value of the chargers in the aggregate is in the range of $10.3 million to $16.5 million depending on model and ordering quantity of respective model. On June 26, 2015, the Company paid the initiation fee of $83,000 in full.

LITIGATION AND DISPUTES

See Note 18 – Subsequent Events – Litigation and Disputes for additional details.

On November 27, 2013, the Synapse Sustainability Trust (“Synapse”) filed a complaint against the Company and Michael D. Farkas, the Company’s CEO, alleging various causes of action regarding compliance under certain agreements that governed the sale of Synapse’s assets to CCGI in the Supreme Court of the State of New York, County of Onondaga (the “Court”). On or about January 7, 2014, CCGI filed its Answer and Affirmative Defenses. CCGI moved to dismiss Count V, breach of contract, because the Note, as detailed in Note 11- Notes Payable, contains an arbitration clause. Further, Mr. Farkas has moved to dismiss the Complaint for lack of personal jurisdiction. On March 17, 2014, the Court dismissed Mr. Farkas from the action due to a lack of personal jurisdiction and dismissed Plaintiff’s Count V based on the existence of the Arbitration Clause contained in the Note. In the Court’s letter decision issued on March 17, 2014, the Court granted Defendants’ Motion to Dismiss the Complaint/Count V against Michael Farkas, and dismissed Count VI against CCGI. Accordingly, the Court granted Plaintiff’s Contempt Motion in part, and denied it in part, and scheduled a hearing on the contempt issue for May 13, 2014. The hearing was canceled. On March 5, 2015, the parties reached a settlement requiring the Company to pay $10,000 on March 15, 2015 and $5,000 per month for the next eight months with no interest. Until such time as the debt was fully paid by the Company, Synapse retained a security interest of $40,000 in specified chargers. As of December 31, 2015, the Company had repaid the full settlement amount of $50,000.

On July 28, 2015, a Notice of Arbitration was received stating ITT Cannon has a dispute with Blink for the manufacturing and purchase of 6,500 charging cables by Blink, who has not taken delivery or made payment on the contract price of $737,425. ITT Cannon also seeks to be paid the cost of attorney’s fees as well as punitive damages. The parties have agreed on a single arbitrator and are working to schedule the arbitration. The Company contends that the product was not in accordance with the specifications in the purchase order and, as such, believes the claim is without merit. The parties have agreed on a single arbitrator and are working to schedule the arbitration while simultaneously pursuing settlement options.

F-46

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

From time to time, the Company is a defendant or plaintiff in various legal actions that arise in the normal course of business.

350 GREEN, LLC

There have been five lawsuits filed against 350 Green by creditors of 350 Green regarding unpaid claims. These lawsuits relate solely to alleged pre-acquisition unpaid debts of 350 Green. Also, there are other unpaid creditors, aside from those noted above, that claim to be owed certain amounts for pre-acquisition work done on behalf of 350 Green solely, that potentially could file lawsuits at some point in the future.

On August 7, 2014, 350 Green received a copy of a complaint filed by Sheetz, a former vendor of 350 Green alleging breach of contract and unjust enrichment of $112,500. The complaint names 350 Green, 350 Holdings LLC and CCGI in separate breach of contract counts and names all three entities together in an unjust enrichment claim. CCGI and 350 Holdings will seek to be dismissed from the litigation, because, as the complaint is currently plead, there is no legal basis to hold CCGI or 350 Green liable for a contract to which they are not parties. The parties held a mediation conference on May 15, 2015, but no settlement was reached. The parties continue to negotiate a settlement.

On January 20, 2015, the ECOtality Official Committee of Unsecured Creditors (“Committee”) filed a motion to set aside Confirmation Order Pursuant to Bankruptcy Rule 9024 (“Order”) requesting that the Bankruptcy court set aside a prior order confirming a Plan of Reorganization (“Plan”), previously confirmed by the Court on December 31, 2014, to which a wholly-owned subsidiary (“subsidiary”) of the Company was a party, due to the alleged failure by the subsidiary and the Company to perform certain obligations as required by the Order and alleged misrepresentations, non-disclosures and other alleged actions in relation thereto. On February 2, 2015, the Committee then initiated an adversary proceeding in the Bankruptcy Case and filed a complaint against the Company requesting the same relief and reserving all rights and remedies regarding civil causes of action or damages against the defendants. The matter has been resolved between the parties.

On September 9, 2015, the United States Court of Appeals for the Seventh Circuit of Chicago, Illinois affirmed the ruling of the United States District Court for the Northern District of Illinois in the matter of JNS Power & Control Systems, Inc. v. 350 Green, LLC in favor of JNS, which affirmed the sale of certain assets by 350 Green to JNS and the assumption of certain 350 Green liabilities by JNS. On April 7, 2016, JNS amended the complaint to add CCGI alleging an unspecified amount of lost revenues from the chargers, among other matters, caused by the defendants. Plaintiff also seeks indemnity for its unspecified costs in connection with enforcing the Asset Purchase Agreement in courts in New York and Chicago. CCGI has filed a motion to dismiss and the parties have concurrently agreed to attend a settlement conference, the date for which has not yet been confirmed by the Court.

F-47

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.	SUBSEQUENT EVENTS

PATENT LICENSE AGREEMENT

On March 11, 2016, the Company (the “Licensee”), the Company’s Executive Chairman of the Board of Directors and Balance Holdings, LLC (an entity controlled by the Company’s Executive Chairman of the Board of Directors) (collectively, the “Licensor”) entered into an agreement related to a patent license agreement, dated March 29, 2012. The parties acknowledge that the Licensee has paid a total of $8,525 in registration and legal fees for the U.S. Provisional Patent Application No. 61529016 (the “Patent Application”) to date. Effective March 11, 2016, the patent license agreement, solely with respect to the Patent Application and the parties’ rights and obligations thereto, was terminated. The Executive Chairman of the Board of Directors agreed to be solely responsible for all future costs and fees associated with the prosecution of the patent application. In the event the Patent Application is successful, the Executive Chairman of the Board of Directors shall grant a credit to the Licensee in the amount of $8,525 to be applied against any outstanding amount(s) owed to him. If the Licensee does not have any outstanding payment obligations to the Executive Chairman of the Board at the time the Patent Application is approved, the Executive Chairman of the Board of Directors shall remit the $8,525 to the Licensee within twenty (20) days of the approval. The parties agreed to a mutual release of any claims associated with the patent license agreement.

SERIES C CONVERTIBLE PREFERRED STOCK

Subsequent to December 31, 2015, the Company issued shares of Series C Convertible Preferred Stock representing the following:

Series C Convertible Preferred Stock
Dividends for the following periods:
Quarter ended December 31, 2015	2,932
Quarter ended March 31, 2016	3,184
Securities Purchase Agreements dated March 11, 2016	22,786
Satisfaction of accrued liabilities	1,194
Total	30,096

On March 11, 2016, the Company entered into securities purchase agreements with two purchasers for proceeds of up to an aggregate of $3,000,000, of which, $750,000 was paid to the Company at closing and the remaining $2,250,000 was payable to the Company upon the completion of certain milestones, as specified in the agreement. Based on the Company’s achievement of certain of the milestones prior to the June 24, 2016 deadline, the Company received a final aggregate of $1,367,120 and issued a total of (i) 22,786 shares of Series C Convertible Preferred Stock, and (ii) five-year warrants to purchase an aggregate of 3,255,047 shares of common stock at an exercise price of $1.00 per share.

F-48

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK-BASED COMPENSATION

Subsequent to December 31, 2015, the Company issued an aggregate of 1,098,081 shares of common stock as compensation, of which, 750,000 shares were issued to the Company’s Chief Operating Officer in connection with his employment agreement and 348,081 shares were issued to the Board as compensation for their attendance at various Board and OPFIN Committee meetings.

Subsequent to December 31, 2015, the Company issued 500,000 shares of Series A Convertible Preferred Stock were issued to the Company’s Chief Operating Officer in connection with his employment agreement.

In January 2016, the Company agreed to extend the maturity date of warrants to purchase an aggregate of 1,290,000 shares of common stock with an exercise price of $2.25 per share by eighteen (18) months in exchange for the warrant holders agreeing to the deletion of a fundamental transaction provision.

STOCK REPURCHASE

In March 2016, one of the former members of Beam returned 242,303 shares of the Company’s common stock to the Company in exchange for $45,000. The shares of common stock were cancelled by the Company in March 2016.

COMMITMENTS AND CONTINGENCIES

LITIGATION AND DISPUTES

On January 15, 2016, The Bernstein Law Firm filed a Demand for Arbitration with the American Arbitration Association (“AAA”) against the Company for breach of contract for failure to pay invoices in the amount of $87,167 for legal work performed by The Bernstein Law Firm. The parties have reached a settlement and are preparing the documentation.

On April 8, 2016, Douglas Stein filed a Petition for Fee Arbitration with the State Bar of Georgia against the Company for breach of contract for failure to pay invoices in the amount of $178,893 for legal work provided. The invoices have been accrued for in the periods in which the services were provided. The Company has responded to the claim and is simultaneously pursuing settlement options.

On May 18, 2016, the Company was served with a complaint from Solomon Edwards Group, LLC for breach of written agreement and unjust enrichment for failure to pay invoices in the amount of $172,645 for services provided, plus interest and costs. The invoices have been accrued for in the periods in which the services were provided.

OTHER MATTER

On May 12, 2016, the SEC filed a complaint with the United States District Court in the Central District of California wherein the SEC alleges that an attorney who previously served as securities counsel to the Company was involved in a fraudulent scheme to create and sell seven (7) public “shell” companies. The SEC’s complaint indicates that one of the shell companies, New Image Concepts, Inc. (“NIC”) was the subject of the Company’s December 7, 2009 reverse merger, wherein following the merger, NIC was renamed Car Charging Group, Inc. The Company is not named as a defendant in the SEC’s complaint and, based on internal review and discussions, there were and are no continuing affiliations between any employees, directors, or investors of the pre-merger shell company and the Company. The Company has determined that no current or past employees of the Company were involved with the former shell company and it does not expect any additional actions to be necessary with respect to this matter.

F-49

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTES PAYABLE

On June 24, 2016, the Company issued a sixty-day convertible note in the principal amount of $105,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The principal amount is to be repaid upon the date at which the Company has received payment under an existing grant with the Pennsylvania Turnpike. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, the Company issued a five-year immediately vested warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share.

On June 24, 2016, the Company issued a sixty-day convertible note in the principal amount of $95,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The principal amount is to be repaid upon the date at which the Company has received at least $1,000,000 in financing from third parties. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, the Company issued a five-year immediately vested warrant to purchase 475,000 shares of common stock at an exercise price of $0.70 per share.

On July 27, 2016, the Company issued a sixty-day convertible note in the principal amount of $200,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The principal amount is to be repaid upon the date at which the Company has received at least $1,000,000 in financing from third parties. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, the Company issued a five-year immediately vested warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.70 per share.

SUBLEASE AGREEMENT

On July 28, 2016, the Company (“Sublandlord”) entered into a sublease agreement with Balance Labs, Inc. (“Subtenant”) (an entity controlled by the Company’s Executive Chairman of the Board of Directors) pursuant to which the Company agreed to sublease a portion of its Miami, Florida corporate headquarters to Subtenant. The term of the sublease agreement is from August 1, 2016 to September 29, 2018, subject to earlier termination upon written notice of termination by the landlord or Sublandlord. Throughout the term of the agreement, Subtenant shall pay to Sublandlord fixed base rent and operating expenses equal to 50% of Sublandlord’s obligation under its primary lease agreement, resulting in monthly base rent payments ranging from approximately $7,500 to $8,000 per month, for a total of approximately $200,000 for the total term of the sublease agreement.

F-50

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$183,767	$189,231
Accounts receivable and other receivables, net	146,909	551,214
Inventory, net	489,773	744,150
Prepaid expenses and other current assets	248,118	429,798
Total Current Assets	1,068,567	1,914,393
Fixed assets, net	1,155,990	1,500,893
Intangible assets, net	121,639	126,797
Other assets	90,578	132,043
Total Assets	$2,436,774	$3,674,126
Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$2,326,099	$2,160,433
Accounts payable [1]	3,908,009	3,908,009
Accrued expenses	6,745,643	5,146,724
Accrued expenses [1]	5,969	5,969
Accrued public information fee	2,910,447	2,433,734
Derivative liabilities	3,640,258	1,350,881
Convertible notes payable	50,000	50,000
Convertible notes payable - related party	127,403	—
Notes payable - related party	—	20,000
Current portion of notes payable	349,859	351,954
Current portion of deferred revenue	513,173	924,123
Total Current Liabilities	20,576,860	16,351,827
Deferred revenue, net of current portion	109,570	109,180
Notes payable, net of current portion	—	4,815
Total Liabilities	20,686,430	16,465,822
Series B Convertible Preferred Stock, 10,000 shares designated, 8,250 shares issued and outstanding as of June 30, 2016 and December 31, 2015	825,000	825,000
Commitments and contingencies
Stockholders’ Deficiency:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 11,000,000 and 10,500,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	11,000	10,500
Series C Convertible Preferred Stock, 250,000 shares designated, 150,426 and 120,330 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	150	120
Common stock, $0.001 par value, 500,000,000 shares authorized, 80,476,508 and 79,620,730 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	80,477	79,621
Additional paid-in capital	64,964,270	63,676,848
Accumulated deficit	(80,119,423)	(73,372,655)
Total Car Charging Group Inc. - Stockholders’ Deficiency	(15,063,526)	(9,605,566)
Non-controlling interest [1]	(4,011,130)	(4,011,130)
Total Stockholder’s Deficiency	(19,074,656)	(13,616,696)
Total Liabilities and Stockholders’ Deficiency	$2,436,774	$3,674,126

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-51

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For The Six Months Ended June 30,
	2016	2015
		(revised)
Revenues:
Charging service revenue	740,882	$905,770
Grant and rebate revenue	157,165	805,979
Equipment sales	650,374	405,979
Other	208,331	116,684
Total Revenues	1,756,752	2,234,412
Cost of Revenues:
Cost of charging services	$834,168	967,977
Depreciation and amortization	433,957	430,102
Cost of equipment sales	336,615	323,026
Total Cost of Revenues	1,604,740	1,721,105
Gross Profit	152,012	513,307
Operating Expenses:
Compensation	2,652,787	4,855,564
Other operating expenses	714,373	822,151
General and administrative expenses	637,717	1,525,492
Total Operating Expenses	4,004,877	7,203,207
Loss From Operations	(3,852,865)	(6,689,900)
Other (Expense) Income:
Interest expense	(70,552)	(21,019)
Amortization of discount on convertible debt	—	(41,998)
Gain on settlement of accounts payable	—	40,500
Change in fair value of warrant liabilities	(2,194,257)	888,907
Loss on disposal of fixed assets	(8,597)	(2,160)
Investor warrant expense	(6,284)	(275,908)
Non-compliance penalty for delinquent regular SEC filings	(476,713)	(653,150)
Non-compliance penalty for SEC registration requirement	(137,500)	—
Release from liability from U.S. Department of Energy	—	1,833,896
Total Other (Expense) Income	(2,893,903)	1,769,068
Net Loss	(6,746,768)	(4,920,832)
Less: Net income attributable to the noncontrolling interest	—	66,994
Net Loss Attributable to Car Charging Group, Inc.	(6,746,768)	(4,987,826)
Dividend attributable to Series C stockholders	(683,700)	(414,400)
Net Loss Attributable to Common Stockholders	$(7,430,468)	$(5,402,226)
Net Loss Per Share - Basic and Diluted	$(0.09)	$(0.07)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	79,986,345	78,489,861

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-52

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Deficiency
For the Six Months Ended June 30, 2016

(unaudited)

	Convertible						Additional		Non Controlling	Total
	Preferred-A		Preferred-C		Common Stock		Paid-In	Accumulated	Interest	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit	Deficiency
Balance – December 31, 2015	10,500,000	$10,500	120,330	120	79,620,730	$79,621	$63,676,848	$(73,372,655)	$(4,011,130)	$(13,616,696)
Sales of Series C convertible preferred stock, net of issuance costs [1]	—	—	22,786	22	—	—	976,849	—	—	976,871
Stock-based compensation	—	—	—	—	194,158	194	382,595	—	—	382,789
Common Stock issued as compensation for services previously accrued	—	—	—	—	903,923	904	(904)	—	—	—
Return and retirement of common stock in connection with settlement	—	—	—	—	(242,303)	(242)	(44,758)	—	—	(45,000)
Convertible preferred stock issued as compensation to the Chief Operating Officer	500,000	500	750	1	—	—	(501)	—	—	—
Series C convertible preferred stock issued as compensation to the Executive Chairman	—	—	444	1	—	—	39,963	—	—	39,964
Series C convertible preferred stock dividends:
Accrual of dividends earned	—	—	—	—	—	—	(683,700)	—	—	(683,700)
Payment of dividends in kind	—	—	6,116	6	—	—	611,594	—	—	611,600
Warrant modification expense	—	—	—	—	—	—	6,284	—	—	6,284
Net loss	—	—	—	—	—	—	—	(6,746,768)	—	(6,746,768)
Balance – June 30, 2016	11,000,000	$11,000	150,426	$150	80,476,508	$80,477	$64,964,270	$(80,119,423)	$(4,011,130)	$(19,074,656)

[1]	Includes gross proceeds of $1,367,120, less issuance costs of $211,835 (150,383 of cash and $61,452 non-cash) and warrants with an issuance date fair value of $178,414 recorded as a derivative liability.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-53

CAR CHARGING GROUP, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For The Six Months Ended June 30,
	2016	2015
		(revised)
Cash Flows From Operating Activities
Net loss	$(6,746,768)	$(4,920,832)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	465,747	478,830
Amortization of discount on convertible debt	—	41,998
Change in fair value of warrant liabilities	2,194,257	(888,907)
Provision for bad debt	(1,066)	(1,347)
Loss on disposal of fixed assets	8,597	2,160
Gain on settlement of accounts payable	—	(40,500)
Release from U.S. Department of Energy accrued liability	—	(1,833,896)
Non-compliance penalty for delinquent regular SEC filings	476,713	653,150
Non-compliance penalty for SEC registration requirement	137,500	—
Non-cash compensation:
Convertible preferred stock	131,967	728,962
Common stock	104,776	768,588
Options	599,011	1,076,428
Warrants	6,284	288,862
Changes in operating assets and liabilities:
Accounts receivable and other receivables	405,371	(256,801)
Inventory	190,277	231,937
Prepaid expenses and other current assets	181,680	(162,599)
Deposits	—	(4,511)
Other assets	39,965	(20)
Accounts payable and accrued expenses	781,744	37,660
Deferred rent	—	(6,564)
Deferred revenue	(410,560)	(115,042)
Total Adjustments	5,312,263	998,388
Net Cash Used in Operating Activities	(1,434,505)	(3,922,444)
Cash Flows From Investing Activities
Purchase of fixed assets	(58,669)	(42,487)
Investment in estate of Ecotality net of amount owed to Ecotality Estate Creditor’s Committee	—	(210,965)
Net Cash Used In Investing Activities	(58,669)	(253,452)
Cash Flows From Financing Activities
Proceeds from sale of shares of Series C Convertible Preferred Stock and warrants	1,367,120	3,000,000
Payment of Series C Convertible Preferred Stock issuance costs	(52,500)	—
Proceeds from issuance of convertible notes payable to a related party	200,000	—
Payment of notes and convertible notes payable	26,910	(171,585)
Net Cash Provided by Financing Activities	1,487,710	2,828,415
Net Decrease in Cash	(5,464)	(1,347,481)
Cash – Beginning of Period	189,231	1,627,062
Cash – Ending of Period	183,767	279,581
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest expense	$303	$10,018
Non-cash investing and financing activities:
Return and retirement of common stock in connection with settlement	$45,000	$–
Issuance of common stock for services previously accrued	$26,982	$94,999
Issuance of Series C Convertible Preferred Stock in settlement of accrued registration rights penalty and related interest	$–	$2,069,700
Accrual of contractual dividends on Series C Convertible Preferred Stock	$683,700	$414,400
Issuance of Series C Convertible Preferred Stock in satisfaction of contractual dividends	$(611,600)	$(435,200)
Warrants issued in connection with extension of convertible note payable	$–	$23,641
Warrants reclassified to derivative liabilities	$–	$281,403
Accrual of issuance costs on Series C Convertible Preferred Stock	$159,335	$–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-54

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Car Charging Group, Inc. (“CCGI”) was incorporated on October 3, 2006 under the laws of the State of Nevada as New Image Concepts, Inc. On December 7, 2009, New Image Concepts, Inc. changed its name to Car Charging Group, Inc.

CCGI, through its wholly-owned subsidiaries (collectively, the “Company” or “Car Charging”), acquires and installs electric vehicle (“EV”) charging stations and shares servicing fees received from customers that use the charging stations with the property owner(s), on a property by property basis. In addition, the Company sells hardware and enters into individual arrangements for this purpose with various property owners, which may include municipalities, garage operators, hospitals, multi-family properties, shopping malls and facility owner/operators.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial statements of the Company as of June 30, 2016 and for the six months ended June 30, 2016. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the operating results for the full year ending December 31, 2016 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related disclosures of the Company as of December 31, 2015 and for the year then ended, which were filed with the SEC on Form 10-K on July 29, 2016.

2.	GOING CONCERN AND MANAGEMENT’S PLANS

As of June 30, 2016, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $183,767, $19,508,293 and $80,119,423, respectively. During the six months ended June 30, 2016, the Company incurred a net loss of $6,746,768. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company’s operations have primarily been funded through proceeds received in equity and debt financings. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time, except as described below, and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its development initiatives or attain profitable operations. If the Company is unable to obtain additional financing on a timely basis, it may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.

F-55

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The accompanying condensed consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The condensed consolidated financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.

In July 2016, the Company issued a sixty-day convertible note in the principal amount of $200,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. In August 2016, the Company repaid a convertible note in the principal amount of $105,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The Company is currently funding its operations on a month-to-month basis. While there can be no assurance that it will be successful, the Company is in active negotiations to raise additional capital.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include the accounts of CCGI and its wholly-owned subsidiaries, including Car Charging, Inc., Beam Charging LLC (“Beam”), EV Pass LLC, Blink Network LLC (“Blink”) and Car Charging China Corp. (“Car Charging China”). All intercompany transactions and balances have been eliminated in consolidation.

Through April 16, 2014, 350 Green LLC (“350 Green”) was a wholly-owned subsidiary of the Company in which the Company had full control and was consolidated. Beginning on April 17, 2014, when 350 Green’s assets and liabilities were transferred to a trust mortgage, 350 Green became a Variable Interest Entity (“VIE”). The consolidation guidance relating to accounting for VIEs requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity and perform ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. The Company determined that it is the primary beneficiary of 350 Green, and as such, 350 Green’s assets, liabilities and results of operations are included in the Company’s condensed consolidated financial statements.

USE OF ESTIMATES

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, stock-based compensation, accounts receivable reserves, warranty reserves, inventory valuations, the valuation allowance related to the Company’s deferred tax assets, the carrying amount of intangible assets, estimates of future EV sales and the effects thereon, and the recoverability and useful lives of long-lived assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

F-56

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

ACCOUNTS RECEIVABLE

Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. As of June 30, 2016 and December 31, 2015, there was an allowance for uncollectable amounts of $33,760 and $140,998, respectively. Management estimates the allowance for bad debts based on existing economic conditions, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. There is no collateral held by the Company for accounts receivable nor does any accounts receivable serve as collateral for any of the Company’s borrowings with the exception of the Company’s convertible note payable further described in Note 7 – Notes Payable – Convertible Note.

INVENTORIES

Inventory is comprised of electric charging stations and related parts, which are available for sale or for warranty requirements. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory that is sold to third parties is included within cost of sales and inventory that is installed on the premises of participating owner/operator properties, where the Company retains ownership, is transferred to fixed assets at the carrying value of the inventory. The Company periodically reviews for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value. Based on the aforementioned periodic reviews, the Company recorded an inventory reserve for slow-moving, excess or obsolete inventories of $190,000 and $290,000 as of June 30, 2016 and December 31, 2015, respectively.

As of June 30, 2016 and December 31, 2015, the Company’s inventory was comprised solely of finished goods and parts that are available for sale.

FIXED ASSETS

Fixed assets are stated at cost, net of accumulated depreciation and amortization which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets. Accumulated depreciation and amortization as of June 30, 2016 and December 31, 2015 was $4,347,020 and $4,100,163, respectively.

INTANGIBLE ASSETS

Accumulated amortization related to intangible assets as of June 30, 2016 and December 31, 2015 was $28,602 and $23,445, respectively.

F-57

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

DERIVATIVE FINANCIAL INSTRUMENTS

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record the conversion options and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. Conversion options are recorded as a discount to the host instrument and are amortized as interest expense over the life of the underlying instrument. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The Binomial Lattice Model was used to estimate the fair value of the warrants that are classified as derivative liabilities on the condensed consolidated balance sheets. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants.

SEQUENCING POLICY

Under ASC 815-40-35, the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

F-58

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair values due to the short-term nature of these instruments. The carrying amount of the Company’s notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Accordingly, when a customer completes use of a charging station, the service can be deemed rendered and revenue may be recognized based on the time duration of the session or kilowatt hours drawn during the session. Sales of EV stations are recognized upon shipment to the customer, free on board shipping point, or the point of customer acceptance.

Governmental grants and rebates pertaining to revenues and periodic expenses are recognized as income when the related revenue and/or periodic expense are recorded. Government grants and rebates related to EV charging stations and their installation are deferred and amortized in a manner consistent with the related depreciation expense of the related asset over their useful lives.

For arrangements with multiple elements, which is comprised of (1) a charging unit, (2) installation of the charging unit, (3) maintenance and (4) network fees, revenue is recognized dependent upon whether vendor specific objective evidence (“VSOE”) of fair value exists for separating each of the elements. We determined that VSOE exists for both the delivered and undelivered elements of our multiple-element arrangements. We limit our assessment of fair value to either (a) the price charged when the same element is sold separately or (b) the price established by management having the relevant authority.

CONCENTRATIONS

During the six months ended June 30, 2016, revenues generated from Entity C represented approximately 13% of the Company’s total revenue. During the six months ended June 30, 2015, revenues generated from Entity C represented approximately 15% of the Company’s total revenue. During the six months ended June 30, 2015, revenues generated from Entity A represented approximately 27% of the Company’s total revenue. The Company generated grant revenues from governmental agencies (Entity A) and charging service revenues from a customer (Entity C).

F-59

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

STOCK-BASED COMPENSATION

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is measured on the measurement date and re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to non-employee directors for their service as a director are treated on the same basis as awards granted to employees. The Company computes the fair value of equity-classified warrants and options granted using the Black-Scholes option pricing model.

NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss by the weighted average number of vested common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number vested of common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of outstanding stock options and warrants, plus the conversion of preferred stock.

The following common stock equivalents are excluded from the calculation of weighted average dilutive common shares because their inclusion would have been anti-dilutive:

	December 31,
	2015	2014
Preferred stock	50,674,188	41,242,027
Warrants	55,384,027	58,142,745
Options	7,765,000	7,666,333
Convertible note	339,058	99,524
Total potentially dilutive shares	114,162,273	107,150,629

COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. See Note 4 – Accrued Expenses, Note 10 – Commitments and Contingencies and Note 11 – Subsequent Events – Commitments and Contingencies.

REVISION OF FINANCIAL STATEMENTS FOR THE QUARTER ENDED JUNE 30, 2015

During the course of preparing the quarterly report on Form 10-Q for the quarter ended September 30, 2015, the Company identified an error which resulted in the overstatement of its accrued public information fee on the condensed consolidated balance sheet as of June 30, 2015 and its provision for non-compliance penalty for delinquent regular SEC filings on the condensed consolidated statements of operations during the six months ended June 30, 2015. The reason for the error related to the Company’s interpretation of a contractual provision. See Note 5 – Accrued Public Information Fee.

F-60

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following tables reconcile the prior period as reported balances to the revised balances:

	June 30,2015
	As Reported	Adjustment	As Revised
Condensed Consolidated Balance Sheet:
Total Current Assets	$1,942,413	$–	$1,942,413
Total Assets	$4,571,529	$–	$4,571,529
Total Current Liabilities	$17,244,978	$(1,100,000)	$16,144,978
Total Liabilities	$17,501,491	$(1,100,000)	$16,401,491
Total Stockholders’ Deficiency	$(13,754,962)	$1,100,000	$(12,654,962)

	For The Six Months Ended June 30,2015
	As Reported	Adjustment	As Revised
Condensed Consolidated Statements of Operations:
Loss From Operations	$(6,689,900)	$–	$(6,689,900)
Total Other Income	669,068	1,100,000	1,769,068
Net Loss	(6,020,832)	1,100,000	(4,920,832)
Less: Net income attributable to noncontrolling interest	66,994	–	66,994
Net Loss Attributable to Car Charging Group, Inc.	(6,087,826)	1,100,000	(4,987,826)
Dividend attributable to Series C shareholders	(414,400)	–	(414,400)
Net Loss Attributable to Common Shareholders	$(6,502,226)	$1,100,000	$(5,402,226)
Net Loss Per Share - Basic and Diluted	$(0.08)		$(0.07)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	78,489,861		78,489,861

	For The Six Months Ended June 30,2015
	As Reported	Adjustment	As Revised
Cash Flows From Operating Activities:
Net Loss	$(6,020,832)	$1,100,000	$(4,920,832)
Adjustments to reconcile net loss to net cash used in operating activities	$2,374,328	$(1,100,000)	$1,274,328
Net Cash Used In Operating Activities	$(3,922,444)	$–	$(3,922,444)
Net Cash Used In Investing Activities	$(253,452)	$–	$(253,452)
Net Cash Provided By Financing Activities	$2,828,415	$–	$2,828,415

F-61

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

4.	ACCRUED EXPENSES

SUMMARY

Accrued expenses consist of the following:

	June 30, 2016	December31, 2015
	(unaudited)
Registration rights penalty	$866,250	$728,750
Accrued consulting fees	975,425	916,925
Accrued host fees	1,117,208	873,544
Accrued professional, board and other fees	1,265,881	1,069,341
Accrued wages	194,369	187,779
Warranty payable	290,131	223,988
Accrued taxes payable	413,722	355,950
Warrants payable	295,106	77,761
Accrued issuable equity	737,895	324,894
Accrued interest expense	154,092	83,842
Dividend payable	365,300	293,200
Other accrued expenses	70,264	10,750
	$6,745,643	$5,146,724

REGISTRATION RIGHTS PENALTY

In connection with the sale of the Company’s Series C Convertible Preferred Stock, the Company granted the purchasers certain registration rights. As of June 30, 2016 and December 31, 2015, the Company had not yet filed a registration statement under the Securities Act of 1933. The registration rights agreements entered into with the Series C Convertible Preferred Stock purchasers provide that the Company has to pay liquidated damages equal to 1% of all Series C subscription amounts received on the date the Series C resale registration statement was due to be filed pursuant to such registration rights agreements. The Company needs to pay such penalty each month thereafter until the resale registration statement is filed. The maximum liquidated damages amount is 10% of all Series C subscription amounts received. Failure to pay such liquidated damages results in interest on such damages at a rate of 18% per annum becoming due. As a result, the Company accrued $866,250 and $728,750 of Series C Convertible Preferred Stock registration rights damages at June 30, 2016 and December 31, 2015, respectively.

WARRANTS PAYABLE

As of June 30, 2016 and December 31, 2015, the Company accrued $294,111 and $77,735, respectively, related to investment banking fees which were payable in warrants. See Note 7 – Fair Value Measurement – Warrants Payable and Note 8 – Stockholders’ Deficiency – Preferred Stock - Series C Convertible Preferred Stock for additional details.

5.	ACCRUED PUBLIC INFORMATION FEE

In accordance with certain securities purchase agreements, the Company is required to be compliant with Rule 144(c)(1) of the SEC, as defined, so as to enable investors to sell their holdings of Company shares in accordance with the securities purchase agreements. In the event of the Company’s noncompliance with Rule 144(c)(1) at any time after the six-month anniversary of the offering, the investors are entitled to receive a fee of 1% of the aggregate subscription amount of the purchaser’s securities, plus an additional 1% for every pro rata 30-day period that the Company is not in compliance (payable in cash or in kind). As of June 30, 2016 and December 31, 2015, the Company had accrued $2,910,447 and $2,433,734, respectively, as a result of periods of noncompliance with Rule 144(c)(1).

F-62

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

6.	NOTES PAYABLE

CONVERTIBLE AND OTHER NOTES – RELATED PARTY

On June 24, 2016, the Company issued a sixty-day convertible note in the principal amount of $105,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The principal amount is to be repaid upon the date at which the Company has received payment under an existing grant with the Pennsylvania Turnpike. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, the Company issued a five-year immediately vested warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share with an issuance date fair value of $38,113, which was recorded as a debt discount. In connection with the Company’s sequencing policy, the warrants were determined to be derivative liabilities. In connection with the Company’s sequencing policy, the conversion option was also determined to be a derivative liability, however its value was de minimis. Subsequent to June 30, 2016, the Company repaid the principal amount of $105,000 plus accrued interest.

On June 24, 2016, the Company issued a sixty-day convertible note in the principal amount of $95,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The principal amount is to be repaid upon the date at which the Company has received at least $1,000,000 in financing from third parties. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, the Company issued a five-year immediately vested warrant to purchase 475,000 shares of common stock at an exercise price of $0.70 per share with an issuance date fair value of $34,484, which was recorded as a debt discount. In connection with the Company’s sequencing policy, the warrants were determined to be derivative liabilities In connection with the Company’s sequencing policy, the conversion option was also determined to be a derivative liability, however, its value was de minimis.

During the six months ended June 30, 2016, the Company made aggregate principal repayments of $20,000 associated with a non-convertible note payable to the same related party.

CONVERTIBLE AND OTHER NOTES

As of June 30, 2016, the secured convertible note had an outstanding principal balance of $50,000 which was past due.

F-63

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

During the six months ended June 30, 2016, the Company made aggregate principal repayments of $6,910 associated with a non-convertible note payable.

INTEREST EXPENSE

Interest expense for the six months ended June 30, 2016 and 2015 was $70,552 and $21,019, respectively.

7.	FAIR VALUE MEASUREMENT

See Note 4 – Accrued Expenses – Warrants Payable and Note 8 – Stockholders’ Deficiency – Preferred Stock - Series C Convertible Preferred Stock for additional details associated with issuance costs which included an obligation to issue investment banker warrants.

Assumptions utilized in the valuation of Level 3 liabilities are described as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Risk-free interest rate	0.58% - 1.08%	0.22% - 1.01%	0.58% - 1.16%	0.02% - 1.30%
Expected term (years)	2.28 - 5.00	1.00 - 4.66	2.28 - 5.00	1.00 - 5.05
Expected volatility	123% - 139%	89% - 95%	114% - 139%	84% - 95%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%

The following table sets forth a summary of the changes in the fair value of Level 3 derivative liabilities and warrants payable that are measured at fair value on a recurring basis:

Derivative Liabilities
Beginning balance as of January 1, 2016	$1,350,881
Issuance of warrants	251,011
Change in fair value of derivative liability	2,038,366
Ending balance as of June 30, 2016	$3,640,258

Warrants Payable
Beginning balance as of January 1, 2016	$77,761
Provision for new warrant issuances	969
Accrual of other warrant obligations	61,454
Change in fair value of warrants payable	154,922
Issuance of warrants	–
Ending balance as of June 30, 2016	$295,106

F-64

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Assets and liabilities measured at fair value on a recurring or nonrecurring basis are as follows:

	June 30, 2016
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liabilities	$–	$–	$3,640,258	$3,640,258
Warrants Payable	–	–	295,106	295,106
Total liabilities	$–	$–	$3,935,364	$3,935,364

	December 31, 2015
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative liabilities	$–	$–	$1,350,881	$1,350,881
Warrants payable	–	–	77,761	77,761
Total liabilities	$–	$–	$1,428,642	$1,428,642

8.	STOCKHOLDERS’ DEFICIENCY

PREFERRED STOCK

SERIES A CONVERTIBLE PREFERRED STOCK

On March 24, 2016, the Company issued 500,000 shares of Series A Convertible Preferred Stock to the Company’s Chief Operating Officer in connection with his March 24, 2015 employment agreement. The $500,000 of aggregate fair value of the shares was recognized over the one year service period. The Company recognized $0 and $114,754 of stock-based compensation expense during the six months ended June 30, 2016, related to the award which is included within stock-based compensation on the condensed consolidated statement of changes in stockholders’ deficiency.

The Series A Convertible Preferred Stock shall have no liquidation preference so long as the Series C Convertible Preferred Stock shall be outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK

As of June 30, 2016, the liquidation preference for the Series B Convertible Preferred Stock amounted to $825,000.

SERIES C CONVERTIBLE PREFERRED STOCK

On March 11, 2016, the Company entered into a securities purchase agreement with a purchaser for gross proceeds of an aggregate of $2,900,040 (“Subscription Amount”), of which, $650,040 was paid to the Company at closing and the remaining $2,250,000 (“Milestone Amounts”) was payable to the Company upon the completion of certain milestones (“Milestones”), as specified in the agreement. Through June 30, 2016, based on the Company’s achievement of certain of the milestones prior to the June 24, 2016 deadline, net proceeds of an aggregate of $1,147,950 (gross proceeds of $1,267,160 less issuance costs of $197,160, of which, as of June 30, 2016, $149,658 had not been paid and was included within accrued expenses) of the Subscription Amount had been paid to the Company. See Note 4 – Accrued Expenses – Warrants Payable and Note 7 – Fair Value Measurement for additional details. As a result, the Company issued the following to the purchaser during the six months ended June 30, 2016: (i) 21,120 shares of Series C Convertible Preferred Stock and (ii) five-year warrants to purchase an aggregate of 3,017,047 shares of common stock at an exercise price of $1.00 per share with an issuance date fair value of $167,956 which was recorded as a derivative liability.

F-65

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On March 11, 2016, the Company entered into a securities purchase agreement with a purchaser for net proceeds of an aggregate of $85,285 (gross proceeds of $99,960 less issuance costs of $14,675, of which, as of June 30, 2016, $9,677 had not been paid and was included within accrued expenses). See Note 4 – Accrued Expenses – Warrants Payable and Note 7 – Fair Value Measurement for additional details. Pursuant to the securities purchase agreement, the Company issued the following to the purchaser: (i) 1,666 shares of Series C Convertible Preferred Stock, and (ii) a five-year warrant to purchase 238,000 shares of common stock for an exercise price of $1.00 per share with an issuance date fair value of $10,458 which was recorded as a derivative liability.

On March 24, 2016, the Company issued 750 shares of Series C Convertible Preferred Stock to the Company’s Chief Operating Officer in connection with his March 24, 2015 employment agreement. The $75,000 of aggregate fair value of the shares was recognized over the one year service period. The Company recognized $17,213 of stock-based compensation expense during the six months ended June 30, 2016 related to the award which is included within stock-based compensation on the condensed consolidated statement of changes in stockholders’ deficiency.

During the six months ended June 30, 2016, the Company issued 444 shares of Series C Convertible Preferred Stock with a fair value of $39,964 to the Company’s Executive Chairman of the Board in satisfaction of amounts previously owed which was accrued for as of December 31, 2015, which is included within Series C convertible preferred stock issued as compensation to the Executive Chairman on the condensed consolidated statement of changes in stockholders’ deficiency.

During the six months ended June 30, 2016, the Company issued 2,932 shares of Series C Convertible Preferred Stock in satisfaction of the $293,200 dividend for the three months ended December 31, 2015 and 3,184 shares of Series C Convertible Preferred Stock in satisfaction of the $318,400 dividend for the three months ended March 31, 2016. As of June 30, 2016 the Company accrued $365,300 in connection with the dividend payable for the three months ended June 30, 2016. See Note 4 – Accrued Expenses.

In the event of a liquidation, the Series C Convertible Preferred Stock is also entitled to a liquidation preference equal to the stated value plus any accrued and unpaid dividends, which, as of June 30, 2016, was equal to $15,407,900.

NON-CONTROLLING INTERESTS

350 Green is not owned by the Company but is deemed to be a VIE where the entirety of its results of operations are consolidated in the Company’s financial statements.

F-66

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

STOCK-BASED COMPENSATION

The Company recognized stock-based compensation expense related to preferred stock, common stock, stock options and warrants for the six months ended June 30, 2016 and 2015 in the amounts of $842,038 and $2,862,840, respectively. As of June 30, 2016, there was $196,537 of unrecognized stock-based compensation expense related to stock options that will be recognized over the weighted average remaining vesting period of 0.9 years.

STOCK OPTIONS

The weighted average estimated fair value of the options granted during the six months ended June 30, 2016 and 2015 was $0.38 and $0.37 per share, respectively.

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following assumptions:

	For the Six Months Ended June 30,
	2016	2014
Risk free interest rate	0.73% - 0.90%	0.63% - 1.21%
Expected term (years)	2.50	2.50 - 3.50
Expected volatility	102% - 118%	87% - 101%
Expected dividends	0.00%	0.00%

A summary of the option activity during the six months ended June 30, 2016 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding, December 31, 2015	7,781,667	$1.15
Granted	130,000	0.38
Exercised	–	–
Cancelled/forfeited/expired	(146,667)	0.75
Outstanding, June 30, 2016	7,765,000	$1.14	2.3	$21,600
Exercisable, June 30, 2016	6,871,000	$1.19	2.2	$21,600

STOCK WARRANTS

See Note 8 – Stockholders’ Deficiency – Preferred Stock – Series C Convertible Preferred Stock for details associated with the issuances of warrants in connection with the security purchase agreements.

In January 2016, the Company agreed to extend the maturity date of warrants to purchase an aggregate of 1,290,000 shares of common stock with an exercise price of $2.25 per share by eighteen (18) months in exchange for the warrant holders’ consent to rescind a fundamental transactions provision. As a result, the Company recorded warrant modification expense of $5,827 during the six months ended June 30, 2016.

F-67

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

During the six months ended June 30, 2016, the Company recorded warrant modification expense of $457 related to the extension of expiration date of warrants to purchase 25,000 shares of common stock.

A summary of the warrant activity during the six months ended June 30, 2016 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Aggregate Intrinsic Value
Outstanding, December 31, 2015	61,043,591	$1.08
Issued	3,857,143	0.92
Exercised	–	–
Cancelled/forfeited/expired	(9,516,707)	2.08
Outstanding, June 30, 2016	55,384,027	$0.89	2.6	$56
Exercisable, June 30, 2016	55,384,027	$0.89	2.6	$56

COMMON STOCK

In March 2016, one of the former members of Beam returned 242,303 shares of the Company’s common stock to the Company in exchange for cash of $45,000. The shares of common stock were cancelled by the Company in March 2016.

During the six months ended June 30, 2016, the Company issued 750,000 shares of common to the Company’s Chief Operating Officer in connection with his March 24, 2015 employment agreement. The $300,000 of aggregate fair value of the shares was recognized over the one year service period. The Company recognized $68,852 of stock-based compensation expense during the six months ended June 30, 2016 related to the award which is included within stock-based compensation on the condensed consolidated statement of changes in stockholders’ deficiency.

During the six months ended June 30, 2016, the Company issued an aggregate of 348,081 shares of common stock to the Board as compensation for their attendance at various Board and OPFIN Committee meetings, of which, 194,158 shares were issued for 2016 meetings and 153,923 shares were issued for 2015 meetings. The shares had an aggregate grant date fair value of $65,982, of which, $35,924 was recognized during the six months ended June 30, 2016 and is included within stock-based compensation on the condensed consolidated statement of changes in stockholders’ deficiency and $30,058 was recognized during the year ended December 31, 2015 and was included within stock-based compensation on the consolidated statement of changes in stockholders’ deficiency as of December 31, 2015.

F-68

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

9.	RELATED PARTIES

The Company paid commissions to a company owned by its former CEO totaling $0 and $26,250 during the six months ended June 30, 2016 and 2015, respectively, for business development services relating to the installations of EV charging stations by the Company in accordance with the support services contract. These amounts are recorded as compensation in the condensed consolidated statements of operations.

The Company incurred accounting and tax service fees totaling $0 and $24,918 for the six months ended June 30, 2016 and 2015, respectively, provided by a company that is partially owned by the Company’s former Chief Financial Officer. This expense was recorded as general and administrative expense.

The Company is licensing certain technology under terms of a patent licensing agreement with an entity (licensor) that is majority owned by the former CEO. The Company has agreed to pay royalties to the licensor equal to 10% of the gross profits received by the Company from bona fide commercial sales and/or uses of the licensed products and processes. As of June 30, 2016, the Company has not paid nor incurred any royalty fees related to this agreement. See Note 10 – Commitments and Contingencies – Patent License Agreement.

10.	COMMITMENTS AND CONTINGENCIES

OPERATING LEASE

Total rent expense for the six months ended June 30, 2016 and 2015 was $170,991 and $229,244, respectively.

PATENT LICENSE AGREEMENT

On March 11, 2016, the Company (the “Licensee”), the Executive Chairman of the Board and Balance Holdings, LLC (an entity controlled by the Executive Chairman) (collectively, the “Licensor”) entered into an agreement related to a patent license agreement, dated March 29, 2012. The parties acknowledge that the Licensee has paid a total of $8,525 in registration and legal fees for the U.S. Provisional Patent Application No. 61529016 (the “Patent Application”) to date. Effective March 11, 2016, the patent license agreement, solely with respect to the Patent Application and the parties’ rights and obligations thereto, was terminated. The Executive Chairman of the Board agreed to be solely responsible for all future costs and fees associated with the prosecution of the patent application. In the event the Patent Application is successful, the Executive Chairman of the Board shall grant a credit to the Licensee in the amount of $8,525 to be applied against any outstanding amount(s) owed to him. If the Licensee does not have any outstanding payment obligations to the Executive Chairman of the Board at the time the Patent Application is approved, the Executive Chairman of the Board shall remit the $8,525 to the Licensee within twenty (20) days of the approval. The parties agreed to a mutual release of any claims associated with the patent license agreement.

F-69

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

LITIGATION AND DISPUTES

On July 28, 2015, a Notice of Arbitration was received stating ITT Cannon has a dispute with Blink for the manufacturing and purchase of 6,500 charging cables by Blink, who has not taken delivery or made payment on the contract price of $737,425. ITT Cannon also seeks to be paid the cost of attorney’s fees as well as punitive damages. The parties have agreed on a single arbitrator and are working to schedule the arbitration. The Company contends that the product was not in accordance with the specifications in the purchase order and, as such, believes the claim is without merit. The parties have agreed on a single arbitrator and are working to schedule the arbitration while simultaneously pursuing settlement options.

On April 8, 2016, Douglas Stein filed a Petition for Fee Arbitration with the State Bar of Georgia against the Company for breach of contract for failure to pay invoices in the amount of $178,893 for legal work provided. The invoices have been accrued for in the periods in which the services were provided. The Company has responded to the claim and is simultaneously pursuing settlement options.

On May 18, 2016, the Company was served with a complaint from Solomon Edwards Group, LLC for breach of written agreement and unjust enrichment for failure to pay invoices in the amount of $172,645 for services provided, plus interest and costs. The invoices have been accrued for in the periods in which the services were provided.

From time to time, the Company is a defendant or plaintiff in various legal actions that arise in the normal course of business.

350 GREEN, LLC

There have been five lawsuits filed against 350 Green by creditors of 350 Green regarding unpaid claims. These lawsuits relate solely to alleged pre-acquisition unpaid debts of 350 Green. Also, there are other unpaid creditors, aside from those noted above, that claim to be owed certain amounts for pre-acquisition work done on behalf of 350 Green solely, that potentially could file lawsuits at some point in the future.

On August 7, 2014, 350 Green received a copy of a complaint filed by Sheetz, a former vendor of 350 Green alleging breach of contract and unjust enrichment of $112,500. The complaint names 350 Green, 350 Holdings LLC and CCGI in separate breach of contract counts and names all three entities together in an unjust enrichment claim. CCGI and 350 Holdings will seek to be dismissed from the litigation, because, as the complaint is currently plead, there is no legal basis to hold CCGI or 350 Green liable for a contract to which they are not parties. The parties held a mediation conference on May 15, 2015, but no settlement was reached. The parties continue to negotiate a settlement.

On September 9, 2015, the United States Court of Appeals for the Seventh Circuit of Chicago, Illinois affirmed the ruling of the United States District Court for the Northern District of Illinois in the matter of JNS Power & Control Systems, Inc. v. 350 Green, LLC in favor of JNS, which affirmed the sale of certain assets by 350 Green to JNS and the assumption of certain 350 Green liabilities by JNS. On April 7, 2016, JNS amended the complaint to add CCGI alleging an unspecified amount of lost revenues from the chargers, among other matters, caused by the defendants. Plaintiff also seeks indemnity for its unspecified costs in connection with enforcing the Asset Purchase Agreement in courts in New York and Chicago. CCGI has filed a motion to dismiss and the parties have concurrently agreed to attend a settlement conference on August 18, 2016.

F-70

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

OTHER MATTER

On May 12, 2016, the SEC filed a complaint with the United States District Court in the Central District of California wherein the SEC alleges that an attorney who previously served as securities counsel to the Company was involved in a fraudulent scheme to create and sell seven (7) public “shell” companies. The SEC’s complaint indicates that one of the shell companies, New Image Concepts, Inc. (“NIC”) was the subject of the Company’s December 7, 2009 reverse merger, wherein following the merger, NIC was renamed Car Charging Group, Inc. The Company is not named as a defendant in the SEC’s complaint and, based on internal review and discussions, there were and are no continuing affiliations between any employees, directors, or investors of the pre-merger shell company and the Company. The Company has determined that no current or past employees of the Company were involved with the former shell company and it does not expect any additional actions to be necessary with respect to this matter.

11.	SUBSEQUENT EVENTS

NOTES PAYABLE

CONVERTIBLE NOTES PAYABLE TO ENTITY WHOLLY-OWNED BY EXECUTIVE CHAIRMAN

Subsequent to June 30, 2016, the Company issued convertible notes in the aggregate principal amount of $400,000 to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors. The principal amount is to be repaid upon the earlier of (i) the sixty (60) day anniversary of the date of issuance or (ii) the date on which the Company has received at least $1,000,000 in financing from third parties after the date of issuance. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuances, the Company issued five-year immediately vested warrants to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.70 per share. As of the date of filing, notes payable to a company wholly-owned by the Company’s Executive Chairman of the Board of Directors with an aggregate principal amount of $495,000 were outstanding, of which, $395,000 was past due.

F-71

CAR CHARGING GROUP, INC. & SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE PAYABLE TO JMJ FINANCIAL

The Company entered into a Securities Purchase Agreement dated October 7, 2016 (the “Purchase Agreement”) with JMJ Financial, a Nevada sole proprietorship (“JMJ,” and together with the Company, the “Parties”). In accordance with its terms, the Purchase Agreement became effective upon (i) execution by the Parties of the Purchase Agreement, Note, the Warrant, and (ii) delivery of an initial advance pursuant to the Note of $500,000, which occurred on October 13, 2016. The Note and Warrant were issued on October 13, 2016. Pursuant to the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of up to $3,725,000 (the “Note”) due and payable on the earlier of February 15, 2017 or if the Listing Approval End Date (as defined in the Note) is February 28, 2017, March 31, 2017, or the third business day after the closing of the Public Offering (as defined in the Purchase Agreement), and (ii) a Common Stock Purchase Warrant (the “Warrant”) to purchase 714,285 shares of the Company’s common stock (“Common Stock”) at an exercise price per share equal to the lesser of (i) 80% of the per share price of the Common Stock in the Company’s contemplated Public Offering, (ii) $0.70 per share, (iii) 80% of the unit price in the Public Offering (if applicable), (iv) the exercise price of any warrants issued in the Public Offering, or (v) the lowest conversion price, exercise price, or exchange price, of any security issued by the Company that is outstanding on October 13, 2016. Additionally, pursuant to the Purchase Agreement, on the fifth (5th) trading day after the pricing of the Public Offering, but in no event later than February 28, 2017, or, if the Listing Approval End Date is February 28, 2017, in no event later than March 31, 2017, the Company shall deliver to JMJ such number of duly and validly issued, fully paid and non-assessable Origination Shares (as defined in the Purchase Agreement) equal to $1,680,000, divided by the lowest of (i) $0.70 per share, or (ii) the lowest daily closing price of the Common Stock during the ten days prior to delivery of the Origination Shares (subject to adjustment for stock splits), or (iii) 80% of the Common Stock offering price of the Public Offering, or (iv) 80% of the unit price offering price of the Public Offering (if applicable), or (v) the exercise price of any warrants issued in the Public Offering.

Pursuant to the Note, JMJ is obligated to provide the Company additional $250,000 or $500,000 advances under the Note as certain milestones, contained in the Funding Schedule within the Note, are achieved (the “Additional Advances”). In the event of an Additional Advance, the Company shall deliver an additional warrant within three (3) days of such advances in the form of the Warrant (the “Additional Warrant”), with the following terms: (i) an aggregate exercise amount equal to 100% of the principal sum attributable to the Additional Advance or Further Advance, respectively (ii) at the per share exercise price then in effect on the Warrant, and (iii) the number of shares for which the Additional Warrant is exercisable equal to the aggregate exercise amount for the Additional Warrant divided by the exercise price. JMJ may, at its election, exercise the Warrant, and each Additional Warrant, if any, pursuant to a cashless exercise.

If the Company fails to repay the balance due under the Note, or issues a Variable Security (as defined in the Note) up to and including the date of the closing of the Public Offering, JMJ has the right to convert all or any portion of the outstanding Note into shares of Common Stock, subject to the terms and conditions set forth in the Note. All amounts due under the Note become immediately due and payable upon the occurrence of an event of default as set forth in the Note.

SUBLEASE AGREEMENT

On July 28, 2016, the Company (“Sublandlord”) entered into a sublease agreement with Balance Labs, Inc. (“Subtenant”) (an entity controlled by the Company’s Executive Chairman of the Board of Directors) pursuant to which the Company agreed to sublease a portion of its Miami, Florida corporate headquarters to Subtenant. The term of the sublease agreement is from August 1, 2016 to September 29, 2018, subject to earlier termination upon written notice of termination by the landlord or Sublandlord. Throughout the term of the agreement, Subtenant shall pay to Sublandlord fixed base rent and operating expenses equal to 50% of Sublandlord’s obligation under its primary lease agreement, resulting in monthly base rent payments ranging from approximately $7,500 to $8,000 per month, for a total of approximately $200,000 for the total term of the sublease agreement.

LITIGATION UPDATES

On July 28, 2015, a Notice of Arbitration was received stating ITT Cannon has a dispute with Blink for the manufacturing and purchase of 6,500 charging cables by Blink, who has not taken delivery or made payment on the contract price of $737,425. ITT Cannon also seeks to be paid the cost of attorney’s fees as well as punitive damages. The parties have agreed on a single arbitrator and are working to schedule the arbitration. The Company contends that the product was not in accordance with the specifications in the purchase order and, as such, believes the claim is without merit. The parties have agreed on a single arbitrator. The arbitration hearing has been scheduled for November 14, 2016 and depositions have begun while simultaneously pursuing settlement options.

On May 18, 2016, the Company was served with a complaint from Solomon Edwards Group, LLC for breach of written agreement and unjust enrichment for failure to pay invoices in the amount of $172,645 for services provided, plus interest and costs. The invoices have been accrued for in the periods in which the services were provided. Initial court proceedings have been scheduled for November 10, 2016.

On September 9, 2015, the United States Court of Appeals for the Seventh Circuit of Chicago, Illinois affirmed the ruling of the United States District Court for the Northern District of Illinois in the matter of JNS Power & Control Systems, Inc. v. 350 Green, LLC in favor of JNS, which affirmed the sale of certain assets by 350 Green to JNS and the assumption of certain 350 Green liabilities by JNS. On April 7, 2016, JNS amended the complaint to add CCGI alleging an unspecified amount of lost revenues from the chargers, among other matters, caused by the defendants. Plaintiff also seeks indemnity for its unspecified costs in connection with enforcing the Asset Purchase Agreement in courts in New York and Chicago. CCGI has filed a motion to dismiss and the parties continue a series of settlement discussions with a named Magistrate Judge ahead of court proceedings.

F-72

Shares of Common Stock
Warrants to Purchase              Shares of Common Stock

PROSPECTUS

Joseph Gunnar & Co.

The date of this Prospectus is ______, 2016

Through and including              , 2016 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock and warrants being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

Amount to be Paid
SEC Registration Fees		$4,781
FINRA Fees		[•]
NASDAQ Capital Markets Listing Fee		[•]
Printing and Engraving Expenses		[•]
Legal Fees and Expenses		[•]
Accounting Fees and Expenses		[•]
Transfer Agent Fees		[•]
Miscellaneous		[•]
Total	$	[•]

*     Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers

Limitation of Liability and Indemnification of Officers and Directors

Nevada Law

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Corporation Law and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

II-1

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

2013

On December 9, 2013, we sold 10,000,000 shares of our common stock and warrants to purchase 10,000,000 shares of our common stock at $1.05 per share which vest immediately and expire five years from date of issuance. In conjunction with this sale, we issued a total of 988,000 units to three individuals and two firms. The unit entitles the holder that in consideration of payment of $1.00, the holder receives one share of our common stock and a warrant to purchase an additional share of our common stock at $1.05. The unit vests immediately and expires in five years from date of issuance. There were 43 investors in this offering. One investor invested $2.5 million, one investor invested $1.5 million, and one investor invested $1 million. In conjunction with this issuance, we issued an additional 2,000,000 shares of its common stock at a price of $1.71 per share to a firm in settlement of a memorandum of understanding between the parties. Additionally, we issued 112,000 fully vested common shares to a stockholder/placement agent at a price of $1.71 per share based on the market price on the date of issuance. All of these securities were issued in reliance on the exemption under Rule 506(b) promulgated under the Securities Act.

2014

On January 15, 2014, a warrant holder exercised on a cashless basis and in accordance with the terms of the warrants 355,000 warrants at $1.00 and 604,000 warrants at $0.50 in exchange for 468,702 fully vested shares of our common stock. The shares were valued at $1.20 per share, the market value on the date of the exchange.

II-2

On January 31, 2014, we settled an accounts payable with a vendor. As part of the settlement, we issued 4,098 fully vested shares of common stock. The stock was valued at a $1.22 per share, the market value on the date of the settlement.

On February 3, 2014, we issued 100,000 options to three employees that serve as members of our Board for attending Board meetings and committees of the Board meetings during 2013. The options, which vest in two years and expire in five years, were issued under our 2013 Omnibus Incentive Plan. The options have exercise prices ranging from $0.90 - $1.56.

On February 14, 2014, we issued 100,000 fully vested shares of its common stock, under our 2013 Omnibus Incentive Plan to a firm which sponsored an investor conference in December 2013. The stock was valued at $1.37 per share, the market value on the date the conference was held.

On March 27, 2014, we entered into a contract with Mr. Andrew Shapiro to serve as a member of our Board which was approved by the Board on April 17, 2014. The terms of the agreement require us to issue options to Mr. Shapiro to purchase 400,000 shares of our common stock at a premium of $0.01 to the closing market price ($1.00) on the date of the Board approval to his appointment to our Board which vest immediately and expire seven years from date of issuance.

During the six months ended June 30, 2014, we issued options to employee members of the Board to purchase 125,000 shares of our common stock for attending Board meetings. The options, which vest in two years and expire in five years, were issued under our 2013 Omnibus Incentive Plan. The options have exercise prices ranging from $0.90 - $1.56. The stock price was determined based on the closing price on the respective dates of the grant.

On May 2, 2014, we obtained commitments through January 2, 2014 from four stockholders to finance up to $6,250,000. In conjunction with the commitment, we issued warrants to purchase a total of 3,869,048 shares of our common stock at $1.05 per share which vest immediately and expire in five years to the four stockholders. The stock price was determined based on the closing market price on the date of the commitment letter.

On May 14, 2014, we authorized the issuance of options to purchase 2,178,000 shares of our common stock to our employees and consultants. The options which cliff vest over three years and expire five year from date of issuance were issued our 2013 Omnibus Incentive Plan. The options have exercise prices ranging from $1.00- $1.10.

In conjunction with the offer to exchange derivative liability warrants for non derivative liability warrants during the quarter ended June 30, 2014, 9,431,418 warrants were exchanged and 2,513,568 inducement warrants were issued.

On August 8, 2014, we issued warrants to purchase 714,209 shares of our common stock to the former members of Beam in full satisfaction of the warrant payable as of June 30, 2014.

On November 13, 2014, we issued a $200,000 note to an investor which is convertible into 400,000 shares of our common stock and 400,000 warrants at an exercise price of $1.05 per share. The note was due on January 14, 2015 with interest at 12% per annum. On February 20, 2015, we renegotiated the terms of the remaining unpaid $100,000 balance such that the due date extended to March 31, 2015. The investor received a five year warrant, which vests immediately, to purchase an additional 400,000 shares of our common stock at $1.00 per share.

II-3

In conjunction with the Securities Purchase Agreement of December 23, 2014, we issued the following to the purchaser: (i) 60,000 shares of Series C Preferred Stock convertible into 8,571,429 shares of our common stock, par value $0.001, (the “Common Stock”); and (ii) warrants (the “Warrants”) to purchase an aggregate of 8,571,429 shares of Common Stock (the “Warrant Shares”) for an exercise price of $1.00 per share.

On December 23, 2014, the Company issued 250 shares of Series C Convertible Preferred Stock convertible into 35,714 shares of common stock, with a value of $25,000, as compensation to purchasers for legal fees.

On December 28, 2014, we issued, to our CEO, a warrant to purchase 5,000 shares of our common stock at $0.40 per share. The warrants vest immediately and expire two years from date of issuance. The warrant was issued as a replacement of a warrant which had expired in accordance with the CEO’s employment contract.

During the period of October 16, 2014 through June 11, 2015 we issued 23,810 fully vested shares under our 2014 Omnibus Incentive Plan at $1.01 per share to two principals of a consulting firm to provide strategic financial services.

During the period of October 1, 2014 through June 11, 2015, we issued warrants to purchase 293,863 shares of our common stock to the former members of Beam at prices ranging from $0.33 to $1.05 per share.

During the period of October 1, 2014 through June 11, 2015, we issued 150,035 fully vested common shares of our common stock at the closing market price on the date of the respective meeting and options to purchase 90,000 shares of our common stock at exercise prices ranging from $0.33 to $0.53 per share to members of the Board for attendance of Board meetings held during this time.

2015

On February 3, 2015, we issued 50,000 fully vested shares of our common stock to a consultant to advise us about corporate governance matters.

On February 20, 2015, we renegotiated the terms of the $200,000 convertible note such that the due date was extended to March 31, 2015. In connection with the extension, we issued the investor an immediately vested five-year warrant to purchase 400,000 shares of our common stock at an exercise price of $1.00 per share.

On February 10, 2015, we issued 20,414 shares of Series C Convertible Preferred Stock and on March 31, 2015, we issued the remaining 283 shares of Series C Convertible Preferred Stock. These issuances were made as a settlement payment of accrued registration rights.

On March 24, 2015, we entered into an employment agreement with Mr. Ira Feintuch to serve as our Chief Operating Officer whereby Mr. Feintuch was immediately issued 750 shares of Series C preferred stock and 500,000 shares of Series A preferred stock.

During the three months ended March 31, 2015, we issued 73,755 fully vested shares of our common stock to members of the Board as compensation for attending Board meetings. The shares had a grant date fair value of $29,999 based on the trading price of our common stock on the dates of the respective meetings.

II-4

During the three months ended March 31, 2015, we issued 208 shares of Series C Convertible Preferred Stock in satisfaction of the $20,800 dividend for the period from December 23, 2014 through December 31, 2014 and 2,020 shares of Series C Convertible Preferred Stock in satisfaction of the $202,000 dividend for the three months ended March 31, 2015.

On May 1, 2015, we renegotiated the terms of the unpaid balance with the investor such that the unpaid balance accrued interest at the rate of 2% per month as of April 1, 2015 and the balance was due as of June 1, 2015. In consideration thereof, we, on April 1, 2015 issued the investor an a warrant to purchase an additional 50,000 common shares at $1.00 which expires on April 1, 2020. Additionally, we extended the expiration dates of warrants issued in October 2012 to purchase 150,000 shares of our common stock to the investor and its affiliates from October 2015 to October 2017.

During the six months ended June 30, 2015, we offered the remaining seven former Beam members shares of our common stock as consideration for surrendering their anti-dilution benefit contained in the original Beam acquisition agreement. As a result, two members accepted our offer and we issued an aggregate of 2,375 fully vested shares of our common stock valued at $760.

On April 24, 2015, as part of a litigation settlement, two former members of Beam were issued an aggregate of 100,000 fully vested shares of our common stock valued at $0.35 per share.

During the six months ended June 30 2015, we issued 8,250 shares of Series B Convertible Preferred Stock to the Creditors of ECOtality in satisfaction of a $825,000 liability.

During the six months ended June 30, 2015, we issued 208 shares of Series C Convertible Preferred Stock in satisfaction of the $20,800 dividend for the period from December 23, 2014 through December 31, 2014 and 4,144 shares of Series C Convertible Preferred Stock in satisfaction of the $414,400 dividend for the six months ended June 30, 2015.

On April 1, 2015, we issued 51,586 fully vested shares of its common stock to its then Chief Financial Officer as compensation for the period from November 2014 through April 2015 valued at $21,600, of which $7,200 were accrued for as of December 31, 2014.

On April 10, 2015, we issued 432,892 fully vested shares of its common stock to a consulting firm for services rendered by a financial consultant for the period of December 2014 through March 2015 valued at $170,101, of which $16,739 was accrued for as of December 31, 2014.

During the six months ended June 30, 2015, we issued 147,000 fully vested shares of our common stock to members of the Board as compensation for attending Board meetings. The shares had a grant date fair value of $56,999 based on the trading price of our common stock on the dates of the respective meetings.

During the six months ended June 30, 2015, we issued an aggregate of 41,958 of fully vested shares of our common stock at the respective closing market price on the date of the respective meetings to a member of the Board for attendance of meetings of the newly formed OPFIN Committee. The shares had an aggregate grant date fair value of $15,000 which was recognized immediately.

In July 2015, the Company agreed to issue to the consultant 300 shares of Series C Convertible Preferred Stock at a fair value of $30,000.

II-5

On November 11, 2015, we issued 18,750 fully vested shares of our common stock to Andrew Shapiro, a member of the Board, as compensation for attending a Board meeting. The shares had a grant date fair value of $3,000 based on the $0.16 trading price of our common stock on the date of the meeting.

On October 14, 2015, the Company entered into a securities purchase agreement with Eventide Gilead Fund for net proceeds of an aggregate of $954,540 (gross proceeds of $1,100,000 less issuance costs of $145,460 which, as of December 31, 2015, had not been paid and were included within accrued expenses). Pursuant to the securities purchase agreement, the Company issued the following to the purchaser: (i) 18,333 shares of Series C Convertible Preferred Stock, and (ii) a five-year warrant to purchase 2,618,997 shares of common stock for an exercise price of $1.00 per share with an issuance date fair value of $79,411 which was recorded as a derivative liability.

On October 14, October 16, October 27, November 9, and December 31, 2015, we issued one-year warrants to purchase an aggregate of 20,994 shares of common stock at an estimated fair value of $12,333 to the former Beam members. The warrants had exercise prices ranging from $0.16 to $1.00 per share.

On October 14, December 4, December 7, and December 11, 2015, we issued five-year options to purchase a total of 30,000 shares of our common stock at exercise prices ranging from $0.17 to $0.20 per share to members of the Board as compensation for attending meetings of the OPFIN Committee. The options vest immediately and had a grant date fair value of $5,550.

On December 7, 2015, we issued five-year options to purchase 20,000 shares of our common stock at an exercise price of $0.19 per share to members of the Board as compensation for attending a Board meeting. The options are fully vested and had an aggregate fair value of $3,800.

On November 9, 2015, the Company further renegotiated the terms of the $200,000 secured convertible note such that: (i) the Company shall pay the lender $61,000 comprised of $50,000 of principal and interest of $11,000; (ii) interest payable on the note accrues interest at a rate of 1.5% per month effective April 1, 2015 and (iii) the maturity date was extended to February 29, 2016. In connection with the extension, the Company issued the lender an immediately vested five-year warrant to purchase 280,000 shares of the Company’s common stock at $1.00 per share with an issuance date fair value of $7,959 which was recorded as a derivative liability. As of December 31, 2015, the Company made an aggregate of $150,000 of principal repayments to the lender, such that a principal balance of $50,000 was outstanding and is currently past due.

On November 13, 2015, we issued five-year options to purchase 1,020,000 shares of our common stock at an exercise price of $0.63 per share to 21 employees as compensation. The options are fully vested and had an aggregate fair value of $658,350.

On July 24, 2015, we entered into a securities purchase agreement with a purchaser for gross proceeds of an aggregate of $830,000. Pursuant to the securities purchase agreement, we issued the following to the purchaser: (i) 9,223 shares of Series C Convertible Preferred Stock, and (ii) a five-year warrant to purchase 1,318,889 shares of common stock for an exercise price of $1.00 per share with an issuance date fair value of $88,905.

On July 29, 2015, we entered into an employment agreement with Mr. Michael J. Calise to serve as our Chief Executive Officer and as part of his employment agreement he received a signing bonus that included 220,588 shares of our common stock.

II-6

On January 20, 2015, a three month consulting agreement was entered into between CCGI, Car Charging China and a consultant whereby Car Charging China agreed to deliver to the consultant on a monthly basis $13,500 in cash and $10,000 in common stock of Car Charging China. On July 31, 2015, the parties terminated the consulting agreement. In consideration of the termination, we paid the consultant an aggregate of $10,000 in cash and issued to the consultant 300 shares of Series C Convertible Preferred Stock. In exchange, the consultant agreed to return the common stock of Car Charging China to us.

During the nine months ended September 30, 2015, we issued five-year options to purchase 70,000 shares of our common stock at exercise prices ranging from $0.27 to $0.42 per share to members of the Board as compensation for attending Board meetings during this time. The options are fully vested and had an aggregate fair value of $15,937, which was expensed immediately.

During the nine months ended September 30, 2015, we issued five-year options to purchase 25,000 shares of our common stock at exercise prices ranging from $0.35 to $0.39 per share to a member of the Board as compensation for attending meetings of the OPFIN Committee. The options vest in one year and had a grant date fair value of $5,079, which will be recognized immediately.

During the nine months ended September 30, 2015, we offered the remaining seven former Beam members shares of our common stock as consideration for surrendering their anti-dilution benefit contained in the original Beam acquisition agreement. As a result, three members accepted our offer and we issued an aggregate of 2,850 fully vested shares of our common stock valued at $898.

During the nine months ended September 30, 2015, we issued 184,500 fully vested shares of our common stock to members of the Board as compensation for attending Board meetings. The shares had a grant date fair value of $68,999 based on the trading price of our common stock on the dates of the respective meetings.

During the nine months ended September 30, 2015, we issued an aggregate of 41,958 of fully vested shares of our common stock at the respective closing market price on the date of the respective meetings to a member of the Board for attendance of meetings of the newly formed OPFIN Committee. The shares had an aggregate grant date fair value of $15,000 which was recognized immediately.

During the nine months ended September 30, 2015, we issued 208 shares of Series C Convertible Preferred Stock in satisfaction of the $20,800 dividend for the period from December 23, 2014 through December 31, 2014 and 6,569 shares of Series C Convertible Preferred Stock in satisfaction of the $656,900 dividend for the nine months ended September 30, 2015.

During the nine months ended September 30, 2015, we issued one-year warrants to purchase an aggregate of 304,450 shares of common stock to the former Beam members. The warrants had exercise prices ranging from $0.27 to $1.50 per share.

During the nine months ended September 30, 2015, we issued 8,250 shares of Series B Convertible Preferred Stock to the Creditors of ECOtality as partial consideration for the strategic transaction to acquire a 50% interest in ECOtality.

2016

In January 2016, the Company agreed to extend the maturity date of warrants to purchase an aggregate of 1,290,000 shares of common stock with an exercise price of $2.25 per share by eighteen (18) months in exchange for the warrant holders’ consent to rescind a fundamental transactions provision.

II-7

During the three months ended March 31, 2016, we issued 66,668 fully vested shares of our common stock to members of the Board as compensation for attending a Board meeting on December 7, 2015. The shares had a grant date fair value of $12,000 based on the trading price of our common stock on December 7, 2015.

During the three months ended March 31, 2016, we issued an aggregate of 35,294 of fully vested shares of our common stock at the respective closing market price on the date of the respective meetings to members of the Board for attendance of meetings of the OPFIN Committee. The shares had an aggregate grant date fair value of $6,000 which was recognized immediately.

On March 11, 2016, we entered into a securities purchase agreement with a purchaser for gross proceeds of an aggregate of $2,900,040, of which, $650,040 was paid to us at closing and the remaining $2,250,000 is payable to us upon the completion of certain milestones, as specified in the agreement. At closing, 10,834 shares of Series C Convertible Preferred Stock were issued to the purchaser and 2,500 shares of Series C Convertible Preferred Stock were issued upon the completion of certain milestone during the three months ended March 31, 2016.

On March 11, 2016, in connection with the securities purchase agreement with the purchaser, a warrant to purchase 1,547,714 shares of common stock for an exercise price of $1.00 per share was issued with an issuance date fair value of $68,067 and a warrant to purchase 357,143 shares of common stock for an exercise price of $1.00 per share was issued upon the completion of certain milestone during the three months ended March 31, 2016 with an issuance date fair value of $20,906.

On March 11, 2016, we entered into a separate securities purchase agreement with a separate purchaser for net proceeds of an aggregate of $85,285 (gross proceeds of $99,960 less issuance costs of $14,675, of which, as of March 31, 2016, $9,677 had not been paid and was included within accrued expenses). Pursuant to the securities purchase agreement, we issued the following to the purchaser: (i) 1,666 shares of Series C Convertible Preferred Stock, and (ii) a five-year warrant to purchase 238,000 shares of common stock for an exercise price of $1.00 per share with an issuance date fair value of $10,458.

On March 31, 2016, we issued 2,932 shares of Series C Convertible Preferred Stock in satisfaction of the $293,200 dividend for the three months ended December 31, 2015 and 3,184 shares of Series C Convertible Preferred Stock in satisfaction of the $318,400 dividend for the three months ended March 31, 2016.

On March 31, 2016, we issued 444 shares of Series C Convertible Preferred Stock with a value of $44,400 to Michael Farkas, our Executive Chairman, as part of his compensation.

During the three months ended March 31, 2016, we issued five-year options to purchase 25,000 shares of our common stock at exercise prices ranging from $0.31 to $0.33 per share to members of the Board as compensation for attending Board meetings during this time. The options are fully vested and had an aggregate fair value of $7,850.

During the three months ended March 31, 2016, we issued five-year options to purchase 40,000 shares of our common stock at exercise prices ranging from $0.15 to $0.37 per share to members of the Board as compensation for attending meetings of the OPFIN Committee. The options vest immediately and had a grant date fair value of $8,500.

II-8

During the three months ended June 30, 2016, we issued five-year options to purchase 70,000 shares of our common stock at exercise prices ranging from $0.31 to $0.72 per share to members of the Board as compensation for attending Board meetings during this time. The options are fully vested and had an aggregate grant date fair value of $32,250.

During the three months ended June 30, 2016, we issued five-year options to purchase 60,000 shares of our common stock at exercise prices ranging from $0.15 to $0.49 per share to members of the Board as compensation for attending meetings of the OPFIN Committee. The options vest immediately and had an aggregate grant date fair value of $17,550.

During the three months ended June 30, 2016, we issued 66,667 shares of our common stock to members of the Board as compensation for attending Board meetings. The shares had a grant date fair value of $18,000 based on the trading price of our common stock on the dates of the Board meetings.

During the three months ended June 30, 2016, we issued an aggregate of 179,452 of our common stock as compensation for attending OPFIN Committee meetings. The shares had a grant date fair value of $30,923 based on the trading price of our common stock on the dates of the OPFIN Committee meetings.

During the three months ended March 31, 2016, upon the completion of certain milestones, we issued 2,500 shares of Series C Convertible Preferred Stock to the purchaser for a purchase price, as part of the aggregate $2,900,040 to be paid, of $150,000.

During the three months ended June 30, 2016, upon the completion of certain milestones, we issued 5,000 shares of Series C Convertible Preferred Stock to the purchaser for a purchase price, as part of the aggregate $2,900,040 to be paid, of $300,000.

On June 24, 2016, we issued a sixty-day convertible note in the principal amount of $105,000 to a company wholly-owned by Michael D. Farkas, our Executive Chairman. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share. Subsequent to June 30, 2016, we repaid the principal amount of $105,000 plus accrued interest.

On June 24, 2016, we issued a sixty-day convertible note in the principal amount of $95,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 475,000 shares of common stock at an exercise price of $0.70 per share.

On July 27, 2016, we issued a sixty-day convertible note in the principal amount of $100,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 500,000 shares of common stock at an exercise price of $0.70 per share.

On July 29, 2016, we issued a sixty-day convertible note in the principal amount of $50,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.70 per share.

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On July 29, 2016, we issued a sixty-day convertible note in the principal amount of $20,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 100,000 shares of common stock at an exercise price of $0.70 per share.

On August 1, 2016, we issued a sixty-day convertible note in the principal amount of $30,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 150,000 shares of common stock at an exercise price of $0.70 per share.

On August 15, 2016, we issued a sixty-day convertible note in the principal amount of $100,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 500,000 shares of common stock at an exercise price of $0.70 per share.

On September 1, 2016, we issued a sixty-day convertible note in the principal amount of $15,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 75,000 shares of common stock at an exercise price of $0.70 per share.

On September 9, 2016, we issued a sixty-day convertible note in the principal amount of $35,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 175,000 shares of common stock at an exercise price of $0.70 per share.

On September 16, 2016, we issued a sixty-day convertible note in the principal amount of $50,000 to a company wholly-owned by Mr. Farkas. Interest on the note accrues at a rate of 18% annually and is payable at maturity. The unpaid principal and accrued interest are convertible at the election of the holder into shares of common stock at $0.70 per share. In connection with the note issuance, we issued a five-year immediately vested warrant to purchase 250,000 shares of common stock at an exercise price of $0.70 per share.

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The Company entered into a Securities Purchase Agreement dated October 7, 2016 (the “Purchase Agreement”) with JMJ Financial, a Nevada sole proprietorship (“JMJ,” and together with the Company, the “Parties”). In accordance with its terms, the Purchase Agreement became effective upon (i) execution by the Parties of the Purchase Agreement, Note, the Warrant, and (ii) delivery of an initial advance pursuant to the Note of $500,000, which occurred on October 13, 2016. The Note and Warrant were issued on October 13, 2016. Pursuant to the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of up to $3,725,000 (the “Note”) due and payable on the earlier of February 15, 2017 or if the Listing Approval End Date (as defined in the Note) is February 28, 2017, March 31, 2017, or the third business day after the closing of the Public Offering (as defined in the Purchase Agreement), and (ii) a Common Stock Purchase Warrant (the “Warrant”) to purchase 714,285 shares of the Company’s common stock (“Common Stock”) at an exercise price per share equal to the lesser of (i) 80% of the per share price of the Common Stock in the Company’s contemplated Public Offering, (ii) $0.70 per share, (iii) 80% of the unit price in the Public Offering (if applicable), (iv) the exercise price of any warrants issued in the Public Offering, or (v) the lowest conversion price, exercise price, or exchange price, of any security issued by the Company that is outstanding on October 13, 2016. Additionally, pursuant to the Purchase Agreement, on the fifth (5th) trading day after the pricing of the Public Offering, but in no event later than February 28, 2017, or, if the Listing Approval End Date is February 28, 2017, in no event later than March 31, 2017, the Company shall deliver to JMJ such number of duly and validly issued, fully paid and non-assessable Origination Shares (as defined in the Purchase Agreement) equal to $1,680,000, divided by the lowest of (i) $0.70 per share, or (ii) the lowest daily closing price of the Common Stock during the ten days prior to delivery of the Origination Shares (subject to adjustment for stock splits), or (iii) 80% of the Common Stock offering price of the Public Offering, or (iv) 80% of the unit price offering price of the Public Offering (if applicable), or (v) the exercise price of any warrants issued in the Public Offering.

Item 16. Exhibits and Financial Statement Schedules

(a)	EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

1.1**	Form of Underwriting Agreement

2.1	Equity Exchange Agreement, dated February 26, 2013, by and among Car Charging Group, Inc., Beam Acquisition LLC, Beam Charging, LLC, and the Members of Beam Charging LLC.	8-K	2.1	04/03/2013

3.1	Articles of Incorporation.	S-1	3.1	03/18/2008

3.2	Amendment to Articles of Incorporation.	8-K	3.1	12/11/2009

3.3	Amendment to Articles of Incorporation.	8-K	3.1	07/05/2012

3.4	Bylaws	S-1	3.2	03/18/2008

3.5	Certificate of Designation for Series A Convertible Preferred Stock.	8-K	3.2	12/11/2009

3.6	Amendment No. 1 to Certificate of Designation for Series A Convertible Preferred Stock.	8-K	3.1	12/31/2012

3.7	Amendment No. 2 to Certificate of Designation for Series A Convertible Preferred Stock.	8-K	3.2	12/29/2014

3.8**	Amended and Restated Certificate of Designation for Series B Convertible Preferred Stock.

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		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.9	Certificate of Designation for Series C Convertible Preferred Stock.	8-K	3.1	12/29/2014

4.1	Form of Common Stock Purchase Warrant.	8-K	4.1	04/03/2013

4.2	Common Stock Purchase Warrant, dated October 13, 2016, issued by the Company in favor of JMJ Financial	8-K	4.1	10/20/2016

4.3**	Form of Underwriter’s Warrant

5.1**	Opinion of Lucosky Brookman LLP

10.1*	Employment Agreement by and between the Company and Ira Feintuch dated March 24, 2015	8-K	10.2	04/08/2015

10.2*	Employment Agreement by and between the Company and Michael Calise dated July 16, 2015	8-K	10.1	08/03/2015

10.3*	Executive Employment Agreement by and between the Company and Michael D. Farkas dated October 29, 2010	10-K	10.17	04/16/2013

10.4*	Second Amendment to Executive Employment Agreement by and between the Company and Michael D. Farkas dated July 24, 2015	10-K	10.4	07/29/2016

10.5*	2012 Omnibus Incentive Plan.	8-K	10.1	12/06/2012

10.6*	2013 Omnibus Incentive Plan.	8-K	10.1	02/21/2013

10.7*	2014 Omnibus Incentive Plan.	10-K	10.7	07/29/2016

10.8*	2015 Omnibus Incentive Plan.	10-K	10.8	07/29/2016

10.9*	Form of 2015 Omnibus Incentive Plan Stock Option Award Agreement.	10-K	10.9	07/29/2016

10.10	Patent License Agreement, dated March 29, 2012, by and among Car Charging Group, Inc., Balance Holdings, LLC and Michael Farkas.	10-K	10.21	04/16/2013

10.11	Revenue Sharing Agreement, dated April 3, 2013, by and among Car Charging Group, Inc., EV Pass Holdings, LLC, and Synapse Sustainability Trust, Inc.	8-K	10.2	04/26/2013

10.12	Securities Purchase Agreement, dated December 9, 2013.	8-K	10.1	12/13/2013

10.13	Registration Rights Agreement, dated December 9, 2013	8-K	10.2	12/13/2013

10.14	Securities Purchase Agreement, by and between the Company and Investor, dated December 23, 2014	8-K	10.1	12/29/2014

10.15	Registration Rights Agreement, by and between the Company and Investor, dated December 23, 2014	8-K	10.2	12/29/2014

10.16	Securities Purchase Agreement, by and between the Company and Investor dated July 24, 2015	8-K	10.1	07/29/2015

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Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

10.17	Registration Rights Agreement, by and between the Company and Investor dated July 24, 2015	8-K	10.2	07/29/2015

10.18	Securities Purchase Agreement, by and between the Company and Investor dated October 14, 2015	10-K	10.6	12/08/2015

10.19	Registration Rights Agreement, by and between the Company and Investor dated October 14, 2015	10-K	10.7	12/08/2015

10.20**	Securities Purchase Agreement, by and between the Company and Investor dated March 11, 2016

10.21	Securities Purchase Agreement, dated October 7, 2016, between JMJ Financial and the Company	8-K	10.1	10/20/2016

10.22	Promissory Note, dated October 13, 2016, issued by the Company in favor of JMJ Financial	8-K	10.2	10/20/2016

21.1	Subsidiaries of the Registrant.				X

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.				X

23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-1).				X

101.INS	XBRL Instance.				X

101.XSD	XBRL Schema.				X

101.PRE	XBRL Presentation.				X

101.CAL	XBRL Calculation.				X

101.DEF	XBRL Definition.				X

101.LAB	XBRL Label.				X

*      Indicates a management contract or compensatory plan or arrangement.

**    To be filed by amendment.

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Gatos, California, on November 4, 2016.

Car charging group, inc.

By:	/s/ Michael J. Calise
Name:	Michael J. Calise
Title:	Chief Executive Officer and
Director (Principal Executive Officer and
Interim Principal Financial Officer)

POWER OF ATTORNEY

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael J. Calise and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael D. Farkas
Michael D. Farkas	Executive Chairman of the Board	November 4, 2016

/s/ Michael J. Calise	Chief Executive Officer and Director
Michael J. Calise	(Principal Executive Officer and Interim	November 4 2016
Principal Financial Officer)

Andy Kinard	President and Director	November 4, 2016

/s/ Andrew Shapiro
Andrew Shapiro	Director	November 4, 2016

/s/ Donald Engel
Donald Engel	Director	November 4, 2016

/s/ Kevin Evans
Kevin Evans	Director	November 4, 2016

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